                                                                   EXHIBIT 10.26

                              ACQUISITION AGREEMENT

                                     BETWEEN

                              GAINSCO SERVICE CORP.

                                       AND

                                  GAINSCO, INC.

                                   ("SELLERS")

                                       AND

                         BERKELEY MANAGEMENT CORPORATION

                                  ("PURCHASER")

                                       AND

                        LIBERTY MUTUAL INSURANCE COMPANY

                                   ("LIBERTY")

                     REGARDING THE ACQUISITION OF CONTROL OF

                     GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                                 (THE "COMPANY")

                                 AUGUST 12, 2002

                                TABLE OF CONTENTS

ARTICLE 1 TRANSFER AND ASSIGNMENT OF THE MANAGEMENT AGREEMENT..................................    2
         1.1      AGREEMENT TO PURCHASE AND SELL.  ............................................    2
         1.2      PURCHASE PRICE; PAYMENT......................................................    2
         1.3      ASSUMPTION OF LIABILITIES OF THE COMPANY.....................................    4
         1.4      CLOSING......................................................................    4
         1.5      PRO FORMA BALANCE SHEET......................................................    5
         1.6      SELLERS' DELIVERIES AT CLOSING...............................................    5
         1.7      PURCHASER'S AND LIBERTY'S DELIVERIES AT CLOSING..............................    6
         1.8      POST CLOSING ADJUSTMENT......................................................    7
         1.9      ACTIONS SUBSEQUENT TO CLOSING................................................    8

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY............................    8
         2.1      MAKING OF REPRESENTATIONS AND WARRANTIES.....................................    8
         2.2      VALIDITY AND OWNERSHIP OF THE MANAGEMENT AGREEMENT...........................    8
         2.3      COMPANY'S ORGANIZATION AND AUTHORITY.........................................    9
         2.4      CAPITALIZATION OF THE COMPANY................................................    9
         2.5      INTER-AFFILIATE INVESTMENTS/SUBSIDIARIES.....................................   10
         2.6      SELLERS' ORGANIZATION AND AUTHORITY..........................................   10
         2.7      NO VIOLATION.................................................................   10
         2.8      CONSENTS AND APPROVALS.......................................................   11
         2.9      TEXAS DEPARTMENT STATEMENTS..................................................   11
         2.10     BASIC DOCUMENTS..............................................................   12
         2.11     ABSENCE OF CERTAIN CHANGES OR EVENTS.........................................   12
         2.12     COMPLIANCE WITH LAWS.........................................................   12
         2.13     TAX MATTERS..................................................................   13
         2.14     ABSENCE OF UNDISCLOSED LIABILITIES...........................................   14
         2.15     INTERESTS IN REAL PROPERTY...................................................   15
         2.16     TITLE TO ASSETS..............................................................   15
         2.17     TRADEMARKS, SOFTWARE, PATENTS, COPYRIGHTS AND KNOW-HOW.  ....................   15
         2.18     CERTIFICATE OF AUTHORITY; COMPLIANCE WITH LAWS...............................   15
         2.19     COMPLIANCE WITH INSURANCE LAWS...............................................   16
         2.20     LITIGATION...................................................................   16
         2.21     CONTRACTS....................................................................   17
         2.22     INSURANCE CONTRACT FORMS.....................................................   17
         2.23     EMPLOYEES; EMPLOYEE PLANS....................................................   17
         2.24     PROPERTY AND CASUALTY INSURANCE..............................................   17
         2.25     FINANCIAL BOOKS AND RECORDS..................................................   18
         2.26     INFORMATION SUPPLIED TO PURCHASER............................................   18
         2.27     EXAMINATION REPORTS..........................................................   18
         2.28     AGENTS.......................................................................   18
         2.29     REINSURANCE AGREEMENTS.......................................................   18
         2.30     INFORMATION SYSTEMS..........................................................   19
         2.31     BUSINESS IN FORCE............................................................   19


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
         2.32     VOTING RIGHTS................................................................   19
         2.33     ASSOCIATIONS.................................................................   19
         2.34     OFFICERS AND DIRECTORS.......................................................   20
         2.35     BROKERS......................................................................   20
         2.36     ACTIONS OF POLICYHOLDERS AND DIRECTORS.......................................   20

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PURCHASER AND LIBERTY..............................   20
         3.1      MAKING OF REPRESENTATIONS AND WARRANTIES.....................................   20
         3.2      CORPORATE ORGANIZATION.......................................................   20
         3.3      CORPORATE AUTHORITY..........................................................   20
         3.4      NO VIOLATION.................................................................   20
         3.5      CONSENTS AND APPROVALS.......................................................   21
         3.6      BROKERS......................................................................   21
         3.7      FINANCIAL STATEMENTS.........................................................   21

ARTICLE 4 COVENANTS OF SELLERS AND THE COMPANY.................................................   22
         4.1      CONDUCT OF BUSINESS..........................................................   22
         4.2      NEGATIVE COVENANTS...........................................................   22
         4.3      PREPARATION OF STATUTORY INSURANCE STATEMENTS................................   24
         4.4      ACCESS TO PROPERTIES AND RECORDS.............................................   24
         4.5      CONSENTS AND APPROVALS.......................................................   24
         4.6      INSURANCE LICENSE ...........................................................   24
         4.7      TRANSFER OF INSURANCE BUSINESS LIABILITIES ..................................   25
         4.8      CONTRACTS ...................................................................   25
         4.9      STATE ASSESSMENTS ...........................................................   26
         4.10     REGULATORY EXAMINATIONS......................................................   26
         4.11     THIRD PARTY AGREEMENTS.......................................................   27
         4.12     FURTHER ASSURANCES...........................................................   27
         4.13     SATISFACTION OF CONDITIONS...................................................   27
         4.14     NOTICE AND CURE..............................................................   27
         4.15     NEGOTIATIONS.................................................................   27
         4.16     MAINTENANCE OF POLICYHOLDER SURPLUS AND RESERVES.............................   27
         4.17     RATINGS......................................................................   27
         4.18     CHARTER AND BYLAW AMENDMENTS.................................................   27
         4.19     NON-COMPETITION AGREEMENT....................................................   28

ARTICLE 5 COVENANTS OF PURCHASER...............................................................   28
         5.1      CONSENTS AND APPROVALS.......................................................   28
         5.2      SATISFACTION OF CONDITIONS...................................................   29
         5.3      ACCESS TO RECORDS............................................................   29
         5.4      USE OF NAMES AND MARKS.......................................................   29

ARTICLE 6 CONDITIONS TO OBLIGATIONS OF PURCHASER...............................................   29
         6.1      REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY....................   29
         6.2      PERFORMANCE BY SELLERS AND THE COMPANY.......................................   29
         6.3      CONSENTS AND APPROVALS.......................................................   30
         6.4      NO VIOLATION OF ORDERS.......................................................   30
         6.5      NO MATERIAL ADVERSE CHANGE...................................................   30

         6.6      INTERCOMPANY OR RELATED PARTY DEBT, AGREEMENT OR INVESTMENTS.................   30
         6.7      OTHER CLOSING DOCUMENTS......................................................   31
         6.8      LEGAL MATTERS................................................................   31
         6.9      RESIGNATION OF DIRECTORS AND OFFICERS........................................   31
         6.10     BOOKS AND RECORDS............................................................   31
         6.11     CLOSING PRO FORMA BALANCE SHEET..............................................   31
         6.12     RECEIPT OF DOCUMENTATION PERTAINING TO FINANCIAL ASSURANCES..................   31

ARTICLE 7 CONDITIONS TO OBLIGATIONS OF SELLERS.................................................   32
         7.1      REPRESENTATIONS AND WARRANTIES OF PURCHASER..................................   32
         7.2      PERFORMANCE BY PURCHASER.....................................................   32
         7.3      CONSENTS AND APPROVALS.......................................................   32
         7.4      NO VIOLATION OF ORDERS.......................................................   32
         7.5      LEGAL MATTERS................................................................   32
         7.6      DISTRIBUTION OF STATUTORY SURPLUS............................................   33

ARTICLE 8 SURVIVAL; INDEMNIFICATION............................................................   33
         8.1      SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC.................................   33
         8.2      INDEMNIFICATION BY SELLERS...................................................   33
         8.3      INDEMNIFICATION BY PURCHASER.................................................   35
         8.4      NOTICE; DEFENSE OF THIRD PARTY CLAIMS........................................   35
         8.5      RECOVERIES...................................................................   37
         8.6      SATISFACTION OF INDEMNIFICATION OBLIGATIONS..................................   37
         8.7      SOLE AND EXCLUSIVE REMEDY....................................................   37
         8.8      EXCLUSIONS FROM LOSSES.......................................................   38

ARTICLE 9 TAXES................................................................................   38
         9.1      COOPERATION AND EXCHANGE OF INFORMATION......................................   38
         9.2      SELLERS' ACCESS..............................................................   38
         9.3      PURCHASER'S ACCESS...........................................................   39
         9.4      CONFIDENTIALITY..............................................................   39
         9.5      PREPARATION OF TAX RETURNS...................................................   39
         9.6      ALLOCATION BETWEEN PERIODS...................................................   39
         9.7      TAX TREATMENT OF TRANSACTIONS................................................   39
         9.8      ALLOCATION OF PURCHASE PRICE.................................................   40
         9.9      TRANSFER TAXES...............................................................   40
         9.10     TAX SHARING AGREEMENTS.......................................................   40

ARTICLE 10 TERMINATION AND ABANDONMENT.........................................................   40
         10.1     METHODS OF TERMINATION.......................................................   40
         10.2     EFFECT OF TERMINATION........................................................   41

ARTICLE 11 MISCELLANEOUS PROVISIONS............................................................   41
         11.1     PUBLICITY AND NON-DISCLOSURE.................................................   41
         11.2     SUCCESSORS AND ASSIGNS.......................................................   41
         11.3     CONSTRUCTION OF TERMS........................................................   41
         11.4     EXPENSES.....................................................................   42
         11.5     NOTICES......................................................................   42
         11.6     ENTIRE AGREEMENT.............................................................   43

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
         11.7     WAIVERS, AMENDMENTS AND REMEDIES.............................................   43
         11.8     SEVERABILITY.................................................................   43
         11.9     HEADINGS.....................................................................   44
         11.10    COUNTERPARTS.................................................................   44
         11.11    GOVERNING LAW................................................................   44
         11.12    EXHIBITS AND SCHEDULES.......................................................   44
         11.13    NEGOTIATED AGREEMENT.........................................................   44

ARTICLE 12 LIBERTY'S GUARANTY OF PURCHASER OBLIGATIONS.........................................   44

ARTICLE 13 DEFINITIONS.........................................................................   44

                             EXHIBITS AND SCHEDULES

Exhibit A         Form of Surplus Debenture Note
Exhibit B         Form of Liability Assumption Agreement
Exhibit C         Form of GAIC Reinsurance Agreement
Exhibit D         Form of Assignment Agreement
Exhibit E         Management Agreement
Exhibit F         Certificate of Authority
Exhibit G         Restated Articles of Incorporation and Restated Bylaws
Exhibit H         Form of Proxy
Exhibit I         Form of Amendments to Restated Articles of Incorporation
Exhibit J         Form of Amendments to Restated Bylaws
Exhibit K         Form of Opinion of Counsel for Sellers
Exhibit L         Form of Release and Resignation
Exhibit M         Form of Opinion of Counsel for Purchaser and Liberty
Exhibit N         Form of Attornment Letters
Exhibit O         Form of Escrow Agreement

Schedule 1.5      Pro Forma Balance Sheet
Schedule 2.9      Texas Department Statements
Schedule 2.11     Absence of Certain Changes or Events
Schedule 2.12     Compliance with Laws
Schedule 2.13     Tax Matters
Schedule 2.14     Absence of Undisclosed Liabilities
Schedule 2.17     Trademarks, Software, Patents, Copyrights, and Know-How
Schedule 2.19     Compliance with Insurance Laws
Schedule 2.20     Litigation
Schedule 2.21     Contracts
Schedule 2.22     Insurance Contract Forms
Schedule 2.24     Property and Casualty Insurance
Schedule 2.29     Reinsurance Agreements
Schedule 2.32     Voting Rights
Schedule 2.34     Officers and Directors

                              ACQUISITION AGREEMENT

      THIS ACQUISITION AGREEMENT (this "AGREEMENT"), is made and entered into as of the 12th day of August, 2002 by and among GAINSCO Service Corp., a Texas corporation ("SELLER"), and GAINSCO, INC., a Texas corporation that is the parent company of Seller ("GAINSCO") (collectively, "SELLERS"), Berkeley Management Corporation, a Texas corporation ("PURCHASER"), Liberty Mutual Insurance Company, a Massachusetts stock insurance company ("LIBERTY"), and GAINSCO County Mutual Insurance Company, a Texas county mutual insurance company (the "COMPANY"), pursuant to which Sellers shall sell and Purchaser shall acquire the rights to manage and control the Company.

                                    RECITALS

      WHEREAS, the Company is authorized in the State of Texas to do business as a county mutual insurance company pursuant to Chapter 17 of the Texas Insurance Code.

      WHEREAS, the Company is managed and controlled pursuant to the terms of a Management Contract by and between the Company and Seller dated October 12, 1992 (the "MANAGEMENT AGREEMENT").

      WHEREAS, Purchaser desires to acquire from Sellers, and Sellers desire to sell to Purchaser, the exclusive authority and right to manage and control the Company under the terms of the Management Agreement.

      WHEREAS, Purchaser's intent in acquiring the Management Agreement is that, as of the Closing Date (as defined in Section 1.4 hereof), the Company shall be a "clean shell" and its assets will consist only of the Company's corporate franchise, its license to transact insurance pursuant to Chapter 17 of the Texas Insurance Code, and certain other assets as contemplated herein and that the Company shall have no liabilities that have not been provided for as contemplated herein.

      WHEREAS, in connection with this Agreement, as of the Closing Date, Seller is to take the actions provided for herein to (a) cause one hundred percent (100%) of the Company's existing insurance liabilities and claims under the GAINSCO Fronting Arrangement (as defined herein) to be reinsured; (b) provide for the Company's remaining liabilities; and (c) reduce the Company's policyholder surplus, all as contemplated herein.

      WHEREAS, with respect to certain insurance fronting programs between the Company and (a) Metropolitan Property & Casualty Insurance Company ("METROPOLITAN") and (b) Omni Insurance Company ("OMNI") (together, the "THIRD PARTY FRONTING ARRANGEMENTS"), Seller intends that the financial security provided by Metropolitan and OMNI to the Company (the "FINANCIAL ASSURANCES") will continue to be held by the Company unaffected by the Closing. The OMNI fronting program was cancelled in accordance with the applicable contract terms, statutes and regulations effective January 31, 2002. The Metropolitan fronting program is continuing and is cancellable by the Company or Metropolitan upon due notice.

      WHEREAS, each of the parties acknowledges and agrees that all representations, warranties and covenants made by it herein have been made to induce the other parties to enter into and perform this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE 1
               TRANSFER AND ASSIGNMENT OF THE MANAGEMENT AGREEMENT

      1.1 AGREEMENT TO PURCHASE AND SELL. Subject to the terms and conditions set forth in this Agreement, at the Closing, Purchaser shall, on the terms set forth herein, acquire by transfer and assignment the Management Agreement from Seller and Seller shall sell, convey, transfer, assign and deliver all rights and interests in and to the Management Agreement to Purchaser free and clear of any and all liens, claims, options, charges, encumbrances, rights or restrictions of any kind or nature, whether or not of record (hereinafter, "LIENS").

      1.2 PURCHASE PRICE; PAYMENT. As consideration for the assignment of the Management Agreement to Purchaser and the acquisition of control of the Company by Purchaser, Purchaser shall pay and deliver to Seller the following payments (collectively, the "PURCHASE PRICE"):

      (a) Closing Date Payment. At the Closing, Purchaser shall pay Seller, in immediately available funds, the sum of One Million Dollars ($1,000,000.00), plus an additional amount equal to the surplus (as defined in Section 1.8(a)) shown on the Closing Pro Forma Balance Sheet (together, the "CLOSING DATE PAYMENT"). Seller shall designate an account to which the Closing Date Payment shall be made, and advise Purchaser of same, at least two (2) business days prior to the Closing Date.

      (b) Additional Consideration. Subject to the conditions described below in this Section 1.2(b), Purchaser shall pay to Seller an additional sum of Three Million Dollars ($3,000,000.00) on September 15, 2003 and an additional sum of One Million Dollars ($1,000,000.00) on each September 15th from 2004 through 2009 (the "POST CLOSING PAYMENTS," and each a "POST CLOSING PAYMENT"), unless, however, the Texas Legislature has enacted legislation, or the Texas Department of Insurance (the "TEXAS DEPARTMENT") has adopted regulations, prior to the applicable date of payment that would have the effect of (x) materially and adversely altering the rights or flexibility afforded at the Closing Date to the Company as a Texas county mutual insurance company in relation to rate regulated entities authorized to write automobile insurance in Texas, or (y) granting to rate regulated entities authorized to write automobile insurance in Texas a material portion of the rights or flexibility afforded at the Closing Date to the Company as a Texas county mutual insurance company (any of the foregoing, a "MATERIAL ADVERSE LEGAL Change"). Examples of a Material Adverse Legal Change may include, but are not limited to: (i) materially and adversely reducing the exemption currently afforded to the Company as a Texas county mutual insurance company from the rate setting requirements generally applicable to rate regulated entities authorized to write automobile insurance in Texas; (ii) materially and adversely restricting the Company's ability as a Texas county mutual insurance company to market to the preferred and standard market segments; (iii) imposing materially adverse volume constraints on the amount of business that can be written by the Company as a Texas county mutual insurance company; or (iv) providing that rate regulated entities authorized to write automobile insurance in Texas do not have to make benchmark rate and rating manual filings set or required by the Texas Department. In the event that a Material Adverse Legal Change occurs, the obligation of Purchaser to make Post Closing Payments shall be suspended. If the Material Adverse Legal Change is repealed, rescinded or vetoed by legislative, administrative or executive action, or finally adjudicated to be invalid, within one (1) year of such suspension, the obligation of Purchaser to make Post Closing Payments shall be reinstated, beginning with the next scheduled Post Closing Payment and the dates for the remaining Post Closing Payments shall be pushed back for a period commensurate with the time that the obligation to make Post Closing Payments was suspended but not more than one (1) year. The obligation of Purchaser to make Post Closing Payments shall terminate, except as set forth in Section 1.2(c) below, if such Material Adverse Legal Change is not repealed, rescinded or vetoed by legislative, administrative or executive action, or finally adjudicated to be invalid within such one (1) year period. Seller shall not be obligated to refund any Post Closing Payments that have been paid.

      (c) Subsequent Sale. If at any time after the Closing and prior to the September 15, 2009 Post Closing Payment, (i) any Post Closing Payment is not made when scheduled on the basis that a Material Adverse Legal Change has occurred and is continuing; (ii) beneficial ownership or control of the Company has been, or is thereafter, transferred to an unaffiliated party (excluding any change in ownership or control due to a de-mutualization, initial public offering, corporate reorganization, sale of all or substantially all of the assets or beneficial ownership of Liberty or its affiliates, which sale involves four or more affiliated companies of Liberty (one of which is the Company), or any comparable transaction); and (iii) the total consideration in excess of policyholder surplus for the sale or transfer of the Company's "shell" together with its license as a Texas county mutual insurance company is greater than the total of payments previously made to Seller by Purchaser, then Purchaser shall forthwith after receipt of consideration therefor, pay to Seller an amount equal to the lesser of (y) the remainder of the Post Closing Payments minus $1,500,000.00 or (z) the value of consideration received therefor, excluding the policyholder surplus component, and minus $1,500,000.00. If the criteria described in (ii) above are met, and the Company has in force business and/or other assets that will remain with the Company after such transaction, the purchase agreement shall assign a fair market value to the Company's "shell" and license as a Texas county mutual insurance company. Notwithstanding anything contained herein to the contrary, any rights of Seller with respect to such subsequent sale shall terminate on September 15, 2009.

      (d) Surplus Debentures. Immediately after the Closing, Purchaser shall pay into the surplus of the Company an amount in cash and other admissible assets equal to Two Million Dollars ($2,000,000.00), in exchange for the issuance of a surplus debenture note in substantially the form attached hereto as Exhibit A, duly executed and delivered by the Company in favor of Purchaser. The outstanding principal and interest due under the Seller Debenture, as described in Section 2.4 hereto, shall be repaid by the Company on or before the Closing, to the extent allowed by its terms and applicable law, and the remainder of such principal and interest, if any, shall be waived and/or forgiven by Seller. The Seller Debenture shall be surrendered to the Company at Closing for cancellation, along with evidence reasonably satisfactory to Purchaser that any and all Liens encumbering the Seller Debenture have been released. The only assets existing in the Company as of the Closing Date, and prior to the contribution to surplus by Purchaser described above in this Section 1.2(d), shall consist of (i) guaranty funds receivable or on deposit (calculated as the net present value of the guaranty funds receivable or on deposit (after deduction of any year 2002 amounts which are due to, or which could become payable to, Metropolitan, OMNI or GAIC or any of its affiliates) using a 10% discount rate and a 10-year life of the credits available); and (ii) premium taxes receivable (the amount of which shall be net of any amounts which are due to, or which could become payable to, Metropolitan, OMNI or GAIC or any of its affiliates).

      1.3 ASSUMPTION OF LIABILITIES OF THE COMPANY.

      (a) As of the Closing Date, GAINSCO and the Company shall have executed a Liability Assumption Agreement in the form attached hereto as Exhibit B, pursuant to which GAINSCO shall assume certain liabilities, debts and obligations of the Company, as described therein (the "LIABILITY ASSUMPTION AGREEMENT").

      (b) As of the Closing Date, Sellers shall cause their affiliate, General Agents Insurance Company of America, Inc., an Oklahoma insurance company ("GAIC"), to (i) terminate and commute any and all intercompany cessions, reinsurance agreements, retrocessions, pooling arrangements or other transfers of insurance risk by and between the Company and any of Sellers' affiliates, and
(ii) enter into a 100% Quota Share Reinsurance Agreement in all material respects in the form attached hereto as Exhibit C, pursuant to which GAIC shall reinsure 100% of the insurance liabilities and obligations of the Company under all policies, binders, commitments, endorsements and insurance contracts issued or to be issued, other than those issued or to be issued pursuant to the Third Party Fronting Arrangements, and including the Company's portfolio of existing insurance business written pursuant to the GAINSCO Fronting Arrangement (the "GAIC REINSURANCE AGREEMENT"). The performance of the GAIC Reinsurance Agreement, including the financial obligations described therein, shall be secured by a Reinsurance Trust Agreement in all material respects in the form of Exhibit B to the GAIC Reinsurance Agreement.

      1.4 CLOSING. The closing of such purchase and sale of the Management Agreement ("CLOSING") shall take place at 10:00 a.m. Central Time on the date set forth in this Section 1.4, and shall take place at the offices of Akin, Gump, Strauss, Hauer & Feld, L.L.P., 300 West 6th Street, Suite 2100, Austin, Texas 78701, counsel for Purchaser. The "CLOSING DATE" shall be the date on which the Closing occurs. The Closing shall occur on the last day of the month following the day on which all of the conditions to Closing set forth in Articles 6 and 7 have been satisfied or waived in accordance with the terms hereof, or some other date mutually agreed upon by the parties in writing, provided all conditions of this Agreement have been satisfied or waived, and shall be deemed to occur as of 11:59 p.m. Central Time on the Closing Date. At the Closing, Sellers shall deliver to Purchaser an assignment agreement, in the form attached hereto as Exhibit D (the "ASSIGNMENT AGREEMENT"), which agreement shall transfer and assign the Management Agreement, and such other documents and instruments as are required under the terms of this Agreement. All such documents and instruments will be in form and content reasonably satisfactory to Purchaser and its counsel. When the Closing is completed, Purchaser shall thereupon have the right and be entitled to take possession and control of the Company and all of its assets, books and records.

      1.5 PRO FORMA BALANCE SHEET. The balance sheet of the Company, as of the Closing Date but prior to the contribution to surplus by Purchaser as described in Section 1.2(d) hereof, (a) shall consist only of the specific category of assets reflected in the pro forma balance sheet attached hereto as Schedule 1.5, which assets shall be determined based on the requirements of Section 1.2(d), and (b) shall reflect no liabilities (the "PRO FORMA BALANCE SHEET"). Sellers shall take all necessary action to assure that the Company transfers, assigns and/or distributes any and all other assets (which are not reflected in the Pro Forma Balance Sheet), on or before the Closing Date to Seller or its affiliates pursuant to the terms of the Management Agreement, the Seller Debenture or otherwise. Notwithstanding any provision herein, in no event shall Sellers be entitled to any distribution or payment from the Company that results in, or causes, a reduction in the assets described in Section 1.2(d) hereof or the assets contributed by Purchaser pursuant to Section 1.2(d).

      1.6 SELLERS' DELIVERIES AT CLOSING. Subject to the terms and conditions set forth in this Agreement, at the Closing, Sellers shall deliver to Purchaser the following:

      (a) Possession of any and all books and records of the Company, including without limitation, all minute books pertaining to meetings of the board of directors and the members of the Company and all originals (and, where originals are not available, copies) of the proxies issued or granted by the Company's policyholders that are in force as of the Closing and in the Company's possession at Closing;

      (b) The original Management Agreement;

      (c) The original Seller Debenture marked "PAID IN FULL" along with evidence reasonably satisfactory to Purchaser that any and all Liens encumbering the Seller Debenture have been released;

      (d) The Assignment Agreement, in the form of Exhibit D, executed by Sellers and the Company, conveying the Management Agreement, and such other instruments and agreements as may be reasonably necessary to effect the transfer of control of the Company;

      (e) All necessary consents, estoppels, approvals, authorizations or other documents from third parties, including Governmental Entities, in a form reasonably satisfactory to Purchaser, required to be obtained by Sellers under the terms of this Agreement, including without limitation, (i) approvals by the Texas Department of (A) the charter and bylaw amendments described in Section
4.18 of this Agreement, and (B) the transactions contemplated by this Agreement,
(ii) releases of all security interests held by Bank One Texas, N.A. and/or its affiliates ("BANK ONE") with respect to the Company, its corporate charter, its Certificate of Authority, all of the Company's assets, the Seller Debenture, and the Management Agreement, and (iii) termination of the Investment Management Agreement between the Company and Goff Moore Strategic Partners, L.P.;

      (f) Good standing certificates for Sellers and the Company, dated no earlier than 30 days before the Closing Date, from their states of incorporation;

      (g) Certified copies of the resolutions duly adopted by the Boards of Directors of Sellers and the Company authorizing the execution, delivery and performance of this Agreement and of all documents related hereto or contemplated herein;

      (h) Certificates of Sellers and the Company, dated as of the Closing Date, signed by authorized representatives and certifying that the respective covenants and agreements to be performed and complied with by Sellers and the Company have been performed and complied with in all material respects or have been waived by Purchaser, as contemplated in Section 6.2 hereof;

      (i) Certificate of Sellers and the Company, dated as of the Closing Date, signed by authorized representatives and certifying that each of the respective representations and warranties of Sellers and the Company set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date or has been waived by Purchaser, as contemplated in Section 6.1 hereof;

      (j) Resignations of all officers and directors of the Company in accordance with Section 6.9 hereof;

      (k) Opinion of counsel of Sellers described in Section 6.8 hereof;

      (l) Originals of the Liability Assumption Agreement, in the form of Exhibit B, and GAIC Reinsurance Agreement, in the form of Exhibit C, along with all other agreements and documents contemplated therein, duly executed and delivered by the parties thereto;

      (m) The Closing Pro Forma Balance Sheet described in Section 6.11 hereof;

      (n) The Attornment Letters, as described in Section 6.12 hereof, in the form of Exhibit N; and

      (o) Such other documents reasonably required by Purchaser to transfer fully the Management Agreement or to complete the transactions contemplated herein.

      1.7 PURCHASER'S AND LIBERTY'S DELIVERIES AT CLOSING. Subject to the terms and conditions set forth in this Agreement, at the Closing, Purchaser shall deliver to Seller the following:

      (a) The Closing Date Payment described in Section 1.2(a) hereof;

      (b) The Assignment Agreement, in the form of Exhibit D, executed by Purchaser, conveying the Management Agreement;

      (c) All necessary consents, estoppels, approvals, authorizations or other documents from third parties, including Governmental Entities, in a form reasonably satisfactory to Seller, required to be obtained by Purchaser under the terms of this Agreement, including without limitation, approval by the Texas Department of the transactions contemplated by this Agreement;

      (d) Good standing certificates for Purchaser and Liberty, dated no earlier than 30 days before the Closing Date, from their respective states of incorporation;

      (e) Certified copies of the resolutions duly adopted by the Boards of Directors of Purchaser and Liberty authorizing Purchaser's and Liberty's execution, delivery and performance of this Agreement and of all documents related hereto or contemplated herein;

      (f) Certificates of Purchaser and Liberty, dated as of the Closing Date, signed by authorized representatives and certifying that the respective covenants and agreements to be performed and complied with by Purchaser and Liberty have been performed and complied with in all material respects or have been waived by Seller, as contemplated in Section 7.2 hereof;

      (g) Certificates of Purchaser and Liberty, dated as of the Closing Date, signed by authorized representatives and certifying that each of the representations and warranties of Purchaser and Liberty set forth in this Agreement shall be true and correct in all material respects at and as of the Closing Date or have been waived by Seller, as contemplated by Section 7.1 hereof; and

      (h) Opinions of counsel of Purchaser described in Section 7.5 hereof.

      1.8 POST CLOSING ADJUSTMENT.

      (a) Within forty-five (45) days after the Closing Date, Sellers shall deliver to Purchaser an adjusted and final balance sheet of the Company, consistent with the format shown in Schedule 1.5, as of the Closing (the "ADJUSTED BALANCE SHEET") which shall be prepared, in all material respects, in accordance with Statutory Accounting Practices and the principles used in the preparation of the Closing Pro Forma Balance Sheet. If within thirty (30) days following delivery of the Adjusted Balance Sheet, Purchaser has not given Seller written notice of its objection thereto (which notice shall state the basis of Purchaser's objection), then the Adjusted Balance Sheet shall be binding and conclusive on the parties. In the event that the surplus of the Company as of the Closing as shown in the Adjusted Balance Sheet is less than the surplus of the Company as shown in the Closing Pro Forma Balance Sheet, Sellers shall, within thirty (30) days of its delivery of the Adjusted Balance Sheet, pay such shortfall to Purchaser. In the event that the surplus of the Company as of the Closing Date as shown in the Adjusted Balance Sheet exceeds the surplus of the Company as shown in the Closing Pro Forma Balance Sheet, Purchaser shall, within thirty (30) days of Sellers' delivery of the Adjusted Balance Sheet (assuming Purchaser has not objected thereto), pay such excess to Sellers. As used in this section, "SURPLUS" in respect of the Company shall mean "surplus as regards policyholders," calculated pursuant to page 3 of the NAIC Annual Statement Blank.

      (b) In the event that Purchaser disagrees with the Adjusted Balance Sheet, Purchaser shall provide notice of such disagreement and the nature or reason therefor to Sellers no later than twenty (20) days (or the next business day following such period) after the delivery to Purchaser of the Adjusted Balance Sheet (the "DISPUTE NOTICE," and the date of its delivery, the "DISPUTE NOTICE DATE"). Sellers and Purchaser shall use their best efforts to resolve such disagreement by negotiation for five (5) business days following the Dispute Notice Date, and if resolution is achieved, payment of any amount required pursuant to Section 1.8(a) shall be made by Sellers or Purchaser, as the case may be, within five (5) business days after such resolution. In the event no resolution is reached within such period, the dispute shall be jointly submitted by Purchaser and Sellers to the Dallas office of a nationally recognized public accounting firm chosen by Sellers, and which is reasonably acceptable to the Purchaser (the "ARBITER"), the next business day following the expiration of such period. The Arbiter shall make its determination of the dispute within fifteen (15) business days after submission thereof, which determination shall be binding and conclusive on all of the parties hereto. Each of the parties to this Agreement shall cooperate fully in assisting the Arbiter, as it may require or request, to reach such determination and shall take all actions necessary to expedite and to cause the Arbiter to expedite such determination. Upon completion of the Arbiter's review, payment of any amount required pursuant to Section 1.8(a) shall be made by Sellers or Purchaser, as the case may be, within five (5) business days after such determination. Each of Seller and Purchaser shall pay fifty percent (50%) of the total fees and expenses of the Arbiter.

      1.9 ACTIONS SUBSEQUENT TO CLOSING. At the reasonable request of Purchaser or Sellers, as applicable, after the Closing, and without further consideration, Sellers or Purchaser, as applicable, shall from time to time execute and deliver or cause to be executed and delivered such further instruments of transfer, releases of indebtedness or other liabilities, assignments, assumptions, consents or documents as may be reasonably necessary or appropriate to carry out the purposes hereof and will make available to the other such books and records of the other as may be reasonably requested to carry out obligations created or contemplated hereunder and to report the transactions hereunder to Governmental Entities.

                                   ARTICLE 2
            REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY

      2.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Purchaser to enter into this Agreement and consummate the transactions contemplated hereby, Sellers and the Company hereby jointly and severally make to Purchaser the representations and warranties contained in this Article 2.

      2.2 VALIDITY AND OWNERSHIP OF THE MANAGEMENT AGREEMENT.

      (a) The Management Agreement is the exclusive agreement providing for the management of the Company and no other agreements exist relating in any way to the management of the Company. Seller owns the Management Agreement free and clear of all Liens and has exclusive authority and control over the Company pursuant thereto. A true and correct copy of the Management Agreement is attached hereto as Exhibit E. The Management Agreement, and all rights or interests appurtenant thereto or granted thereunder, is free and clear of any and all Liens of any kind upon Seller's right to exercise full authority in accordance with its terms.

      (b) With respect to the Management Agreement: (i) such agreement is legal, valid, binding, enforceable and in full force and effect; (ii) upon obtaining any required consents and approvals from Governmental Entities, such agreement will continue to be legal, valid, binding, and enforceable, and in full force and effect following the consummation of the transactions contemplated herein, and (iii) no party is in breach or default beyond any applicable grace period, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification or suspension under such agreement (without limiting the foregoing, neither Seller nor the Company are in breach or default of any provision of the Management Agreement beyond any applicable grace period).

      (c) With the exception of the consents and approvals described in Sections
4.5 and 5.1 hereof, Seller may sell, assign, and transfer all of its rights and interests under the Management Agreement without the approval of any persons, including, without limitation, the policyholders of the Company. Upon the transfer and assignment of the Management Agreement to Purchaser, Seller shall have sold and transferred to Purchaser good and valid title to the Management Agreement free and clear of any Liens.

      2.3 COMPANY'S ORGANIZATION AND AUTHORITY.

      (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Texas, including, without limitation, Chapter 17 of the Texas Insurance Code, and has all requisite power and authority (corporate and other) to own, lease and operate its properties and assets and to conduct its business as currently conducted, including, without limitation, as a Texas county mutual insurance company. The Company has all permits and governmental authorizations required under all applicable laws, regulations, ordinances and orders of public authorities necessary to carry on its business in Texas in the manner now conducted. The Company holds a valid corporate charter and a valid Certificate of Authority issued by the Texas Department, a true and correct copy of which is attached as Exhibit F, authorizing the Company to conduct insurance business in Texas in accordance with Chapter 17 of the Texas Insurance Code, which Certificate of Authority and charter are free and clear of all Liens.

      (b) The Company has the requisite power and authority (corporate and other) to enter into this Agreement and, subject to the requisite approvals referenced in Sections 4.5 and 4.18, to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by the board of directors of the Company, and no other proceedings on the part of or with respect to the Company are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by, and is the valid and binding obligation of, the Company, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by the applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      2.4 CAPITALIZATION OF THE COMPANY.

      (a) The policyholder surplus of the Company meets the surplus requirements of the Texas Insurance Code as of the date of this Agreement and will meet such requirements both immediately prior to the distribution of assets to Seller described in Section 1.5 and immediately after giving effect to the payment into surplus of the Company by Purchaser pursuant to Section 1.2(d). No class of capital stock or other security of the Company, except the Seller Debenture, is issued and outstanding. There are no outstanding options, warrants, agreements, exchange rights, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any debt or equity interest in the Company. Neither Sellers nor the Company are parties to any voting trust or other voting agreement with respect to any voting interest in the Company, or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of any debt or equity interest in the Company.

      (b) The Company issued that certain Surplus Debenture dated December 16, 1996 to Seller in the original principal amount of $2,600,000.00 (the "SELLER DEBENTURE"). As of the date hereof, the total principal amount due and unpaid under the Seller Debenture is $2,600,000 and the total unpaid interest is $650,000 as of June 30, 2002. There are no other forms of indebtedness of any kind, other than the Seller Debenture and the Management Agreement, including without limitation, surplus notes or debentures, other subordinated indebtedness, or any other debt instruments, issued by the Company, which remain outstanding and/or unpaid as of the date hereof. All other prior surplus debentures issued by the Company, including those certain Surplus Debentures dated October 5, 1992 (in the amount of $2,500,000.00) and dated December 31, 1993 (in the amount of $2,600,000.00) have been repaid, retired or otherwise extinguished, and there are no obligations or liabilities of the Company remaining with respect thereto. Except with respect to the security interest held by Bank One, neither Seller nor GAINSCO has pledged or encumbered any interest in or to the Seller Debenture, and neither Seller nor GAINSCO has allowed any Lien to be created or attached to the Seller Debenture.

      2.5 INTER-AFFILIATE INVESTMENTS/SUBSIDIARIES. The Company does not own, and is not obligated in any way to acquire, any capital stock, equity interest, other securities or other ownership or similar interest in any "affiliate" of the Company as that term is defined in Texas Insurance Code article 21.49-1. The Company has no subsidiaries.

      2.6 SELLERS' ORGANIZATION AND AUTHORITY. Seller is a corporation duly organized, validly existing and in good standing under the laws of Texas; GAINSCO is a corporation duly organized, validly existing and in good standing under the laws of Texas; and each has the requisite corporate power and authority to own, lease and operate its property and assets and to conduct its business as currently conducted. Sellers have the requisite power and authority (corporate and other) to enter into this Agreement and, subject to the requisite approvals referenced in Sections 4.5 and 4.18, to carry out the obligations of Sellers hereunder. The execution and delivery of this Agreement and the performance by Sellers of Sellers' obligations hereunder have been duly authorized by the boards of directors of Sellers, and no other proceedings on the part of or with respect to Sellers are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by, and is the valid and binding obligation of Sellers, enforceable against each in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      2.7 NO VIOLATION. The execution, delivery and performance by Sellers and the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

      (a) violate, conflict with or result in the breach of any of the terms or provisions of, or constitute a default under, any material term, condition or provision of the respective articles of incorporation or bylaws of Sellers or the Company or of the Management Agreement;

      (b) result in or give any contracting party the right of modification, suspension, termination, cancellation or acceleration of the performance required by, or constitute (or with notice or lapse of time or both, would constitute) a default or result in the loss of any material benefit under, any permit, instrument, contract, mortgage, indenture, lease, deed of trust, license, note, loan agreement or other agreement to which Sellers or the Company is a party, or by or to which any of them or any of their respective assets or properties may be bound or subject;

      (c) violate any order, writ, judgment, ruling, injunction, award or decree applicable to or binding upon Sellers or the Company or upon the assets or properties of Sellers or the Company;

      (d) except for lack of any of the requisite consents and approvals contemplated in Sections 4.5, 4.18 and 5.1 hereof (the "REGULATORY APPROVALS"), violate any statute, law, rule or regulation of any Governmental Entity applicable to Seller or the Company or any of their respective assets or properties;

      (e) except for the lack of any of the Regulatory Approvals, result in the creation or imposition of any Lien, mortgage, pledge, limitation, restriction, charge, claim, security interest or encumbrance upon any of the properties or assets of Sellers or the Company, including but not limited to the Management Agreement; or

      (f) except for the lack of any of the Regulatory Approvals, violate or result in the modification, revocation, termination or suspension of any material license, permit, franchise, authorization or approval of any Governmental Entity required to permit the continued lawful conduct of Sellers' or the Company's respective businesses in the manner now conducted.

      2.8 CONSENTS AND APPROVALS. Except as contemplated in Sections 4.5, 4.7,
4.18 and 5.1, no consent, waiver, authorization or approval of, declaration or notification to, or filing or registration with, any court, administrative agency, or other governmental authority or instrumentality, whether federal, state, local or foreign (each, a "GOVERNMENTAL ENTITY") or any individual, corporation, partnership, limited liability company, joint venture, trust, association or other entity, is required on the part of Sellers or the Company in connection with the execution and delivery of this Agreement, the performance of their obligations hereunder or the compliance by Sellers or the Company with the provisions hereof.

      2.9 TEXAS DEPARTMENT STATEMENTS. Seller has furnished or will furnish prior to the Closing to Purchaser complete and correct copies of the audited annual statements and any quarterly statements of the Company made to or filed with the Texas Department, for all periods from January 1, 1998 up to and including the Closing Date, together with all exhibits and schedules thereto. (All annual statements, quarterly statements and annual audits required by the Texas Insurance Code referred to in this Section 2.9 are hereinafter referred to as the "STATUTORY INSURANCE STATEMENTS.") The Statutory Insurance Statements have been prepared in accordance with the statutory accounting principles and applicable actuarial standards of practice consistently applied in accordance with the rules and regulations of the National Association of Insurance Commissioners and the State of Texas ("STATUTORY ACCOUNTING PRACTICES") and fairly present in all material respects the financial position and results of operations and cash flows of the Company as of the dates thereof and for the periods covered thereby. Except as set forth on Schedule 2.9 hereto, all Statutory Insurance Statements can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for financial accounting and federal income tax purposes.

      2.10 BASIC DOCUMENTS. The Restated Articles of Incorporation of the Company dated August 27, 1992 and the Restated Constitution and Bylaws of the Company under certificate dated August 27, 1992, true and correct copies of which are attached hereto as Exhibit G, are in full force and effect and have not been amended or revised since their adoption. The record books and minute books of the Company have been made available to Purchaser, which books and records contain a true and complete record of the minutes and records of all meetings, proceedings and other actions of the policyholders and directors of the Company since October 12, 1992. The Company is not in violation of any term or provision of its Restated Articles of Incorporation or Restated Constitution and Bylaws as in effect on the date hereof.

      2.11 ABSENCE OF CERTAIN CHANGES OR EVENTS.

      (a) Except as set forth in Schedule 2.11, since the last day of the period covered by the Company's most recently filed Statutory Insurance Statements (i) there has been no material adverse change in the assets, properties, business, operations, or financial condition of the Company, and (ii) the business of the Company has been operated only in the ordinary course of business consistent with past practice except for the transactions contemplated by this Agreement. Except as set forth in Schedule 2.11, and to the knowledge of Sellers and the Company, there is no event, condition or circumstance which will have a material adverse effect on the assets, properties, operations, or financial condition of the Company. As used in this Agreement, "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the assets, properties, business, financial condition or results of operations of the Company, including without limitation, any restriction, sanction, penalty or Lien imposed by a Governmental Entity with respect to the Company's Certificate of Authority, corporate charter, or Management Agreement, excluding (i) any such change, effect, event, occurrence or state of facts which (A) affects the U.S. economy or the nonstandard private passenger and/or commercial automobile insurance industry generally (other than a Material Adverse Legal Change), or
(B) results from the announcement, making or performance of this Agreement; and
(ii) any reduction in the rating of the Company by A.M. Best Company.

      (b) Except as set forth in Schedule 2.11, since the last day of the period covered by the Company's most recently filed Statutory Insurance Statements, neither Sellers nor the Company has taken any actions of a type referred to in Section 4.2 of this Agreement.

      2.12 COMPLIANCE WITH LAWS. Except as set forth in Schedule 2.12, the business and operations of the Company have been and are being conducted in accordance and compliance with all laws, statutes, rules, regulations, judgments, writs, decrees, injunctions, awards, orders, filing requirements and other legal requirements of any Governmental Entity applicable to the

Company, except for violations which heretofore have been duly cured and except for violations which individually or in the aggregate would not have a material adverse effect on the Company. Except as set forth in Schedule 2.12, neither Sellers nor the Company has received notice of the issuance of, or has actually received, any notice of, or is aware of a violation or alleged violation by the Company of any such law, statute, rule, regulation, judgment, writ, decree, injunction, award, order or other legal requirement, except for violations which heretofore have been duly cured. Neither Sellers nor the Company is in default with respect to any order, writ, judgment, award, injunction or decree of any Governmental Entity applicable to the Company or any of its assets. Except as set forth on Schedule 2.12, neither Sellers nor the Company has been notified by a Governmental Entity that an investigation or review by such Governmental Entity, with respect to the violation by the Company of any applicable law, statute, rule, regulation, judgment, writ, decree, injunction, award or order, is pending or has been threatened. The Company is not undergoing any statutory or similar examination of its books, records, accounts or business by any federal or state regulatory agency or other Governmental Entity.

      2.13 TAX MATTERS.

      (a) Except as listed in Schedule 2.13 hereto, for all periods from January 1, 1993 up to and including the Closing Date, the Company has filed all material federal, state, local and foreign tax returns, declarations, documents, reports, estimates, statements and schedules (collectively, "TAX RETURNS") required to be filed by it through the date hereof (and will file such Tax Returns as required in Section 9.2 hereof); all such returns correctly and accurately set forth in all material respects the amount of any Taxes (as defined below) relating to the applicable period and any deductions from, or credits against, any Taxes or taxable income relating to such Returns are valid and proper items of deductions or credit.

      (b) The Company has paid or caused to be paid all federal, state, local, foreign and other Taxes, including without limitation, income taxes, estimated Taxes, alternative minimum Taxes, excise Taxes, sales Taxes, personal property Taxes, real property Taxes, franchise Taxes, employment and payroll related Taxes, withholding Taxes, transfer Taxes, premium Taxes, and all deficiencies, or other additions to Tax, interest, fines and penalties owed by it (collectively, "TAXES"), required to be paid from, by or with respect to it through the date hereof whether disputed or not, except Taxes which have not yet accrued or otherwise become due and for which there is an adequate reserve as of the date hereof reflected in the financial statements of the Company. All Taxes and other assessments and levies which the Company was or is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Schedule 2.13 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods from January 1, 1998 up to and including the Closing Date. Seller has delivered to Purchaser correct and complete copies of all material Tax Returns, examination reports, and statements of deficiencies filed by, assessed against, or agreed to by the Company for all periods since January 1, 1998, and through the Closing Date, and a schedule of any and all Taxes due but not paid as of the Closing Date. The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to Tax payment, assessment, deficiency or collection.

      (c) Except as set forth in Schedule 2.13, (i) the Company has not received notice of any audit or of any proposed deficiencies from the Internal Revenue Service (the "IRS") or any other taxing authority (other than routine audits undertaken in the ordinary course and which have been resolved on or prior to the date hereof); (ii) there are in effect no waivers of applicable statutes of limitations with respect to any Taxes owed by the Company for any year; (iii) neither the IRS nor any other taxing authority is now asserting or, to the knowledge of the Company and/or Sellers, threatening to assert, against the Company any deficiency, claim or Lien for additional Taxes or interest thereon or penalties in connection therewith in respect of the income or sales of the Company; (iv) the Company has never been a member of an affiliated group of corporations filing a combined federal income Tax Return, a party to a tax-sharing or indemnification agreement or power of attorney arrangement (that remains in effect as of the date hereof), nor does the Company have any liability for Taxes of any other person under Treasury Regulations ss.1.1502.6 (or any similar provision of foreign, state or local law) or otherwise; and (v) the Company has not filed a consent under
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE") concerning collapsible corporations.

      (d) The Company has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

      (e) The Company is not a party to any contract, agreement, plan or arrangement covering any employee or former employee thereof, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

      (f) The Company is not a "foreign person" within the meaning of
Section 1445 of the Code and Treasury Regulations Section 1.1445-2.

      (g) The taxable year of the Company for federal and state income Tax purposes is the calendar year.

      (h) The Company has never been (i) a passive foreign investment company, (ii) a foreign personal holding company, (iii) a foreign sales corporation, (iv) a foreign investment company, or (v) a person other than a United States person, each within the meaning of the Code.

      (i) The Company is organized and has been operated as a mutual insurance company for federal and all applicable state and local Tax purposes.

      2.14 ABSENCE OF UNDISCLOSED LIABILITIES. At the close of business on the last date of the period covered by the Company's most recently filed Statutory Insurance Statement, the Company had, and with the exception of (a) any matter disclosed on Schedule 2.14 hereto, and (b) liabilities incurred in the ordinary course of business under the GAINSCO Fronting Arrangement or the Third Party Fronting Arrangements, the Company has, no indebtedness, obligation or liability, absolute, accrued or contingent, which is not shown or provided for on such statement or in the notes thereto and is required to be shown or provided for thereon by Statutory Accounting Practices. Except as shown in the Company's most recently filed Statutory Insurance Statement and except for liabilities incurred in the ordinary course of business under the GAINSCO Fronting Arrangement or the Third Party Fronting Arrangements, as of the Closing Date, the Company will not directly or indirectly be liable upon, or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person. Since the last date of the period covered by the Company's most recently filed Statutory Insurance Statement, the Company has not incurred any indebtedness, obligation or liability of any kind, whether absolute, accrued, contingent, known or unknown, other than such indebtedness, obligation or liability incurred in the ordinary course of business in connection with the GAINSCO Fronting Arrangement or the Third Party Fronting Arrangements.

      2.15 INTERESTS IN REAL PROPERTY. The Company has no interest in any owned or leased real properties and is not in violation of any covenant, agreement, or other obligation with respect to any such interests in real properties.

      2.16 TITLE TO ASSETS. The Company is the owner of, and has good and marketable title to, all of its assets, free and clear of all Liens.

      2.17 TRADEMARKS, SOFTWARE, PATENTS, COPYRIGHTS AND KNOW-HOW. The Company uses certain trademarks, software, patents, copyrights, trade secrets (including policyholder lists, customer lists and renewals) and proprietary know-how ("INTANGIBLE ASSETS") in its operations as conducted on the date hereof. There is no material restriction affecting the Company's use of any of the Intangible Assets; each item of the Intangible Assets is free and clear of all material Liens, security interests, claims, mortgages, pledges, charges, encumbrances and equities; and no license has been granted by the Company to any third party with respect thereto. To the knowledge of Sellers, none of the Intangible Assets is currently being challenged, is involved in any pending or threatened administrative or judicial proceeding, or conflicts in any respect material to the Company or its operations with any rights of any other person. To the knowledge of Sellers, none of the Company's operations involves any infringement of any proprietary right of any person, except as set forth in Schedule 2.17. Within the four (4) years preceding the date of this Agreement, neither Sellers nor the Company has received any written notice from any person with respect to any such infringement.

      2.18 CERTIFICATE OF AUTHORITY; COMPLIANCE WITH LAWS.

      Except as set forth in Schedule 2.19,

      (a) The Company has all necessary franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges (collectively, the "CERTIFICATE OF AUTHORITY") necessary to permit it to own its property and to conduct its business as a county mutual insurance company, and such Certificate of Authority is valid and in full force and effect. The Company is not a party to any agreement, and is not subject to any order, formal or informal, specifically directed to the Company, limiting the Company's ability to make full use of the Certificate of Authority which has been issued to it or requiring the Company to comply with regulatory standards, procedures, or requirements different from those generally applicable to companies with certificates of authority or licenses similar to those issued to the Company. The Company has not (i) relinquished or had the Certificate of Authority revoked or suspended, (ii) been involved in a proceeding, whether formal or informal, to revoke, suspend, limit, or restrict the Certificate of Authority or the Company's corporate charter,
(iii) been notified by any state insurance department or similar governmental authority that such insurance department or similar governmental authority might have cause to revoke, suspend, limit, or restrict such Certificate of Authority or the Company's corporate charter, or become aware that any such suspension, revocation, or limitation has been threatened by any state insurance department or similar governmental authority, or (iv) written or assumed any business in any jurisdiction other than in which it is qualified to write business or written or assumed a class or type of business in any jurisdiction other than the class or type of business which it is authorized to write in such jurisdiction. Subject to obtaining applicable Regulatory Approvals, the Certificate of Authority is not subject to termination as a result of the execution of this Agreement nor the consummation of the transactions contemplated hereby.

      (b) The Company is now and has heretofore been in compliance with all applicable statutes, ordinances, orders, rules and regulations (including all applicable environmental laws and regulations) promulgated by any federal, state, municipal or other Governmental Entity which apply to the conduct of its business. The Company has not entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety law or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

      2.19 COMPLIANCE WITH INSURANCE LAWS. Without limiting the representations and warranties contained in Sections 2.12 and 2.18 above, except as set forth in
Schedule 2.19:

      (a) The Company has made all required filings and reports under applicable insurance holding company statutes.

      (b) The Company is in compliance in all material respects with the requirements of the insurance laws and regulations of Texas and the insurance laws and regulations of other jurisdictions which are applicable to its operations, and has filed all notices, reports, statements, registrations, documents or other information required to be filed thereunder; and the Company has received no notification from any insurance regulatory authority to the effect that any additional permit or license from such insurance regulatory authority is needed to be obtained by the Company.

      (c) The Company is not undergoing any statutory or similar examination of its books, records, accounts or business by any federal or state regulatory agency or other Governmental Entity.

      (d) The Company belongs to all guaranty fund associations, pools, bureaus, and similar organizations required by applicable law for the Company to conduct its business and has paid or will pay all assessments or other amounts due to such guaranty fund associations or similar organizations for all periods through the Closing Date.

      2.20 LITIGATION. Except as set forth in Schedules 2.20 and 2.24, there is no litigation or governmental or administrative proceeding or investigation pending or threatened against the Company or affecting any of its properties or assets, or against any officer, director or key employee of the Company, or which may call into question the validity or hinder the enforceability or performance of this Agreement or the agreements and transactions contemplated hereby. Furthermore, no event has occurred, nor does there exist any condition, on the basis of which any such claim may be asserted.

      2.21 CONTRACTS.

      (a) Set forth in Schedule 2.21 hereto is a true and complete list of all material contracts, agreements and other instruments of whatsoever nature to which the Company is a party or otherwise relating to or affecting any of its respective assets, properties, agents or operations (indicating such contracts which shall not survive the Closing), other than the contracts and agreements set forth in Schedules 2.22, 2.24 and 2.29 hereof. No previous or current party to any such contract, instrument or agreement has given written notice of or made a claim with respect to any unremedied breach or default currently existing thereunder.

      (b) Except for agreements described on Schedule 2.21, the Company is not a party to, nor bound by, any agreement, other than insurance policies issued in the ordinary course of business, including any: (i) employment contract, consulting contract or contract providing for the services of an independent contractor (other than agency contracts entered into with insurance agents in the ordinary course of business); (ii) contract with any labor union or association; (iii) lease with respect to any property, real or personal, whether as lessor or lessee; (iv) contract or commitment for the purchase of materials, supplies or equipment; (v) sale or franchise agreement or legally enforceable commitment or obligation with respect thereto; (vi) contract or commitment for capital expenditures; (vii) contract relating to patents, trademarks, trade names, copyrights, inventions, processes, formulae or trade secrets; or (viii) contract or commitment for the sale of its products.

      2.22 INSURANCE CONTRACT FORMS. Except as set forth on Schedule 2.22 hereof, the Company has no forms of policies, insurance contracts, endorsements or riders issued, accepted, written, assumed or bound by the Company which are currently in use.

      2.23 EMPLOYEES; EMPLOYEE PLANS. The Company employs no individuals (hereinafter, "EMPLOYEES") and has never had any Employees. Company has no, and has never had any, "employee benefit plans" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any other benefit arrangement provided by the Company with respect to Employees ("EMPLOYEE BENEFIT PLANS") and has no liability or obligation of any kind or nature, known or unknown, contingent or otherwise, with respect to Employee Benefit Plans of any other person, including, without limitation, any "affiliate" of the Company within the meaning of ERISA.

      2.24 PROPERTY AND CASUALTY INSURANCE. Set forth in Schedule 2.24 hereto is a true and complete list (specifying the insurer and describing any pending claims thereunder) of all insurance policies or fidelity bonds in force on the date hereof with respect to and insuring the directors, officers, employees, assets, properties or operations of the Company. All such policies and fidelity bonds are in full force and effect. In the event any such policy is a "claims made" policy, Sellers represents and warrants that Sellers shall retain all liabilities for claims against such policy made after the Closing for events occurring prior to Closing that would have been covered under such policy if it had been written on an occurrence basis. True and complete copies of all such insurance policies and fidelity bonds have been made available for review, or will be made available for review upon Purchaser's request prior to Closing, to Purchaser by Seller. Except for claims set forth in Schedule 2.24, there are no outstanding unpaid claims under any of such policies or bonds, and the Company has received no notice of cancellation or non-renewal thereof.

      2.25 FINANCIAL BOOKS AND RECORDS. The financial books and records of the Company have been maintained in accordance with generally accepted business practices and are sufficient for the preparation of the Statutory Insurance Statements.

      2.26 INFORMATION SUPPLIED TO PURCHASER. There is no material fact known to Sellers or the Company relating to the business, operations or conditions of the Company that has had a material adverse effect or, to the Sellers' or the Company's knowledge, in the future will have a material adverse effect on the Company that has not been set forth in this Agreement or in a Schedule or Exhibit, excluding (i) any such change, effect, event, occurrence or state of facts which (A) affects the U.S. economy or the nonstandard private passenger and/or commercial automobile insurance industry generally (other than a Material Adverse Legal Change), or (B) results from the announcement, making or performance of this Agreement; (ii) any reduction in the rating of the Company by A.M. Best Company; and (iii) any matters disclosed in any report filed by GAINSCO with the Securities and Exchange Commission between January 1, 2002 and the date hereof.

      2.27 EXAMINATION REPORTS. Sellers have furnished or will furnish to Purchaser true and correct copies of the latest examination report of the Texas Department and copies of all independent audits of the Company. Sellers will allow Purchaser access to complete and correct copies of all registrations, filings, or submissions made by the Company with any Governmental Entity and any reports of examinations issued by any such Governmental Entity that relate to the Company.

      2.28 AGENTS. Except as made available to Purchaser, no agent, whether a producing or general agent, has a contract with the Company.

      2.29 REINSURANCE AGREEMENTS. Schedule 2.29 contains a complete and accurate list of (a) all in force reinsurance treaties, agreements or arrangements under which the Company has ceded, on an indemnity or assumption basis, any liabilities, obligations or losses (including liability for punitive or exemplary damages) of the Company arising out of or relating to any insurance risks, policies, contracts, endorsements or riders issued, accepted, written, assumed or bound by the Company as of the date hereof, regardless of whether such liabilities, obligations or losses are primary or secondary, direct or indirect, absolute or contingent, contractual or tortious, or otherwise, and regardless of whether such liabilities, obligations and losses arise before, on or after the Closing Date, and (b) all in force retrocession treaties, agreements or arrangements under which the Company has re-assumed any insurance liabilities previously ceded by the Company, on any basis whatsoever, to any other person or entity. Except as set forth on Schedule 2.29, no consent from any assuming insurer under any such reinsurance agreements is required in order for either Sellers or the Company to validly and effectively perform its obligations under this Agreement or for the Company to effectuate the transfer of the liabilities of the Company as contemplated herein. Furthermore, neither the execution of this Agreement nor the performance of any obligation or covenant herein shall adversely affect the Company's rights and interests in and to any collateral, security interest, trust arrangement, letter of credit or other form of financial security established under such reinsurance agreements for the benefit of the Company. Other than as indicated in Schedule 2.29, each of the treaties, agreements and arrangements listed in Schedule 2.29, as well as each trust arrangement, letter of credit, guaranty or other form of financial security which secures the obligations under such treaties, agreements and arrangements, is in full force and effect and is valid and enforceable against the parties thereto, in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, and other similar laws of general application affecting the rights of creditors and secured parties generally.

      2.30 INFORMATION SYSTEMS. To the extent necessary to satisfy all of the terms and conditions of this Agreement and the obligations of each of the parties hereunder, including after the Closing, the information systems and technology and the data storage and retrieval systems and technology of the Company or of Sellers as of the Closing Date are or will be operational on the Closing Date and for a period of at least twelve (12) months thereafter.

      2.31 BUSINESS IN FORCE. The insurance business in force represented in the March 31, 2002 Quarterly Statement of the Company represents all the insurance business that the Company had insured or reinsured as of such date from any and all sources. The Third Party Fronting Arrangements, identified in the recitals to this Agreement, are the only insurance programs produced or offered through the Company other than business produced or offered by or on behalf of Sellers and their affiliates (the "GAINSCO FRONTING ARRANGEMENT"). As of the Closing, the Company shall have no other policies, binders, commitments, endorsements or insurance contracts of any kind in force other than such policies, binders, commitments, endorsements and insurance contracts issued on behalf of, or pursuant to, the Third Party Fronting Arrangements and the GAINSCO Fronting Arrangement. All insurance-related liabilities of the Company existing as of the Closing (other than reserves for losses and loss adjustment expenses for claims incurred but not reported totaling $35,500 at June 30, 2002 that relate to a fronting program in runoff for Eastern Atlantic Insurance Company, which is reinsured 100% by unaffiliated reinsurers) shall pertain only to the Third Party Fronting Arrangements or the GAINSCO Fronting Arrangement.

      2.32 VOTING RIGHTS. The only persons entitled to vote with respect to the affairs of the Company are its duly elected directors and its members (i.e. policyholders who are holders of in force policies of insurance issued by the Company), or the President and Vice President of the Company pursuant to proxies granted by its members. Except as set forth in Schedule 2.32, all of the Company's applications for insurance include a proxy, in substantially the form attached as Exhibit H, granting to the President or Vice President of the Company the right to vote on behalf of the policyholder under such application at any meeting of the policyholders of the Company. Except as set forth in
Schedule 2.32, each policyholder of the Company has signed an application granting the President or Vice President of the Company such proxy prior to the effectiveness of any insurance policy issued by the Company to such policyholder.

      2.33 ASSOCIATIONS. The Company is not a member of any guaranty associations, or any insurance pools, funds or facilities, except for the Texas Windstorm Insurance Association and the Texas Property and Casualty Guaranty Insurance Fund.

      2.34 OFFICERS AND DIRECTORS. The individuals listed in Schedule 2.34 constitute all of the officers and directors of the Company as of the date hereof. Robert W. Stallings is the chairman of the board of directors of the Company (the "CHAIRMAN").

      2.35 BROKERS. If any broker, finder, or investment banker asserts a claim for a fee as a result of the transactions contemplated herein, based upon a contract, written or oral, with either Sellers or the Company, such claim shall be wholly payable by Sellers, and Purchaser and the Company shall be held harmless with respect thereto.

      2.36 ACTIONS OF POLICYHOLDERS AND DIRECTORS. All meetings, proceedings and other actions of the policyholders and directors of the Company, since August 27, 1992, have been duly, legally and properly held or taken.

                                   ARTICLE 3
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND LIBERTY

      3.1 MAKING OF REPRESENTATIONS AND WARRANTIES. As a material inducement to Sellers to enter into this Agreement and consummate the transactions contemplated hereby, Purchaser and Liberty hereby make to Sellers the representations and warranties contained in this Article 3.

      3.2 CORPORATE ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted. Liberty is a stock insurance company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted.

      3.3 CORPORATE AUTHORITY. Each of Purchaser and Liberty has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement, and the performance of Purchaser's and Liberty's obligations hereunder have been duly authorized by the boards of directors of Purchaser and Liberty and no other corporate proceedings on the part of Purchaser or Liberty are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Purchaser and Liberty as the valid and binding obligation of Purchaser and Liberty, enforceable against Purchaser and Liberty in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3.4 NO VIOLATION. The execution, delivery and performance by Purchaser and Liberty of this Agreement and the consummation of the transactions contemplated hereby do not and will not:

      (a) violate, conflict with or result in the breach of any provision of the articles of incorporation or bylaws of Purchaser or Liberty;

      (b) result in or give any contracting party the right of modification, suspension, termination, cancellation or acceleration of the performance required by, or constitute (or with notice or lapse of time or both, would constitute) a default, or result in the loss of any material benefit under, any permit, instrument, contract, mortgage, indenture, lease, deed of trust, license, note, loan agreement or other agreement to which Purchaser or Liberty is a party, or by or to which it or any of its assets or properties may be bound or subject;

      (c) violate any order, writ, judgment, ruling, injunction, award or decree applicable to or binding upon Purchaser or Liberty or upon the assets or properties of Purchaser or Liberty; or

      (d) violate any statute, law, rule or regulation of any Governmental Entity applicable to Purchaser or Liberty or any of their assets or properties.

      3.5 CONSENTS AND APPROVALS. Except as contemplated in Section 5.1, no consent, waiver, authorization or approval of, declaration or notification to, or filing or registration with, any Governmental Entity or person is (by law, regulation, contract or otherwise) required on the part of Purchaser or Liberty in connection with the execution and delivery of this Agreement by Purchaser and Liberty or the performance by Purchaser and Liberty of their obligations hereunder or compliance by Purchaser or Liberty with the provisions hereof.

      3.6 BROKERS. If any broker, finder, or investment banker asserts a claims for a fee as a result of the transactions contemplated herein, based upon a contract, written or oral, with either Purchaser or Liberty, such claim shall be wholly payable by Purchaser or Liberty, and Sellers and the Company shall be held harmless with respect thereto.

      3.7 FINANCIAL STATEMENTS.

      (a) Liberty has furnished or will furnish prior to the Closing to Sellers complete and correct copies of the audited annual statements and any quarterly statements of Liberty made to or filed with the Commissioner of Insurance for the Commonwealth of Massachusetts, for all periods from January 1, 1998 up to and including the Closing Date, together with all exhibits and schedules thereto (with the exception of the Exhibit D thereto for years prior to 2001 which exhibit shall be excluded), all of which have been prepared in accordance with the Statutory Accounting Principles and applicable actuarial standards of practice consistently applied in accordance with the rules and regulations of the National Association of Insurance Commissioners and the Commonwealth of Massachusetts and fairly present in all material respects the financial position and results of operations and cash flows of Liberty as of the dates thereof and for the periods covered thereby and can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by Liberty for financial accounting and federal income tax purposes.

      (b) Purchaser is a wholly owned subsidiary of Liberty, is a holding company for other indirectly wholly owned subsidiaries of Liberty, and has no material operations or liabilities.

                                   ARTICLE 4
                      COVENANTS OF SELLERS AND THE COMPANY

      Sellers and the Company each hereby covenants and agrees with and guarantees to Purchaser as follows:

      4.1 CONDUCT OF BUSINESS. Except as is contemplated in this Agreement, from the date hereof through the Closing Date, the Company shall not, and Sellers shall cause the Company not to enter, perform or agree to, enter or perform any transaction or act that would result in any of the representations and warranties contained in Article 2 being untrue or incorrect in any material respect as of the Closing Date or that would cause any condition set forth in this Agreement to be unsatisfied. Except as is contemplated in this Agreement, Sellers shall cause the Company to conduct its business only in the ordinary course of business in all material respects consistent with past practice.

      4.2 NEGATIVE COVENANTS. During the period commencing on the date of this Agreement and ending on the Closing Date, and except as contemplated in this Agreement, the Company shall not, and Sellers shall not cause, permit or suffer the Company to take any action to:

      (a) amend its Restated Articles of Incorporation or Restated Bylaws;

      (b) declare, set aside or pay any amounts out of the Company pursuant to the Management Agreement;

      (c) transfer, issue, sell or otherwise dispose of any debt or equity interest in the Company or grant or enter into any options, warrants, agreements, conversion rights, exchange rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any debt or equity interest in the Company;

      (d) acquire or dispose of any assets or properties other than in the ordinary course of business and consistent with past practice;

      (e) sell, lease, transfer or dispose of any assets or properties, or allow a Lien to be attached thereto, other than for fair consideration in the ordinary course of business and consistent with past practices, except as specifically contemplated herein;

      (f) enter into or effect any merger, consolidation, reclassification, recapitalization or other business combination or reorganization;

      (g) assume, guarantee, endorse or otherwise become liable or responsible (whether direct, indirect, contingent or otherwise) for the obligations of any other person, except endorsements in the ordinary course of business and consistent with past practice in connection with the deposit of items for collection;

      (h) make any loans, advances or capital contributions to or investments in any person (other than investments which are consistent with the asset make-up contemplated by this Agreement);

      (i) except as disclosed in Schedule 2.24, cause or permit any current property and casualty insurance policies issued to or providing coverage for the Company to be canceled or terminated or any of the coverage thereunder to lapse or to be decreased, unless simultaneously with such termination, cancellation or lapse, the Company obtains replacement policies from the same or comparable insurers providing coverage which is the same as or comparable to that provided under the canceled, terminated or lapsed policies;

      (j) sell, transfer, license or otherwise dispose of or encumber any item of Intangible Assets other than the renewal or lapse of software licenses not material to the Company's business operations;

      (k) cancel or compromise any debt or claim or waive, release, grant or transfer any rights of value or modify or change in any respect any existing license, lease, contract or other document, other than in the ordinary course of business and consistent with past practice, except as contemplated in this Agreement;

      (l) hire any Employees or implement any Employee Benefit Plans;

      (m) amend, revise or restate, or take any action that would adversely affect any rights under, the Management Agreement;

      (n) enter into any contract, lease, commitment or other agreement of any type whatsoever, unless terminable without liability to Company on notice of thirty (30) days or less, except with respect to insurance policies renewed in the ordinary course of business;

      (o) create, incur or assume any indebtedness or Lien;

      (p) cause or permit its assets and properties to not be maintained in their current condition, ordinary wear and tear excepted;

      (q) (i) not maintain its books, accounts and records in the ordinary course of business consistent with past practices, (ii) not continue to collect accounts receivable and pay accounts payable utilizing normal procedures, or
(iii) not comply in all material respects with all contractual and other obligations applicable to its operations;

      (r) enter into any commitment for capital expenditures of the Company;

      (s) enter into any transaction or make or enter into any contract, agreement or instrument which by reason of its size or otherwise is not in the ordinary course of business consistent with past practice;

      (t) write any insurance policy or enter into any reinsurance agreement;

      (u) take any action or fail to take any action which would cause either the Company's Certificate of Authority or corporate charter to lapse, be revoked, cancelled or forfeited, or for a Lien to be attached to either; or

      (v) make any material change in the underwriting, actuarial, financial or accounting practices customarily followed by the Company, unless otherwise required by applicable law.

      4.3 PREPARATION OF STATUTORY INSURANCE STATEMENTS. For any statutory accounting period which ends prior to or as of the Closing, Sellers shall prepare (or have prepared) and file, at the Sellers' expense, any Statutory Insurance Statements of the Company due after Closing, and shall provide a copy thereof to Purchaser promptly after such filing, and Purchaser shall cooperate fully with Seller in the preparation of such statements.

      4.4 ACCESS TO PROPERTIES AND RECORDS. To permit Purchaser to make such business, accounting and legal review and examination of the Company as Purchaser shall reasonably desire, Sellers shall afford, and shall cause the Company to afford, to Purchaser and Purchaser's actuaries, accountants, counsel and other representatives, access throughout the period prior to the Closing Date to the business, operations, properties, books, contracts, commitments and records of the Company as Purchaser or its representatives shall reasonably request. Sellers shall cause the Company to cooperate with Purchaser and its representatives in their investigation and examination of the assets and properties of the Company.

      4.5 CONSENTS AND APPROVALS.

      (a) Sellers shall, and shall cause the Company to, use all commercially reasonable efforts to promptly obtain all necessary consents, waivers, authorizations and approvals of all Governmental Entities and persons as may be required of Sellers in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and shall reasonably assist and cooperate with Purchaser in preparing and filing all documents required to be submitted by Purchaser to any Governmental Entity in connection with such transactions (which assistance and cooperation shall include, without limitation, timely furnishing to Purchaser all information concerning Sellers or the Company which, in the reasonable opinion of counsel to Purchaser, is required to be included in such documents), and in obtaining any governmental, or other third party consents, waivers, authorizations or approvals which may be required to be obtained by Purchaser in connection with such transactions, including, without limitation, the approvals contemplated in Section 5.1.

      (b) Sellers shall use all commercially reasonable efforts to cause the Company to obtain any other consents or approvals for any transactions or changes involving the Company provided or required by this Agreement for which the approval of the Texas Department is required prior to Closing, including, without limitation, (i) the repayment of the Seller Debenture in accordance with
Section 1.2(d), (ii) the issuance of a successor surplus debenture to the Purchaser, or its designee, in accordance with Section 1.2(d), (iii) the execution and delivery of the GAIC Reinsurance Agreement and the other agreements that are exhibits thereto, (iv) the termination of any intercompany agreements as required herein; and (v) the charter and bylaw amendments contemplated in Section 4.18 hereof.

      4.6 INSURANCE LICENSE. From the date hereof to the Closing Date, the Company shall, and Sellers shall cause the Company to, use its best efforts to preserve and maintain the Company's Certificate of Authority and its corporate charter issued by the Texas Department.

      4.7 TRANSFER OF INSURANCE BUSINESS LIABILITIES.

      (a) Except for the policies issued pursuant to the Third Party Fronting Arrangements and the GAINSCO Fronting Arrangement, no insurance risks, policies, contracts, endorsements or riders of any kind shall be issued, accepted, written, assumed or bound by or on behalf of the Company at any time from the date hereof to the Closing Date, inclusive.

      (b) Between the date hereof and the Closing Date, the consummation of the transactions contemplated by the GAIC Reinsurance Agreement shall be duly authorized and approved by all necessary corporate action on the part of the parties thereto. The GAIC Reinsurance Agreement and related agreements (that are exhibits thereto) shall be duly executed and delivered as of the Closing and shall be the valid and binding obligations enforceable against the parties thereto in accordance with their terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, and other similar laws of general application affecting the rights of creditors and secured parties generally. Between the date hereof and the Closing Date, the Company and Sellers shall use all commercially reasonable efforts to receive all Regulatory Approvals required in connection with the execution, delivery and performance of the GAIC Reinsurance Agreement and related agreements (that are exhibits thereto). Such Regulatory Approvals shall be in full force and effect and no additional authorization, consent, approval or other order or action of or filing with any other person, court, administrative agency or other Governmental Entity shall be required.

      (c) Sellers shall take all such commercially reasonable efforts to obtain Attornment Letters from Metropolitan and OMNI with respect to the Financial Assurances in all material respects in the form attached hereto as Exhibit N.

      4.8 CONTRACTS.

      (a) Effective on the Closing Date, there will be no contracts, agreements, indentures, instruments, obligations, promises, undertakings, relationships, or commitments, whether written or oral and whether express or implied, to which the Company is a party, or by which it, or any asset owned or used by it, is or may become bound, or by which it has or may acquire rights, including any agreements between or involving the Company and any of its then affiliates, other than:

            (i)   this Agreement;

            (ii)  the General Agency Agreement, as amended, with MGA Agency,
Inc.;

            (iii) the GAIC Reinsurance Agreement;

            (iv) the Reinsurance Trust Agreement by and between GAIC, the Company, and J.P. Morgan Chase Bank;

            (v) the Managing General Agency Agreement by and between the Company and Met P&C Managing General Agency, Inc.;

            (vi) the 100% Quota Share Reinsurance Agreement by and between the Company and Metropolitan;

            (vii) the Guaranty and Indemnity Agreement by and between the Company and Metropolitan;

            (viii) the Letter of Credit and any amendments (relating to Metropolitan);

            (ix) the Agency Agreement by and between the Company and Omni General Agency, Inc.;

            (x) the 100% Quota Share Reinsurance Agreement by and between the Company and OMNI;

            (xi)   the Trust Agreement (relating to OMNI);

            (xii)  the Indemnity Letter (from OMNI);

            (xiii) the insurance contracts providing coverage to the Company, its business and its employees, officers and directors, as provided herein;

            (xiv) any insurance policies, contracts, endorsements or riders issued pursuant to the Third Party Fronting Arrangements and the GAINSCO Fronting Arrangement, as contemplated in Section 4.7 of this Agreement;

            (xv)   the Management Agreement;

            (xvi) the surplus debenture note, in the form attached hereto as Exhibit A; and

            (xvii) the Assignment Agreement.

      (b) All intercompany accounts involving the Company and its affiliates shall be settled as of the Closing Date.

      4.9 STATE ASSESSMENTS. Sellers agree to pay any and all guaranty fund and catastrophe pool assessments, assigned risk plan assessments, board and bureau fees, whether imposed before, on or after the Closing Date, made by any state guaranty fund, pool, board, bureau, plan or similar entity, net of any premium tax deductions or offsets, relating to insurance premiums earned or received by the Company on or before the Closing Date.

      4.10 REGULATORY EXAMINATIONS. Sellers shall cooperate with Purchaser in providing a response to any reports of examination conducted by any state insurance regulatory authorities involving matters that occurred on or before the Closing Date and shall pay any and all fines, penalties or assessments made against the Company as a result of any examinations that were or are conducted by an insurance regulatory authority on or before the Closing Date or with respect to matters that occurred on or before the Closing Date, and in each case except in respect of the Third Party Fronting Arrangements.

      4.11 THIRD PARTY AGREEMENTS. Sellers shall cooperate with Purchaser and use its commercially reasonable efforts to assist Purchaser in obtaining any consents, or similar assurances from third parties required under or reasonably requested by Purchaser in connection with agreements, licenses, permits and other documents or instruments of the Company.

      4.12 FURTHER ASSURANCES. Upon the reasonable request of Purchaser at any time on or after the Closing Date, Sellers will execute and deliver such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Purchaser or its counsel may reasonably request in order to perfect title of Purchaser and its successors and assigns in and to the Management Agreement or otherwise to effect the purposes of this Agreement.

      4.13 SATISFACTION OF CONDITIONS. Each of the Company and the Sellers agree to use all commercially reasonable efforts to cause the conditions to obligations of Purchaser which are set forth in Article 6, and which are dependent on the actions of Sellers or the Company, to be fulfilled.

      4.14 NOTICE AND CURE. Sellers will notify Purchaser promptly in writing of, and contemporaneously will provide Purchaser with true and complete copies of, any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction, or circumstance occurring after the date of this Agreement, that causes or will cause any covenant or agreement of Seller under this Agreement to be breached, or that renders or will render untrue any representation or warranty of Seller contained in this Agreement as if the same were made on or as of the date of such event, transaction, or circumstance. Seller shall promptly inform Purchaser in writing of any event or condition which has, or is reasonably likely to have, a material adverse effect on the Company or the Management Agreement.

      4.15 NEGOTIATIONS. Until such time, if any, as this Agreement is terminated pursuant to Article 10 hereof, and subject to the fiduciary duties of the individual directors of Sellers, Sellers shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any person or entity (other than Purchaser) relating to any transaction involving the acquisition of control of the Company (other than as contemplated by this Agreement), or any merger, consolidation, business combination, or similar transaction with the Company.

      4.16 MAINTENANCE OF POLICYHOLDER SURPLUS AND RESERVES. At all times prior to the Closing, Sellers and the Company shall maintain the Company's policyholder surplus in accordance with the Texas Insurance Code.

      4.17 RATINGS. Sellers shall cooperate with Purchaser in notifying rating services of the proposed transaction. No communication to any such service with regard to this transaction shall be made by one party without a good faith effort to obtain prior approval from the other.

      4.18 CHARTER AND BYLAW AMENDMENTS. Following the execution of this Agreement, Sellers shall cause to be called a meeting of the policyholders of the Company for the purpose of amending and restating the Restated Articles of Incorporation and the Restated Bylaws of the Company. The Restated Articles of Incorporation and the Restated Bylaws shall be amended and restated consistent with the forms attached hereto as Exhibits I and J. In connection therewith, the Company shall cause all applicable notices and disclosures to the policyholders of the Company pertaining to such amendments to be prepared and distributed in accordance with all applicable laws and regulations. Such notices shall contain the recommendation of the board of directors of the Company to its policyholders in favor of the proposed amendments. Upon receipt of such policyholder approval, the Company shall promptly take all commercially reasonable action necessary to secure the approval of the Texas Department; provided, however, the Sellers may request that such approval be conditioned upon the approval by the Texas Department of Purchaser's Form A Acquisition Statement. Completion of the amendments contemplated herein may be conditioned upon the occurrence of the Closing under this Agreement. In the event approvals from the Texas Department and the policyholders are not received prior to Closing, Sellers hereby grant a limited license to Purchaser and the Company to continue to use the name "GAINSCO County Mutual Insurance Company" and any tradenames or trademarks derived therefrom (in the same manner and for the same purposes as they are currently being used) until the name change is effective and, thereafter, for the purposes described in Section 5.4 hereof.

      4.19 NON-COMPETITION AGREEMENT. Sellers agree that, for the period commencing as of the Closing Date and ending on the date that Purchaser's obligation to make Post Closing Payments terminates pursuant to the provisions of this Agreement, Sellers shall not acquire (i) control of a Texas county mutual insurance company or (ii) greater than a 50% ownership interest in any entity that writes nonstandard private passenger and/or commercial automobile insurance in the State of Texas as a significant and material portion of its business. The parties specifically acknowledge and agree that the remedy at law for breach of the foregoing will be inadequate and that Purchaser, in addition to any other relief available to it, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damage or posting a bond. Sellers acknowledge and agree that the terms and conditions of this Section 4.19 are reasonable, are supported by good and sufficient consideration, and place reasonable restrictions in view of the facts and circumstances. The agreement set forth in this Section 4.19 shall not apply (i) to GAINSCO or any successor to GAINSCO, if GAINSCO is sold, consolidated or merged with or into another entity or entities (except a consolidation or merger into a subsidiary of GAINSCO, a merger in which GAINSCO is the surviving corporation (and is not thereafter wholly owned by a previously unrelated entity), or a transaction in which the holders of GAINSCO's voting securities outstanding immediately prior to the transaction constitute a majority of the holders of voting securities immediately following the transaction), or (ii) to any of GAINSCO's affiliates, if no longer owned or controlled directly or indirectly by GAINSCO.

                                   ARTICLE 5
                             COVENANTS OF PURCHASER

      Purchaser hereby covenants and agrees with Sellers as follows:

      5.1 CONSENTS AND APPROVALS. Purchaser (i) shall use commercially reasonable efforts to file a Form A Acquisition Statement with the Texas Department within thirty (30) days after the date hereof and promptly obtain all necessary consents, waivers, authorizations and approvals of appropriate Governmental Entities or other persons required in connection with the execution, delivery and performance by Purchaser of this Agreement, and (ii) shall assist and cooperate with Sellers in preparing and filing all documents required to be submitted by or on behalf of Sellers to any Governmental Entity in connection with such transactions and in obtaining any governmental or third party consents, waivers, authorizations or approvals which may be required to be obtained by Sellers in connection with such transactions.

      5.2 SATISFACTION OF CONDITIONS. Purchaser agrees to use commercially reasonable efforts to cause the conditions to obligations of Sellers which are set forth in Article 7, and which are dependent upon the actions of Purchaser, to be fulfilled.

      5.3 ACCESS TO RECORDS. After the Closing, Purchaser will afford Seller and its employees, agents, counselors and advisors reasonable access to the Company's books, records and data pertaining to pre-Closing activities for the purpose of preparing any Statutory Insurance Statements or Tax Returns of the Company due for periods prior to the Closing Date.

      5.4 USE OF NAMES AND MARKS. Purchaser specifically agrees that from and after the Closing Date, or upon the approval of a new name for the Company, if later, neither Purchaser nor the Company will make use of the word "GAINSCO" or any name, mark or term confusingly similar therewith, except for purposes of historical identification of any products sold by the Company prior to the Closing Date and as may be necessary for regulatory reporting requirements.

                                   ARTICLE 6
                     CONDITIONS TO OBLIGATIONS OF PURCHASER

      All obligations of Purchaser under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

      6.1 REPRESENTATIONS AND WARRANTIES OF SELLERS AND THE COMPANY. All representations and warranties made by Sellers and/or the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if again made by Sellers and/or the Company on and as of such date (or on the date when made, in the case of any representation or warranty which specifically relates to an earlier date) without giving effect to any supplements to the Schedules, except that with respect to all representations and warranties of Sellers that are modified or limited in any respect by the phrase "material adverse effect," the word "material" or any other standard term of materiality shall be true and correct in all respects at and as of the Closing Date, without giving effect to any supplements to the Schedules. Each of Seller, GAINSCO and the Company shall have delivered to Purchaser a certificate of an authorized officer thereof reasonably satisfactory to Purchaser to such effect.

      6.2 PERFORMANCE BY SELLERS AND THE COMPANY. Sellers and the Company shall have performed and complied in all material respects with all covenants and obligations required under this Agreement to be performed by each of them and with which they must comply on or prior to the Closing Date, and each of Seller, GAINSCO and the Company shall have delivered to Purchaser a certificate of an authorized officer thereof to such effect reasonably satisfactory to Purchaser, and such other evidence as Purchaser may require.

      6.3 CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any Governmental Entity or person, required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein, including, without limitation, (i) the approvals contemplated in Sections 4.5(a), 4.7, 4.18, and 5.1, (ii) any and all consents required from third parties under any contracts, agreements, licenses, leases and other instruments, relating to the business of the Company, shall have been duly obtained and shall be in full force and effect on the Closing Date and in form and substance reasonably satisfactory to Purchaser. The approvals obtained pursuant to Sections 4.5(a), 4.7, 4.18 and 5.1 shall not contain any term or condition that would materially impair the value of the transactions contemplated herein to Purchaser. Sellers shall have obtained a release of all security interests held by Bank One, if any, with respect to the Company, its corporate charter, its Certificate of Authority, all of the Company's assets reflected in the Closing Pro Forma Balance Sheet, the Seller Debenture, and the Management Agreement, in such form that is reasonably satisfactory to Purchaser.

      6.4 NO VIOLATION OF ORDERS. There shall not be in effect on the Closing Date any statute, rule, regulation, decree, writ, executive order, preliminary or permanent injunction or other order issued, promulgated or enacted by any Governmental Entity which makes or declares this Agreement invalid or unenforceable in any material respect or which prevents the consummation of the transactions contemplated hereby; and no action or proceeding shall have been instituted or threatened by any Governmental Entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or any material term or provision hereof or seeks damages as a result of the transactions contemplated by this Agreement.

      6.5 NO MATERIAL ADVERSE CHANGE. During the period from the date of this Agreement to the Closing Date, there shall have been no Material Adverse Legal Change nor any material adverse change in or any event or occurrence which would result in a material adverse change in, or any threatened or pending litigation, which results in any material adverse change in the assets, liabilities, properties, operations or financial condition of the Company or the Management Agreement, other than as specifically contemplated in this Agreement, excluding
(i) any such change, effect, event, occurrence or state of facts which (A) affects the U.S. economy or the nonstandard private passenger and/or commercial automobile insurance industry generally (other than a Material Adverse Legal Change), or (B) results from the announcement, making or performance of this Agreement; and (ii) any reductions in the rating of the Company by A.M. Best Company. Sellers shall not allow a Lien to be created with respect to, or otherwise attach to, the Management Agreement, other than in favor of Bank One.

      6.6 INTERCOMPANY OR RELATED PARTY DEBT, AGREEMENT OR INVESTMENTS. Purchaser shall have received such agreements and assurances as it shall reasonably require evidencing the satisfaction, forgiveness and release of all intercompany or other obligations owed by the Company to Sellers or any of their respective affiliates or related parties, the cancellation, satisfaction and forgiveness of any obligation under any intercompany or related party contracts, agreements, arrangements or understandings of any nature, and the elimination of any intercompany or related party investment owned by the Company, except as contemplated by this Agreement. Except as otherwise provided herein, all intercompany and related party contracts, agreements, arrangements or understandings shall be terminated prior to the Closing and Sellers shall obtain any and all Regulatory Approvals required in connection therewith.

      6.7 OTHER CLOSING DOCUMENTS. Purchaser shall have received such other certificates, instruments and documents in confirmation of the representations, warranties or covenants of Sellers contained in this Agreement or in furtherance of the transactions contemplated by this Agreement, as Purchaser or its counsel may reasonably request.

      6.8 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of Sellers under the provisions of this Agreement, and all other actions and proceedings required to be taken by or on behalf of Sellers in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Purchaser. Sellers shall have delivered an opinion of counsel in the form attached hereto as Exhibit K.

      6.9 RESIGNATION OF DIRECTORS AND OFFICERS. All of the individuals serving as directors and/or officers of the Company shall deliver to Purchaser their written resignations from all positions elected to and/or held in such entity effective on or before the Closing Date and in the form of the Release and Resignation set forth in Exhibit L hereto. Sellers shall cause such resignations to occur in such a sequence that will permit Purchaser to substitute and/or replace such officers and directors in an orderly manner. The Chairman of the Company shall be the last of the members of the board of directors to resign, and prior to his resignation, he shall take such action as is necessary, and in a form acceptable to Purchaser, to appoint a new slate of directors for the Company, with the names of such directors identified by Purchaser.

      6.10 BOOKS AND RECORDS. The books, records and data (whether stored electronically or otherwise) of the Company, excluding, however, books and records relating to Taxes for any Pre-Closing Period (as defined herein), shall remain the property of the Company through the Closing; provided, however, that Seller shall be permitted reasonable access to such books, records and data pertaining to pre-Closing activities following the Closing for the purpose of preparing any Statutory Insurance Statements or Tax Returns of the Company due for periods prior to the Closing Date and for any other reasonable purpose of Seller.

      6.11 CLOSING PRO FORMA BALANCE SHEET. Sellers shall deliver to Purchaser at Closing a balance sheet prepared to reflect the financial condition of the Company as of the Closing Date (the "CLOSING PRO FORMA BALANCE SHEET") which shall be prepared, in all material respects, in accordance with Statutory Accounting Practices, with the assets determined in accordance with the requirements of Section 1.2(d), and certified by the Company's treasurer, to the best of his knowledge, as true, accurate and complete. The Closing Pro Forma Balance Sheet shall reflect the assets of the same specific categories shown in the Pro Forma Balance Sheet and shall reflect no liabilities.

      6.12 RECEIPT OF DOCUMENTATION PERTAINING TO FINANCIAL ASSURANCES. Purchaser shall have received from Sellers the Attornment Letters, as contemplated in Section 4.7(c) of this

Agreement, executed by Metropolitan and OMNI, and their applicable affiliates, and in all material respects in the forms attached hereto as Exhibit N.

                                    ARTICLE 7
                      CONDITIONS TO OBLIGATIONS OF SELLERS

      All obligations of Sellers under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of the following conditions:

      7.1 REPRESENTATIONS AND WARRANTIES OF PURCHASER. All representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the Closing Date as if again made by Purchaser on and as of such date (or on the date when made, in the case of any representation or warranty which specifically relates to an earlier date) and Purchaser shall have delivered to Seller a certificate of an officer of Purchaser reasonably satisfactory to Seller to such effect.

      7.2 PERFORMANCE BY PURCHASER. Purchaser shall have performed and complied in all material respects with all covenants and obligations required under this Agreement to be performed by it on or prior to the Closing Date, and Purchaser shall have delivered to Seller a certificate of an officer of Purchaser reasonably satisfactory to Seller to such effect.

      7.3 CONSENTS AND APPROVALS. All consents, waivers, authorizations and approvals of any Governmental Entity or person, required in connection with the execution, delivery and performance of this Agreement and the transactions contemplated herein, including, without limitation, (i) the approvals contemplated in Sections 4.5(a) and 5.1, (ii) any and all consents required from third parties under any contracts, agreements, licenses, leases and other instruments, relating to the business of the Company, shall have been duly obtained and shall be in full force and effect on the Closing Date and in form and substance reasonably satisfactory to Seller. The approvals obtained pursuant to Sections 4.5(a) and 5.1 shall not contain any term or condition that would materially impair the value of the transactions contemplated herein to Seller. Sellers shall have obtained a release of all security interests held by Bank One, if any, with respect to the Company, its corporate charter, its Certificate of Authority, all of the Company's assets reflected in the Closing Pro Forma Balance Sheet, the Seller Debenture, and the Management Agreement, in such form that is reasonably satisfactory to Sellers.

      7.4 NO VIOLATION OF ORDERS. There shall not be in effect on the Closing Date any statute, rule, regulation, decree, writ, executive order, preliminary or permanent injunction or other order issued by any Governmental Entity which makes or declares this Agreement invalid or unenforceable in any material respect or which prevents the consummation of the transactions contemplated hereby; and no action or proceeding shall have been instituted or threatened by any Governmental Entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement or any material term or provision hereof or seeks damages as a result of the transactions contemplated by this Agreement.

      7.5 LEGAL MATTERS. All certificates, instruments, opinions and other documents required to be executed or delivered by or on behalf of Purchaser under the provisions of this

Agreement, and all other actions and proceedings required to be taken by or on behalf of Purchaser in furtherance of the transactions contemplated hereby, shall be reasonably satisfactory in form and substance to counsel for Seller. Purchaser shall have delivered opinions of counsel in the forms attached hereto as Exhibit M.

      7.6 DISTRIBUTION OF STATUTORY SURPLUS. On or before the Closing, but prior to the contribution to surplus by Purchaser pursuant to Section 1.2(d) hereof, the Company shall have paid in full (i) all principal and accrued interest on the Seller Debenture and (ii) all amounts accrued to the account of Seller pursuant to the Management Agreement. Through the foregoing, or otherwise, all surplus of the Company (as of the Closing but prior to the contribution described above), other than the surplus shown in the Closing Pro Forma Balance Sheet, shall have been transferred to Sellers.

                                   ARTICLE 8
                            SURVIVAL; INDEMNIFICATION

      8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, ETC. Except as specified herein, all representations, warranties, agreements, covenants and obligations herein or in any Exhibit, Schedule or certificate delivered by any party incident to the transactions contemplated hereby are material and may be relied upon by the party receiving the same and shall survive the Closing for a period of five (5) years regardless of any investigation by or knowledge of such party and shall not merge into the performance of any obligation by any party hereto; provided, however, if at any time prior to September 15, 2005, a Material Adverse Legal Change occurs that is not subsequently repealed, rescinded or vetoed within one (1) year, all representations, warranties, agreements, covenants and obligations shall survive the Closing for a period of three (3) years; provided further, however, that any and all of the representations, warranties, agreements, covenants and obligations of the parties contained in Sections 1.3(a), 2.2, 2.3(a), 2.18(a), 2.32, 5.3, 5.4 and 6.10 shall survive the
Closing indefinitely and those contained in Section 2.13 and Article 9 shall survive the Closing until six (6) months after the expiration of the applicable statute of limitations; provided further, however, that the agreements, covenants and obligations contained in Sections 1.2 and 4.19 shall survive the Closing for a period of time consistent with the time periods described therein. The indemnification rights and obligations of the parties set forth in this
Article 8 shall survive the Closing consistent with the requirements of this
Section 8.1; provided, however, that the indemnification obligations described in Sections 8.2(f) and (g) shall survive the Closing indefinitely.

      8.2 INDEMNIFICATION BY SELLERS. Sellers jointly and severally agree, subsequent to the Closing Date, to indemnify and hold harmless the Purchaser, its affiliates, its subsidiaries (including the Company after the Closing) and all of their respective officers, directors, employees, agents, successors and assigns (individually, a "PURCHASER INDEMNIFIED PARTY" and collectively, the "PURCHASER INDEMNIFIED PARTIES") from and against and in respect of all losses, claims, causes of action, liabilities, obligations, damages, Taxes, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense and settlement of the foregoing) (subject to the provisions of Section 8.8, a "LOSS" or "LOSSES") sustained, suffered or incurred by or made against any Purchaser Indemnified Party arising out of, based upon or in connection with:

      (a) conditions, circumstances or occurrences which constitute or result in any breach of any representation or warranty made by Sellers and/or the Company in this Agreement or in any certificate, agreement, document or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of or resulting from an inaccuracy in any such representations or warranties;

      (b) any breach of any covenant or agreement made by Sellers and/or the Company in this Agreement or in any certificate, agreement, document or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of or resulting from the breach of any such covenant or agreement;

      (c) liabilities relating to amounts due in connections with any Employee Benefit Plan under which the Company may incur liability for Pre-Closing Periods;

      (d) any and all Taxes imposed on or with respect to or otherwise attributable to the Company with respect to periods, or portions thereof, including but not limited to Taxes allocated to the Company pursuant to any tax allocation agreement between the Company and any other person, ending on or before the Closing Date ("PRE-CLOSING PERIODS");

      (e) any and all liabilities or obligations of any kind or nature of the Company, known or unknown, accrued, contingent or otherwise, to the extent they relate to or to the extent they result from conditions or circumstances arising or events occurring before the Closing, but excluding in any event (i) any liabilities or obligations relating to the Third Party Fronting Arrangements or the GAINSCO Fronting Arrangement (which for the latter is covered by the GAIC Reinsurance Agreement and Section 8.2(g) hereof), and (ii) the portion of any Loss that is caused by the wrongful or negligent actions or inactions of any of the Purchaser Indemnified Parties taken after the Closing Date;

      (f) any and all insurance claims, liabilities and obligations of the Company, if any, that are not reinsured pursuant to the GAIC Reinsurance Agreement or the Third Party Fronting Arrangements; and

      (g) any and all insurance claims, liabilities and obligations of GAIC under the GAIC Reinsurance Agreement, in the event (i) GAIC fails to timely perform its obligations, covenants and agreements as required under the terms of the GAIC Reinsurance Agreement, or (ii) a court of competent jurisdiction or Governmental Entity shall have declared or found GAIC to be insolvent, or places GAIC in supervision, conservation, rehabilitation or liquidation; provided, however, with respect to the event described in (g)(i) above, if the parties to the GAIC Reinsurance Agreement have a disagreement with respect to any amount that is owed by GAIC to the Company thereunder and such dispute is subject to the arbitration provisions of the GAIC Reinsurance Agreement, Sellers shall not be required to satisfy their indemnification obligations set forth above under
(g)(i) until the decision in the arbitration proceeding has become final and GAIC has had a reasonable period of time (not to exceed seven (7) business days) to pay any amount owed to the Company pursuant thereto.

      Provided, however, that Sellers' obligations to indemnify, defend and hold harmless as provided in Sections 8.2(a) through (e) (but excluding (f) and (g))shall not apply until the cumulative amount of all Losses to Purchaser Indemnified Parties exceeds $50,000.00, whereupon Sellers shall be responsible for the full amount of all Losses including the first $50,000.00; and provided, further, that the amount of any Losses for which indemnification is sought shall be net of any amount actually recovered with respect thereto by the Purchaser Indemnified Party or Parties under insurance policies and that the Purchaser Indemnified Party or Parties shall have attempted in good faith to recover any Losses that are so insured.

      8.3 INDEMNIFICATION BY PURCHASER. Purchaser agrees, subsequent to the Closing Date, to indemnify and hold harmless Sellers, their affiliates, their subsidiaries and all of their respective officers, directors, employees, agents, successors and assigns (collectively, the "SELLER INDEMNIFIED PARTIES") from and against and in respect of all Losses sustained, suffered or incurred by or made against any of the Seller Indemnified Parties arising out of, based upon or in connection with (a) conditions, circumstances or occurrences which constitute or result in any breach of any representation or warranty made by Purchaser in this Agreement or in any certificate, agreement, document or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of or relating to any inaccuracy in such representations or warranties; (b) any breach of any covenant or agreement made by Purchaser in this Agreement or in any certificate, agreement, document or other instrument delivered under or in connection with this Agreement, or by reason of any claim, action or proceeding asserted or instituted arising out of or relating to a breach of any such covenant or agreement; (c) any and all Taxes imposed on or with respect to or otherwise attributable to the Company with respect to periods, or portions thereof, including but not limited to Taxes allocated to the Company pursuant to any tax allocation agreement between the Company and any other person, beginning after the Closing Date; and (d) any and all liabilities or obligations of any kind or nature of the Company, known or unknown, accrued, contingent or otherwise, to the extent they relate to or to the extent they result from conditions or circumstances arising or events occurring after the Closing, but excluding in any event (i) any liabilities or obligations relating to the GAINSCO Fronting Arrangement, and (ii) the portion of any Loss that is caused by the wrongful or negligent actions or inactions of any of the Seller Indemnified Parties.

      8.4 NOTICE; DEFENSE OF THIRD PARTY CLAIMS.

      (a) Promptly after receipt by an indemnified party of notice of any Loss to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party (the Purchaser with respect to claims by the Seller Indemnified Parties and Sellers with respect to claims by the Purchaser Indemnified Parties), but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such Loss and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

      (b) In the event an indemnification claim relates to any suit, action, or proceeding brought by any third party against an indemnified party, if within twenty (20) days after receiving such notice, the indemnifying party gives written notice to the indemnified party stating that the indemnifying party (i) would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful, (ii) shall be fully responsible (with no reservation of any rights) for all liabilities relating to such Loss and that it will provide full indemnification (whether otherwise required hereunder) to the indemnified party with respect to such Loss, and (iii) disputes the third party claim and intends to defend against Loss at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party, which consent shall not be unreasonably withheld) and the indemnifying party shall not be required to make any payment to the indemnified party with respect to such Loss if and so long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification, and provided further that prior to such assumption of defense the indemnifying party shall enter into an agreement with the indemnified party in form and substance reasonably satisfactory to the indemnified party pursuant to which the indemnifying party unconditionally guarantees the payment and performance of any liability or obligation which may arise out of or in any way relating to such Loss or the facts giving rise thereto. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the Loss and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything in this Section 8.4 (b) to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel or of the indemnified party by counsel representing the indemnifying party would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party and the rights of the indemnifying party to control the defense and settle the claims shall not apply.

      (c) If no notice of intent to dispute and defend is given by the indemnifying party as provided in Section 8.4(b), or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall have the right, at the expense of the indemnifying party, to undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment) such Losses applicable to either party. If such Loss is one that by its nature cannot be defended solely by the indemnifying party or otherwise at the reasonable request of the indemnifying party, the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

      (d) The requirements of Sections 8.4(a), (b) and (c) shall not apply to the indemnification obligations under Section 8.2(g).

      8.5 RECOVERIES. The amount of any Losses suffered, sustained, incurred or required to be paid by any indemnifying party shall be reduced by the amount of any insurance proceeds paid to the indemnified party by any person not a party to this Agreement.

      8.6 SATISFACTION OF INDEMNIFICATION OBLIGATIONS. Except as provided in
Section 8.4(b) hereof, any indemnity payable pursuant to this Article 8 shall be paid within twenty (20) business days after the indemnified party's written request therefor accompanied by reasonably satisfactory documentation supporting the claim for indemnification, including the amount of Losses and the calculation of and justification therefor; provided, however, any indemnity payable pursuant to Section 8.2(g)(i) shall be paid within seven (7) business days after the decision in the arbitration proceeding referred to therein, if any, has become final, or if there is no arbitration proceeding initiated thereunder, then payment will be made upon three (3) business days to notice to Sellers. Purchaser shall be entitled to offset any indemnity payable to the Purchaser Indemnified Parties pursuant to this Article 8 against any of the Post Closing Payments owed by Purchaser pursuant to Section 1.2(b) of this Agreement; provided, however, with respect to such right of offset, (a) the amount of any indemnity payable must be based upon a good faith estimate by Purchaser of the Losses to the Purchaser Indemnified Parties, and supported by reasonably satisfactory documentation; (b) if it is determined through a judicial or arbitration proceeding (and such determination has become final) that the Purchaser Indemnified Parties were ultimately entitled to an amount under
Section 8.2 that was less than the amount Purchaser offset against the Post Closing Payment(s) pursuant to this section, Sellers shall be entitled to recover from Purchaser, within seven (7) business days from the date of the determination, both the difference between the two amounts and interest on the difference between the two amounts at twelve percent (12%) per annum, subject to the maximum rate of interest allowed by law, which interest shall accrue from the date Purchaser exercised its right of offset until the date reimbursement is made to Sellers (and such interest shall be in lieu of, and not in addition to, interest awarded pursuant to the judicial or arbitration proceeding); and (c) unless either of Sellers is insolvent or the subject of bankruptcy or receivership proceedings, any amounts which Purchaser seeks to offset against the Post Closing Payment(s) for claims for Losses asserted by the Purchaser Indemnified Parties after the second anniversary of the Closing Date, which amounts are disputed in good faith by Sellers, shall be deposited into an escrow account pursuant to an escrow agreement, in all material respects in form attached hereto as Exhibit O, and with an independent escrow agent selected by Purchaser and reasonably acceptable to Sellers, and released to the appropriate party upon final resolution of the dispute. The requirements under (a), (b) and
(c) above shall not apply to any indemnity owed to the Purchaser Indemnified Parties under Section 8.2(g)(i), and Purchaser may exercise its right of offset with respect to all Losses under Section 8.2(g)(i) without complying with such requirements. Any subsequent reimbursement to Purchaser pursuant to Section 9.5 hereof shall be treated as an adjustment to the Purchase Price.

      8.7 SOLE AND EXCLUSIVE REMEDY. Following the Closing, recourse under the provisions of this Article 8 shall be the sole and exclusive remedy of any party to this Agreement for Losses asserted against, resulting to, imposed upon, or incurred by such party, directly or indirectly, by reason of or resulting from any breach by any other party of any of such other party's representations, warranties, covenants or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto, but excluding claims related to fraud and claims for injunctive or other equitable relief for which monetary damages covered by an indemnity obligation set forth herein are not available. The foregoing limitation does not foreclose or otherwise limit the rights and remedies of the parties to the Liability Assumption Agreement or the GAIC Reinsurance Agreement.

      8.8 EXCLUSIONS FROM LOSSES. For purposes of this Agreement, the term "LOSSES" shall have the meaning assigned to it in Section 8.2; provided, however, with respect to indemnification under this Article 8, notwithstanding any other provision of this Agreement, no indemnifying party shall have any liability for, and the definition of Losses explicitly excludes, any amounts that are claimed by any indemnified party arising from, relating to, or including, in whole or in part, any consequential, special, incidental, or punitive damages, whether awarded by a court or an arbitrator. The foregoing exclusion does not apply to amounts paid or owed by an indemnified party with respect to any claim, suit, action or proceeding brought by any third party.

                                   ARTICLE 9
                                     TAXES

      9.1 COOPERATION AND EXCHANGE OF INFORMATION. The Company and its affiliates will not, unless otherwise required by law, rule or regulation or unless doing so would have no effect on any Taxes for which Sellers are or may be liable under Sections 8.2(d), 9.5 and 9.9 hereof, adopt a Tax treatment of any material item that is inconsistent with the past treatment of similar items of the Company in any previously filed Tax Return. Sellers and Purchaser will provide, or cause to be provided, to each other prompt notice of and copies of all correspondence received from any taxing authority by Sellers or Purchaser in connection with any liability for Losses relating to Taxes for which the other party is or may be liable under Sections 8.2(d), 9.5 and 9.9 hereof. The parties will provide each other with the cooperation and information as they may reasonably request of each other in preparing or filing any Return, amended Return, or claim for refund, in determining a liability or a right to refund or in conducting any audit or other administrative or judicial proceeding in respect of Taxes imposed on the parties, the Company or their respective affiliates, or for which a party may be required to indemnify another party pursuant to this Agreement. Sellers shall have the right to participate in the conduct of any Tax audit, assessment or proceeding with respect to Taxes attributable solely to any Pre-Closing Period at their own expense and with their own counsel; Purchaser shall agree to any reasonable settlement thereof recommended by Sellers. If the effect of such settlement would be to increase the liability of Purchaser or the Company for any post-Closing period, Sellers agree to pay to Purchaser the full amount of any such increase.

      9.2 SELLERS' ACCESS. Purchaser will grant or cause to be granted to Sellers access at all reasonable times to all of the information, books and records relating to the Company within its possession or control (including, without limitation, Tax work papers, Tax Returns and correspondence with Tax authorities), including the right to take extracts therefrom and make copies thereof at Sellers' expense, to the extent reasonably necessary in connection with Taxes and Tax disputes to which this Agreement applies and shall furnish the assistance and cooperation of such personnel and affiliates of Purchaser as Sellers may reasonably request in connection therewith.

      9.3 PURCHASER'S ACCESS. Sellers will grant or cause to be granted to Purchaser, the Company or their representatives access at all reasonable times to all of the information, books and records relating to the Company within Sellers' possession or control (including, without limitation, Tax work papers, Tax Returns and correspondence with Tax authorities), including the right to take extracts therefrom and make copies thereof at the expense of the Company, to the extent reasonably necessary in connection with Taxes and Tax disputes to which this Agreement applies and shall furnish the assistance and cooperation of such personnel and affiliates of Sellers as Purchaser may reasonably request in connection therewith.

      9.4 CONFIDENTIALITY. Any information obtained by a party hereto or its affiliates from another party hereto or its affiliates in connection with any Tax matters to which this Agreement applies shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding.

      9.5 PREPARATION OF TAX RETURNS. Sellers shall prepare or cause to be prepared and shall file or cause to be filed all Tax Returns, including premium Tax Returns, for the Company that are required to be filed after the Closing Date for all periods ending on or prior to the Closing Date. Sellers shall permit Purchaser to review and comment on each such Tax Return described in the preceding sentence and shall make such revisions to such Tax Returns as are reasonably requested by Purchaser. Sellers shall be liable for and shall reimburse Purchaser for all Taxes of the Company with respect to all Pre-Closing Periods, within fifteen (15) days after payment by Purchaser or the Company of such Taxes. To the extent a short-period Tax Return is not required for the period from January 1, 2002 through the Closing Date, Sellers shall be responsible for the portion of such Taxes allocable to the period prior to Closing and shall reimburse Purchaser with respect to such Taxes. Subject to the foregoing sentence, Purchaser shall prepare or cause to be prepared and shall file or cause to be filed all Tax Returns, including premium Tax Returns, for the Company that are required to be filed after the Closing Date for all periods ending after the Closing Date.

      9.6 ALLOCATION BETWEEN PERIODS. All Taxes shall be determined on the basis of an interim closing of the books of the Company as though its Tax year ended on the Closing Date; provided, that the allocable portion of any periodic Tax that is not based on income, receipts or transactions shall be determined by apportioning the Tax for the entire taxable year based upon the number of days in the Pre-Closing Period and post-Closing period. The books and records of the Company shall be closed at the end of business on the Closing Date, and for purposes of this Agreement, a short Tax-year period shall end for the period January 1, 2002 through the Closing Date. Sellers shall prepare or cause to be prepared, and shall execute on behalf of the Company and file or cause to be filed in a timely manner all federal Tax Returns for the Company for all periods ending on the Closing Date.

      9.7 TAX TREATMENT OF TRANSACTIONS. Sellers and Purchasers agree that for Tax purposes the transfer of the rights and interests in the Management Agreement is a sale by Sellers of all of their interests in the Management Agreement. Except pursuant to any judicial proceeding that has become final, Sellers and Purchaser agree not to take any position inconsistent with this position for Tax purposes.

      9.8 ALLOCATION OF PURCHASE PRICE. The parties agree that the consideration payable pursuant to Article 1 relates to an applicable asset acquisition as defined in Treas. Reg. 1.1060-1(b) and shall be allocated in accordance with
Section 1060 of the Code and the underlying Treasury Regulations entirely to the Management Agreement. Each party agrees to file with its federal income Tax Returns an initial asset acquisition statement and any supplemental statements on IRS Form 8594 (Asset Acquisition Statement), consistent with the preceding sentence.

      9.9 TRANSFER TAXES. Sellers shall pay the cost of any and all sales, use, transfer or other similar Taxes imposed as a result of the consummation of the transactions contemplated by this Agreement, and Purchaser and the Company shall have no obligation or liability of any kind to Sellers with respect to such Taxes.

      9.10 TAX SHARING AGREEMENTS. All tax sharing or indemnification agreements and all power of attorney arrangements, or any similar agreements of any kind involving the Company, shall be terminated on or before the Closing, and all payment obligations thereunder shall be paid, settled, and satisfied prior to the Closing.

                                   ARTICLE 10
                           TERMINATION AND ABANDONMENT

      10.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

      (a) by the mutual written consent of Sellers and Purchaser;

      (b) by Purchaser, if all of the conditions set forth in Article 6 of this Agreement shall not have been satisfied or waived within one hundred eighty
(180) days after the date hereof;

      (c) by Sellers, if all of the conditions set forth in Article 7 of this Agreement shall not have been satisfied or waived within one hundred eighty
(180) days after the date hereof;

      (d) by Purchaser, if any of Sellers' or the Company's representations, warranties or covenants herein are materially untrue, inaccurate, breached or failed to be performed and such misrepresentation, breach or failure is not cured in all material respects within thirty (30) days after Seller receives notice thereof from Purchaser;

      (e) by Sellers, if any of Purchaser's representations, warranties or covenants herein are materially untrue, inaccurate, breached or failed to be performed, and such misrepresentation, breach or failure is not cured in all material respects within thirty (30) days after Purchaser receives notice thereof from Seller;

      (f) if a court of competent jurisdiction or Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use all reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable; or

      (g) by Purchaser if, subsequent to the date hereof and prior to the Closing Date, there is any material adverse change in the Company, as defined in
Section 2.11 hereof.

      Notwithstanding the foregoing, no party shall have the right to terminate this Agreement unilaterally pursuant to Section 10.1(b), 10.1(c), 10.1(d) or 10.1(e) if the failure to consummate the transactions contemplated hereby shall be primarily attributable to the party seeking such unilateral termination or to any affiliate of such party.

      10.2 EFFECT OF TERMINATION. In the event of termination and abandonment of this Agreement pursuant to Section 10.1 hereof, written notice thereof shall be given to the other parties hereto (unless termination and abandonment is pursuant to Section 10.1(a) hereof), and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by Sellers or Purchaser. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall become void and there shall be no liability or obligation on the part of any party hereto to any other party, except for any liability of any party for breaches of any of its representations, warranties, covenants or agreements set forth herein.

                                   ARTICLE 11
                            MISCELLANEOUS PROVISIONS

      11.1 PUBLICITY AND NON-DISCLOSURE. Prior to the Closing, no party hereto shall issue any press release or other public announcement or otherwise solicit publicity with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto; provided, however, that any party may make any public disclosure it believes in good faith and on advice of counsel is required by law or regulation or otherwise in connection with the approvals under Section 5.1 hereof, in which case the disclosing party shall advise the other parties hereto and provide each of them with a copy of the proposed disclosure prior to making such disclosure.

      11.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, representatives and permissible assigns, as the case may be; provided, however, that no party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other parties. Except as set forth in this Section 11.2, nothing in this Agreement shall confer upon any person not a party to this Agreement, or the legal representatives of such person, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

      11.3 CONSTRUCTION OF TERMS. Whenever used in this Agreement, a singular number shall include the plural and a plural the singular. Pronouns of one gender shall include all genders. References herein to articles, sections, paragraphs, subparagraphs or the like shall refer to the corresponding articles, sections, paragraphs, subparagraphs or the like of this Agreement. The words "hereof," "herein," and terms of similar import shall refer to this entire Agreement. Unless the context clearly requires otherwise, the use of the terms "including," "included," "such as," or terms of similar meaning, shall not be construed to imply the exclusion of any other particular elements and shall be construed as though followed by the words "without limitation."

      11.4 EXPENSES. Except as otherwise expressly provided in this Agreement, the parties hereto shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants. Expenses associated with the notices, policyholder meetings, and applicable regulatory filing fees, if any, pertaining to the transactions described in Sections 1.3, 4.7, 4.18, and 6.6 hereof (other than fees and expenses of Purchaser's counsel, representatives, consultants and agents) shall be paid by Sellers.

      11.5 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made, if delivered personally or transmitted by telex or telecopy (if also sent by certified mail or overnight delivery), on the date so delivered or transmitted, if sent by Federal Express or other reputable national overnight carrier, on the next business day after the date so sent, or if mailed by registered or certified mail (postage prepaid, return receipt requested), on the fifth business day after the date so mailed, to the parties at the following addresses:

      (a) If to Seller or the Company, at:

                                 GAINSCO Service Corp.
                                 500 Commerce Street
                                 Fort Worth, Texas 76102
                                 Attn: Glenn W. Anderson
                                 Facsimile:   (817) 338-1454
                                 Telephone:  (817) 336-2500

      With a copy to:
                                 GAINSCO, INC.
                                 500 Commerce Street
                                 Fort Worth, Texas 76102
                                 Attn: Glenn W. Anderson
                                 Facsimile:   (817) 338-1454
                                 Telephone:  (817) 336-2500

      In either case, with a copy to:

                                 Jackson Walker, L.L.P.
                                 901 Main Street, Suite 6000
                                 Dallas, Texas 75202
                                 Attn: Byron F. Egan
                                 Facsimile: (214) 953-5822
                                 Telephone: (214) 953-5727

      (b) If to Purchaser or Liberty, at:

                                 Liberty Mutual Insurance Company
                                 175 Berkeley Street

                                 Boston, Massachusetts 02117
                                 Attn: General Counsel
                                 Facsimile: (617) 574-5830
                                 Telephone:  (617) 357-9500

      With a copy to:            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                 300 W. 6th Street, Suite 2100
                                 Austin, TX 78701
                                 Attn: Barry Senterfitt
                                 Facsimile:  (512) 703-1112
                                 Telephone:  (512) 499-6216

or to such other persons or at such other addresses as shall be furnished by any party by notice in the manner provided above to the others.

      11.6 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits attached hereto, represents the entire agreement and understanding of the parties hereto with reference to the transactions set forth herein, and no representations, warranties or covenants have been made in connection with this Agreement, either express or implied, other than those expressly set forth herein, in the Schedules or Exhibits hereto or in the certificates, agreements and other documents delivered in connection with the transactions contemplated hereby. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement; provided, however, the parties hereto shall remain subject to and bound by that certain Confidentiality Agreement dated April 8, 2002 between GAINSCO and Liberty, in accordance with its terms, until the Closing hereunder, at which time such Confidentiality Agreement shall terminate in its entirety, with the exception of the provisions in Sections 4 and 8 thereof which shall survive the Closing for the periods of time indicated therein.

      11.7 WAIVERS, AMENDMENTS AND REMEDIES. This Agreement may be amended, superseded, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties hereto or, in the case of a waiver, by the party(ies) waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      11.8 SEVERABILITY. If any provision of this Agreement shall be held unlawful, invalid, or unenforceable by any court or administrative agency, it shall be deemed severable and the remainder of this Agreement shall remain in full force and effect and be interpreted so as to carry out the intent of the parties in an equitable manner, unless severance of the provision held unlawful, invalid or unenforceable would substantially impair the benefits to the parties of the remaining portions of this Agreement.

      11.9 HEADINGS. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

      11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

      11.11 GOVERNING LAW. This Agreement is made under and shall be governed by and construed in accordance with the laws of the State of Texas, without regard to principles of choice of law or conflicts of law which would direct the application of the laws of a different jurisdiction.

      11.12 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Disclosure of any matter in any Schedule or Exhibit, as the case may be, shall not constitute an expression of a view that such matter is material or is required to be disclosed pursuant to this Agreement.

      11.13 NEGOTIATED AGREEMENT. This Agreement has been negotiated by the parties hereto. The language used in this Agreement and the other agreements contemplated herein shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party.

                                   ARTICLE 12
                   LIBERTY'S GUARANTY OF PURCHASER OBLIGATIONS

      Liberty hereby unconditionally and irrevocably guarantees the performance of all of Purchaser's obligations hereunder, subject to any defenses available to Purchaser under this Agreement. If any of such obligations of Purchaser are not complied with in any material respect whatsoever, and without the necessity of any notice from either of Sellers to Liberty, Liberty agrees to timely perform such obligations. Sellers each will have the right to proceed directly against Liberty without first exhausting any other remedy it may have against Purchaser.

                                   ARTICLE 13
                                   DEFINITIONS

      When each of the following terms is used in this Agreement, it shall have the meaning stated in the Section indicated:

      TERM                                                                                   SECTION
      Adjusted Balance Sheet.......................................................           1.8(a)
      Agreement ...................................................................         Preamble
      Arbiter......................................................................           1.8(b)
      Assignment Agreement.........................................................              1.4
      Bank One.....................................................................   Section 1.6(e)

      Certificate of Authority ....................................................   Section 2.18(a)
      Chairman ....................................................................      Section 2.34
      Closing .....................................................................       Section 1.4
      Closing Pro Forma Balance Sheet .............................................      Section 6.11
      Closing Date ................................................................       Section 1.4
      Closing Date Payment.........................................................    Section 1.2(a)
      Code ........................................................................   Section 2.13(c)
      Company .....................................................................          Preamble
      Dispute Notice Date..........................................................            1.8(b)
      Dispute Notice...............................................................            1.8(b)
      Employee Benefit Plans ......................................................      Section 2.23
      Employees ...................................................................      Section 2.23
      ERISA .......................................................................      Section 2.23
      Financial Assurances ........................................................          Recitals
      GAIC Reinsurance Agreement ..................................................    Section 1.3(b)
      GAIC.........................................................................    Section 1.3(b)
      GAINSCO .....................................................................          Preamble
      GAINSCO Fronting Arrangement ................................................      Section 2.31
      Governmental Entity .........................................................       Section 2.8
      Intangible Assets ...........................................................      Section 2.17
      IRS..........................................................................   Section 2.13(c)
      Liability Assumption Agreement ..............................................    Section 1.3(a)
      Liberty......................................................................          Preamble
      Liens .......................................................................       Section 1.1
      Loss or Losses ..............................................................       Section 8.2
      Management Agreement ........................................................          Recitals
      material adverse change or material adverse effect ..........................   Section 2.11(a)
      Material Adverse Legal Change ...............................................    Section 1.2(b)
      Metropolitan ................................................................          Recitals
      OMNI ........................................................................          Recitals
      Post Closing Payments .......................................................    Section 1.2(b)
      Pre-Closing Periods .........................................................    Section 8.2(d)
      Pro Forma Balance Sheet .....................................................       Section 1.5
      Purchase Price ..............................................................       Section 1.2
      Purchaser ...................................................................          Preamble
      Purchaser Indemnified Parties ...............................................       Section 8.2
      Regulatory Approvals ........................................................    Section 2.7(d)
      Seller ......................................................................          Preamble
      Seller Debenture ............................................................    Section 2.4(b)
      Seller Indemnified Parties...................................................       Section 8.3
      Sellers .....................................................................          Preamble
      Statutory Accounting Practices ..............................................       Section 2.9
      Statutory Insurance Statements ..............................................       Section 2.9
      surplus......................................................................            1.8(a)
      Tax Returns .................................................................   Section 2.13(a)
      Taxes .......................................................................   Section 2.13(b)

      Texas Department.............................................................    Section 1.2(b)
      Third Party Fronting Arrangements ...........................................          Recitals

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller, GAINSCO, the Company and Purchaser have caused this Agreement to be duly executed to be effective as of the ___ day of August, 2002.

SELLERS:


GAINSCO SERVICE CORP.

By:      /s/ GLENN W. ANDERSON
     ------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------


GAINSCO, INC.

By:      /s/ GLENN W. ANDERSON
     ------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------


THE COMPANY:

GAINSCO COUNTY MUTUAL INSURANCE COMPANY

By:      /s/ GLENN W. ANDERSON
     ------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------


PURCHASER:

BERKELEY MANAGEMENT CORPORATION

By:      /s/ JOHN B. CONNERS
     ------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------


LIBERTY:

LIBERTY MUTUAL INSURANCE COMPANY

By:      /s/ JOHN B. CONNERS
     ------------------------------------
Name:
      -----------------------------------
Title:
       ----------------------------------

                                    EXHIBIT A
                         Form of Surplus Debenture Note

                                SURPLUS DEBENTURE


$10,000,000                                                    ___________, 2002


NOTWITHSTANDING ANY CONTRARY PROVISION HEREIN, IT IS AGREED AND UNDERSTOOD THAT THE OBLIGATION TO PAY EITHER INTEREST OR PRINCIPAL UNDER THIS SURPLUS DEBENTURE IS CONTINGENT UPON LIBERTY MUTUAL COUNTY INSURANCE COMPANY HAVING POLICYHOLDER SURPLUS IN THE AMOUNT HEREIN SPECIFIED. IN THE EVENT THAT SAID COMPANY DOES NOT HAVE THE REQUISITE POLICYHOLDER SURPLUS ON THE MATURITY DATE OF THIS SURPLUS DEBENTURE OR ANY OTHER DATE PRESCRIBED FOR THE PAYMENT OF PRINCIPAL OR INTEREST, THE DEBT, EITHER AS TO PRINCIPAL OR INTEREST, SHALL NOT BE DISCHARGED, BUT SHALL BE DEFERRED UNTIL SUCH DATE THAT POLICYHOLDER SURPLUS EXISTS IN THE REQUISITE AMOUNT.

1. For value received, receipt of which is hereby acknowledged, Liberty Mutual County Insurance Company of Dallas County, Texas (the "Company"), subject to all of the terms and contingencies set out herein, promises to pay to the order of Berkeley Management Corporation, a Texas corporation (the "Holder"), its successors and assigns, the sum of _________ Million and No/100 Dollars ($___________________) (or the balance of the principal sum from time to time advanced and remaining unpaid) together with interest at 10% per annum; provided, however, that the interest rate as calculated hereunder shall never exceed the maximum rate of interest which could be lawfully charged to the Company under the applicable laws of the State of Texas or of the United States of America then in effect and as construed by the courts having jurisdiction thereof. Interest shall be computed on a per annum basis of a year of 365 days and for the actual number of days (including the first but excluding the last day) elapsed.

2. This Surplus Debenture is a draw note on which the Company may draw in accordance with the following terms and conditions:

            (a) From and after the date of this Surplus Debenture, the Holder may advance up to Ten Million and No/100 Dollars ($10,000,000) to the Company hereunder.

            (b) The initial advance under this Surplus Debenture shall be the sum of Two Million and No/100 Dollars ($2,000,000.00) (the "Initial Advance") and shall be funded as of ___________, 2002.

            (c) If no event of default shall have occurred and be continuing, the Company shall be entitled to draw down, upon thirty (30) days prior written notice to the Holder, one or more additional advances of not less than Five Hundred Thousand and No/100 Dollars ($500,000) each; provided, however, that in no event shall all of such additional advances, when taken together with the Initial Advance, exceed the aggregate principal sum of ____________ Million _________________ and No/100 Dollars ($___________________).

            (d) The Holder is hereby authorized by the Company to endorse on Schedule "A" (or a continuation thereof) attached to this Surplus Debenture, the amount and date of any advance that shall be made by the Holder hereunder, and the amount and date of each payment of principal or interest that shall be received by the Holder hereunder, provided that any failure by the Holder to make any such endorsement shall not affect the rights of the Holder or the obligations of the Company under this Surplus Debenture.

3. The principal and interest of this Surplus Debenture shall be payable only out of policyholder surplus of the Company in excess of the minimum surplus floor defined below. For purposes of this Surplus Debenture, policyholder surplus shall be defined as all assets of the Company remaining after deduction of all liabilities, in accordance with the accounting procedures applicable to the Company under the laws of the State of Texas, and which is reported as its total policyholder surplus in its annual statement filed with the Texas Department of Insurance, and currently entered on line 32 of page 3 of the annual statement form. The minimum surplus floor, as referred to in this Surplus Debenture, shall be $2,000,000.00.

4. Subject to the restrictions in paragraph 2 above, the principal of this Surplus Debenture shall be due and payable on demand, but if no demand be sooner made, all principal and accrued interest then remaining unpaid shall be due and payable on or before January 3, 2046, unless an extension is granted by the Holder in its sole discretion. In the event that the Company is not possessed, at the time when payments of either principal or interest are due hereunder, of the requisite policyholder surplus from which to make such payments in accordance with the terms hereof, such payments shall be deferred but not extinguished. If the policyholder surplus is not sufficient to discharge all of the obligations as to both principal and interest, partial payments shall be made to the extent that the requisite policyholder surplus does exist, with each such payment to be applied first to accrued and unpaid interest, and the balance, if any, to principal.

5. This Surplus Debenture shall bear interest as provided herein to be calculated from the date of issuance until paid. Interest, computed on the unpaid principal balance of this Surplus Debenture, shall be due and payable in quarterly installments, as it accrues, on the first day of each calendar quarter commencing October 1, 2002.

6. No payment shall be made on this Surplus Debenture as to principal or interest which shall reduce the policyholder surplus of the Company as herein provided, at the time of payment, below the surplus requirements set forth in Article 2.20 of the Texas Insurance Code. The Company reserves the right to prepay this Surplus Debenture in whole or in part at any time without penalty, but no payment shall be made except from policyholder surplus in excess of the minimum surplus floor stated herein.

7. This Surplus Debenture represents and evidences a loan to the Company by the Holder of such funds as are necessary for the purposes of its business and further to enable the

      Company to comply with the surplus requirements of the Texas Insurance Code. Pursuant to Article 17.17 of the Texas Insurance Code, this Surplus Debenture represents and evidences an advance to the Company by the Holder, a policyholder of the Company, of such funds as are necessary for the purposes of its business and further to enable the Company to comply with the surplus requirements of Articles 2.20 and 17.11 of the Texas Insurance Code.

8. This Surplus Debenture is and shall be binding upon the successors and assigns of the Company to the extent herein stated; provided, however, this Surplus Debenture shall not create a lien upon or claim against any reserves or premiums due in respect of those insurance policies of the Company which are reinsured, or the liability of which is assumed, by another insurer pursuant to a voluntary or involuntary liquidation of the Company. In the event of any liquidation, receivership, or winding up, which is involuntary in nature, this Surplus Debenture shall be subordinate and inferior to the rights attributable to the insurance policies of the Company; but otherwise, such Surplus Debenture shall be prior and superior in entitlement to distribution of assets remaining after reinsurance, transfer, or extinguishment of obligations under insurance policies and payment of expenses of liquidation or sale, whether such distribution be pursuant to a voluntary or involuntary liquidation. In the event of the voluntary or involuntary liquidation of the Company, the obligations of this Surplus Debenture shall become a fully matured liability of the Company, as to both principal and interest.

9. It is understood that this Surplus Debenture, including principal and interest, shall not be a liability of the Company or a claim against any of its assets except as to the excess of its policyholder surplus over and above the minimum surplus floor as herein specified. Furthermore, it shall be reflected as a balance sheet liability only to the extent of any amount of principal and interest which is due and payable but unpaid. In the event of a consolidation or merger of the Company in a manner such that it is not the surviving company, this Surplus Debenture shall be and become the obligation of the surviving company to the full extent of the principal and interest owing hereunder.

10. The Company further obligates itself, so long as any sums remain unpaid on this Surplus Debenture, to conduct its affairs in accordance with applicable laws, rules and regulations, including those embodied in the Texas Insurance Code and the rules and regulations promulgated pursuant thereto.

11. This Surplus Debenture is a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution, delivery and performance of this Surplus Debenture has been duly authorized by all necessary action, corporate and otherwise, and will not violate or constitute a default under any law, requirement or restriction imposed upon the Company, or any judicial, arbitral or governmental instrumentality, the articles of incorporation or bylaws of the Company or any agreement or instrument to which the Company is a party or by which it or its property may be bound or affected.

12. The Company has not offered this Surplus Debenture or any part hereof for sale to, or solicited any offers to buy this Surplus Debenture or any part hereof from anyone other than the Holder. The Holder shall not sell or offer for sale this Surplus Debenture or any part hereof, or solicit any offer to buy this Surplus Debenture or any part hereof, or any similar obligation or similar security of the Company from any person or persons so as to bring the issuance or sale of this Surplus Debenture within the provisions of Section 5 of the Securities Act of 1933, as amended.

13. No recourse shall be had for the payment of the principal of, or the interest on, this Surplus Debenture, or for any claims based hereon or otherwise in respect hereof, against any past, present, or future member, officer, or director of the Company, such liability being, by acceptance and as a part of the consideration for the issuance hereof, expressly released.

14. No amendment, modification, or waiver of any provision of this Surplus Debenture, nor consent to any departure by the Company therefrom, shall be effective unless the same shall be in writing, signed by a duly authorized representative of the Company and the Holder, and then only in the specific instance and for the purpose for which it is given.

15. The substantive laws of the State of Texas shall govern the validity, construction, enforcement, and interpretation of the provisions of this Surplus Debenture. Wherever possible, each provision of this Surplus Debenture shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Surplus Debenture shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition and/or validity without invalidating the remainder of such provision or the remaining provisions of this Surplus Debenture.

16. This Surplus Debenture shall be binding upon the Company and the Holder and their respective legal representatives, successors, and permitted assigns. The Holder may not assign this Surplus Debenture or any of its rights hereunder without the express prior written consent of the Company.

17. This Surplus Debenture is performable in Irving, Dallas County, Texas. The venue for any action relating to this Surplus Debenture shall be proper only in Dallas County, Texas.

18. This Surplus Debenture has been approved by the Commissioner of Insurance of Texas pursuant to Article 1.39 and Article 21.49-1, Section 4(d)(1) of the Texas Insurance Code.

19. In the event this Surplus Debenture is placed in the hands of an attorney for collection, or if the Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, the Company agrees to pay to the Holder an amount equal to all such costs, including without limitation, all actual reasonable attorneys' fees and expenses and all court costs.

20. All agreements between the Company and the Holder hereof, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no event, whether by reason of acceleration of the payment obligations hereunder or otherwise, shall the amount paid or agreed to be paid to the Holder hereof for the use, forbearance, or detention of money hereunder or otherwise exceed the maximum amount permissible under applicable law. If fulfillment of any provision hereof, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if the Holder hereof shall ever receive anything of value deemed interest under applicable law which would exceed interest at the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to the Company. All sums paid or agreed to be paid to the Holder hereof for the use, forbearance, or detention of the indebtedness of the Company to the Holder hereof shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that interest on the account of such indebtedness is uniform throughout the term thereof.

21. To the fullest extent permitted by applicable law, the Company, for itself and its successors and assigns, expressly waives presentment, protest, notice of protest, notice of dishonor, notice of demand, and nonpayment thereof, and the benefit of any exemption or insolvency laws.

IN WITNESS WHEREOF, this Surplus Debenture is executed by the officers of Liberty Mutual County Insurance Company to be effective on the issue date specified above.


                                        LIBERTY MUTUAL COUNTY INSURANCE COMPANY

                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________


ATTEST:

By: ____________________________________
Name: __________________________________
Title: _________________________________

                                   SCHEDULE A

Advances                                   Payments
--------------------------------------     -----------------------------------
Date                    Amount             Date        Principal   Interest
----                    ------             ----        ---------   --------

          , 2002        $2,000,000
----------

                                    EXHIBIT B
                     Form of Liability Assumption Agreement

                         LIABILITY ASSUMPTION AGREEMENT

      This Liability Assumption Agreement (this "Agreement") is entered into as of ____________, 2002 between GAINSCO County Mutual Insurance Company, a county mutual insurance company organized under Chapter 17 of the Texas Insurance Code (the "Company"), and GAINSCO, Inc., a Texas corporation ("GAINSCO"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Acquisition Agreement (defined below).

      WHEREAS, pursuant to that certain Acquisition Agreement dated as of _________, 2002 (the "Acquisition Agreement"), by and among Sellers, Purchaser and the Company, Sellers agreed to transfer and assign to Purchaser the exclusive authority and right to manage and control the Company under the terms of the Management Agreement; and

      WHEREAS, prior to the execution of this Agreement, the GAIC Reinsurance Agreement was entered into by the parties thereto; and

      WHEREAS, in order to induce Purchaser to enter into the Acquisition Agreement, and as a condition thereof, GAINSCO has agreed to assume certain liabilities of the Company as set forth herein.

      NOW, THEREFORE, in consideration of the consideration, agreements, representations, warranties and covenants set out in the Acquisition Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

      1. ASSUMPTION. GAINSCO agrees to assume, and hereby does assume, (a) any and all of the liabilities, debts and obligations of the Company existing at the time of the Closing and (b) any and all liabilities, debts and obligations incurred by the Company after the Closing to the extent they relate to or to the extent they result from conditions or circumstances arising or events occurring before the Closing (with respect to (b), the "Liabilities Incurred Post-Closing"), in each case whether matured or unmatured, inchoate or choate, past, present or contingent, and whether known or unknown to GAINSCO or the Company as of the date hereof or as of the Closing Date, including but not limited to, any and all liabilities and obligations associated with or arising out of insurance policies issued or assumed by the Company prior to the Closing, but excluding any and all insurance liabilities and obligations under any and all policies, binders, commitments, endorsements, and insurance contracts issued or to be issued that are the subject of the GAIC Reinsurance Agreement or the Third Party Fronting Arrangements. With respect to Liabilities Incurred Post-Closing, GAINSCO shall not be liable for any portion of such liability, debt or obligation caused by the wrongful or negligent actions of the Company taken after the Closing.

      2. COOPERATION. GAINSCO shall cooperate fully with the Company in effecting the transactions contemplated by this Agreement, including, without limitation, executing and delivering all documents reasonably determined to be necessary or desirable by the Company. The Company and GAINSCO shall, whenever and as often as reasonably requested to do so by the other party, do such other and further acts, execute, acknowledge and deliver such documents and instruments, approvals or consents as are necessary or proper in order to complete, insure and perfect the transactions contemplated hereby.

      3. EXTINGUISHMENT OF SELLER DEBENTURE. GAINSCO hereby acknowledges the extinguishment of the Seller Debenture, which was paid in full and completely discharged as of _______, 2002. The Company has no further liability, debt or obligation of any kind with respect to the Seller Debenture.

      4. MISCELLANEOUS.

            (a) CONTINUITY OF ACQUISITION AGREEMENT. This Agreement is executed and delivered in furtherance of the Acquisition Agreement. Nothing contained herein shall be deemed or construed as a waiver, release, amendment, modification, termination or merger of any agreements, commitments, representations, warranties, covenants, rights, obligations, responsibilities or duties of Sellers, the Company, Purchaser or Liberty under the Acquisition Agreement, and the same shall remain in full force and effect in accordance with the terms of the Acquisition Agreement.

            (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of choice of law or conflicts of law that would direct the application of the laws of a different jurisdiction.

            (c) FURTHER ASSURANCES. The parties hereto covenant and agree that they will execute such further instruments and documents and take such further actions as are or may be necessary or convenient to effectuate and carry out the purposes, terms, conditions, and transactions contemplated by this Agreement.

            (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns. In addition to the parties hereto, Purchaser and Liberty shall be entitled to bring an action to enforce any provision of this Agreement against any of the parties hereto.

            (e) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which in the aggregate shall constitute but one agreement.

            (f) CONFLICT BETWEEN DOCUMENTS. If there is a conflict between the terms of the Acquisition Agreement and this Agreement, the terms of the Acquisition Agreement shall control.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, GAINSCO and the Company have caused this Agreement to be duly executed to be effective for all purposes as of the date first written above.


                                    GAINSCO, INC.

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________


                                    GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                                    By: _____________________________________
                                    Name: ___________________________________
                                    Title: __________________________________

                                    EXHIBIT C
                       Form of GAIC Reinsurance Agreement

                     100% QUOTA SHARE REINSURANCE AGREEMENT

      This 100% Quota Share Reinsurance Agreement (this "Agreement") is made and entered into as of the day of , 2002 by and among General Agents Insurance Company of America, Inc., an insurance company organized under the laws of the State of Oklahoma (the "Reinsurer"), GAINSCO County Mutual Insurance Company, a county mutual insurance company organized under the laws of the State of Texas (the "Company"), and MGA Agency, Inc., a corporation organized under the laws of the State of Texas (the "General Agent"). Capitalized terms, used but not defined herein, shall have the meanings assigned to such terms in the Acquisition Agreement (defined below). The Effective Date of this Agreement is established pursuant to Section 5.01 hereof.

      WHEREAS, pursuant to that certain Acquisition Agreement dated as of _________, 2002 (the "Acquisition Agreement"), by and among GAINSCO Service Corp., a Texas corporation ("Seller"), and GAINSCO, INC., a Texas corporation that is the parent company of Seller (collectively, "Sellers"), Berkeley Management Corporation, a Texas corporation ("Purchaser"), Liberty Mutual Insurance Company, a Massachusetts stock insurance company and the Company, Sellers agreed to transfer and assign to Purchaser the exclusive authority and right to manage and control the Company under the terms of the Management Agreement;

      WHEREAS, pursuant to the terms of the Acquisition Agreement, Sellers agreed to cause the Reinsurer to assume and reinsure all losses and liabilities of the Company under each and every policy or contract of insurance and each commitment to issue any policy or contract of insurance which are produced or written by or on behalf of the Company (other than such policies and contracts of insurance issued pursuant to the Third Party Fronting Arrangements), and (a) entered into, issued, renewed or assumed by the Company prior to the Effective Date and still in force (the "In Force Business"), (b) entered into, issued, renewed or assumed by the Company prior to the Effective Date but no longer in force (the "Expired Business"), or (c) entered into, issued, renewed or assumed by the Company after the Effective Date which are produced by, through or on behalf of the General Agent or any affiliate of the Reinsurer (the "Post-Effective Date Business"); and

      WHEREAS, the parties to the Acquisition Agreement intend for the Reinsurer to assume and reinsure any and all liabilities of the Company under all Polices, as defined herein, of the Company other than such policies written and reinsured pursuant to the Third Party Fronting Arrangements.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, warranties and covenants set out herein and in the Acquisition Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

                                    PREAMBLE

It is understood that the Company, the Reinsurer and the General Agent (hereinafter identified collectively as the "Parties") wish to enter into a reinsurance arrangement through which the Company is to bear no business, credit or insurance risk whatsoever with respect to any and all Policies reinsured hereunder. The Reinsurer shall hold the Company harmless and indemnify it for these and all risks with respect to the business reinsured hereunder. The sole consideration provided by the Company, in exchange for the fees as agreed to, is to permit the Policies which are reinsured 100% under this Agreement to be issued in the name of the Company. All provisions of this Agreement shall be interpreted so as to be in accordance with this Preamble.

                                    ARTICLE I
                          CLASSES OF BUSINESS REINSURED

1.01 Effective as of the Effective Date of this Agreement, the Company obligates itself to cede to the Reinsurer, and the Reinsurer obligates itself to accept, 100% of the Company's gross liability under all policies, certificates, contracts, binders, agreements or other proposals or evidences of insurance, new and renewal policies, binders, and contracts of insurance issued by and on behalf of the Company with respect to the In Force Business, the Expired Business, and the Post-Effective Date Business (collectively, the "Policies").

1.02 The General Agent shall have no authority to solicit new business on behalf of the Company. The General Agent's authority to issue insurance in the Company's name or to otherwise bind the Company is limited solely to offers to renew and/or renewal of the In Force Business where such offer to renew and/or renewal is required by state law or regulation. Subject to the requirements imposed by law, all such renewals shall be further subject to terms and limits of liability that are no greater than, and deductibles that are no less than, as provided in each Policy that is in force as of the Effective Date.

1.03 Business ceded hereunder shall include every original policy, rewrite, renewal or extension (whether before or after termination of this Agreement) required by statute or by rule or regulation of the Texas Department of Insurance, or other authority having competent jurisdiction, with respect to any Policy ceded hereunder.

                                   ARTICLE II
                                   EXCLUSIONS

The General Agent shall not solicit or accept proposals or bind the Company for insurance coverage with respect to any risk not specifically described as business covered under Sections 1.01 and 1.02 of this Agreement.

                                   ARTICLE III
                            COMMENCEMENT OF LIABILITY

The liability of the Reinsurer shall commence obligatorily and simultaneously with that of the Company as soon as the Company becomes liable, and the premium on account of such liability shall be credited to the Reinsurer from the original date of the Company's liability.

                                   ARTICLE IV
                      REINSURANCE FOLLOWS PRIMARY POLICIES

All reinsurance for which the Reinsurer shall be liable, by virtue of this Agreement, shall be subject, in all respects, to the same rates, terms, conditions, interpretations, waivers, the exact proportion of premiums paid to the Company without any deduction for brokerage, and to the same modifications, alterations and cancellations, as the respective insurance of the Company to which such reinsurance relates. The intent of this Agreement is that the Reinsurer shall, in every case to which this Agreement applies and in the proportion specified herein, follow the fortunes of the Company.

                                    ARTICLE V
                          COMMENCEMENT AND TERMINATION

5.01 The Effective Date of this Agreement is at 12:01 a.m. Central Time, on ________________, 2002. This Agreement shall remain continuously in force until terminated according to the provisions set forth herein.

5.02 This Agreement may be terminated as follows:

      (a) By any Party hereto, by providing at least ninety (90) days written notice to the other Parties, such notice to be sent by certified mail, return receipt requested, postage prepaid;

      (b) Immediately by mutual consent of the Company and Reinsurer;

      (c) Immediately upon written notice by the Reinsurer or the Company in the event of the cancellation or non-renewal of the General Agent's license by the Texas Department of Insurance;

      (d) By the Reinsurer after thirty (30) days written notice to the General Agent and the Company of the General Agent's failure to pay to the Reinsurer all payments of premiums due hereunder, provided, however, that in the event such payment is received by the Reinsurer prior to the date of cancellation stated in the Reinsurer's written notice this Agreement shall not be so terminated and said written notice shall be of no further force or effect;

      (e) Immediately, upon written notice by the Company, if the Reinsurer or General Agent is found to be insolvent by a state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation, or liquidation, or has a receiver or supervisor appointed;

      (f) By the Reinsurer, upon thirty (30) days written notice, if the Company or General Agent is found to be insolvent by a state insurance department or court of competent jurisdiction, or is placed in supervision, conservation, rehabilitation or liquidation, or has a receiver or supervisor appointed;

      (g) By the Company, upon ten (10) days prior written notice, should the Texas Department of Insurance require cancellation or disallow credit for this reinsurance; or

      (h) After thirty (30) days written notice by the Company in the event that there is a change of control, sale, transfer, merger or consolidation involving the Reinsurer with an insurance company or insurance group that has an A.M. Best Company rating that is not "A-" or higher, or if the performance of, or liability for, any obligation hereunder is to be assumed by an insurance company that has an A.M. Best Company rating that is not "A-" or higher.

5.03 When this Agreement terminates for any reason, reinsurance hereunder shall continue to apply to the business in force at the time and date of termination until expiration or cancellation of such business. It is understood that any Policies with effective dates prior to the termination date but issued after the termination date are covered under this Agreement. Additionally, the reinsurance hereunder shall continue to apply as to Policies which must be issued or renewed, as a matter of state law or regulation or because the appointment of a producing agent has not been timely canceled, until the expiration dates on said Policies. The General Agent agrees that, notwithstanding anything to the contrary, its appointment by the Company to produce business terminates when this Agreement terminates unless the General Agent's authority has been terminated earlier. The Company may provide the General Agent with the limited agency authority needed to service the run-off of the business, e.g., issue, cancel, or offer renewal where required by law.

5.04 Upon termination of this Agreement, the Reinsurer and the General Agent shall not be relieved of or released from any obligation created by or under this Agreement in relation to payment, expenses, reports, accounting or handling, which relate to insurance business reinsured under this Agreement. The Parties hereto expressly covenant and agree that they will cooperate with each other in the handling of all such run-off insurance business until all Policies have expired either by cancellation or by the terms of such Policies and all outstanding losses and loss adjustment expenses have been settled. While by law and regulation the Company recognizes its primary obligations to its policyholders, the Reinsurer and General Agent recognize that to the extent possible there shall be no cost to or involvement by the Company in servicing this run-off. Upon termination of this Agreement, the General Agent shall service the run-off of the business, and its duties for such run-off shall include, but not be limited to, handling all claims, and handling and servicing all policies through their natural expiration, together with any policy renewals, required to be made by provisions of applicable law, whether or not the effective date of such renewal is subsequent to the effective date of cancellation of this Agreement. All costs and expenses associated with the handling of such run-off business following the cancellation or termination of this Agreement shall be borne solely by the General Agent; however, the Reinsurer shall be ultimately responsible for the run-off and shall pay directly any such costs and/or expenses if the General Agent does not for any reason pay or cause to be paid such costs and expenses. If for any reason the General Agent fails or is unable to service any such run-off business (or any business while the Agreement is still in effect), including the payment of claims, then consistent with this Agreement, the Reinsurer's obligation with respect to such run-off business shall continue and the Reinsurer shall appoint a successor to the General Agent, subject to the approval of the Company, to administer and otherwise handle the run-off as provided herein. Such successor shall perform all of the duties and obligations of the General Agent with respect to servicing such run-off business, including the payment of claims. In addition, the Company in its sole discretion may terminate the authority of the General Agent or a successor thereto to handle such run-off business and the Reinsurer shall then appoint a successor to handle the run-off, subject to the Company's approval, at no cost to the Company.

5.05 In the event this Agreement is terminated, the Reinsurer shall remain liable to and shall, immediately upon request, reimburse the Company for any assessment made upon the Company by the Commissioner of Insurance of the State of Texas under Article 21.28-C (Texas Property and Casualty Insurance Guaranty
Act) of the Texas Insurance Code, which applies to the risks reinsured hereunder. The Company shall likewise remain liable for, and account to the Reinsurer for, any recovery of such assessment or any credit allowed against its premium tax applicable to the risks reinsured hereunder.

5.06 The title and ownership of all undelivered Policies, books, supplies or other property related to the reinsured business is in the Company. Such materials shall be delivered, within thirty (30) days of the termination hereof, by the Reinsurer and/or General Agent to the Company, without compelling the Company to resort to any legal proceedings to secure the aforesaid described property of the Company.

5.07 This Agreement provides for termination on a run-off basis. The relevant provisions of the Agreement shall apply to the business being run-off and shall survive the termination of this Agreement.

                                   ARTICLE VI
                             RIGHTS OF THIRD PARTIES

Nothing herein shall in any manner create any obligations, establish any rights or create any direct right of action against the Reinsurer in favor of any third party, or other person not party to this Agreement or create any privity of contract between the policyholders and the Reinsurer.

                                  ARTICLE VII
                              RETENTION AND LIMIT

The Company shall cede and the Reinsurer shall accept 100% of the Company's gross liability on each Policy reinsured hereunder and with respect to each risk insured under each Policy.

                                  ARTICLE VIII
                         COMMISSIONS, PAYMENTS AND FEES

8.01 In consideration of the acceptance by the Reinsurer of one hundred percent (100%) of the Company's liability on insurance business reinsured hereunder, the Reinsurer is entitled to one hundred percent (100%) of the Net Premiums (as hereinafter defined) plus policy fees received by the General Agent or the Company on Policies reinsured less (i) the ceding fee allowed the Company pursuant to Section 8.02 hereof, (ii) the commission paid to the General Agent, and (iii) premium taxes on Policies subject to reinsurance hereunder. "Net Premiums" shall mean the gross premiums (excluding policy fees) charged on all original and renewal Policies written on behalf of the Company, less return premiums.

8.02 The Reinsurer shall pay the Company directly a fee, within forty-five (45) days following the end of each month (as a ceding fee), equal to 2 1/2% of Net Premiums, plus the amount of assessments and state premium taxes as provided in this Article VIII. The ceding fee payable to the Company for all periods after December 31, 2003 shall be 5%. For these purposes, a Policy's entire premium shall be applied to the period in which the Policy is written.

8.03 The Reinsurer shall allow and pay within forty-five (45) days of the end of each month to the Company an amount equal to the state premium tax on the net written premiums reinsured hereunder for the past month. Should any additional premium tax be assessed at any time on written premium reinsured hereunder, the Reinsurer shall pay the Company such additional premium tax within fifteen (15) days of being informed by the Company of such additional premium tax. The Parties acknowledge that, at the Effective Date of this Agreement, the Texas Comptroller of Public Accounts (or other state agency responsible for collecting premium taxes) requires the payment of estimated premium taxes in advance on a semi-annual basis. The Reinsurer shall, therefore, pay to the Company within five days prior to the due date of any such estimated premium tax payment, the amount that would be due based upon the business reinsured hereunder.

8.04 The Reinsurer hereby guarantees that the Company will receive the ceding fee provided hereunder irrespective of any events, losses or developments for the term of this Agreement. Such payment is not dependent upon the performance of the General Agent, underwriting experience, loss experience, whether premium is collected or not, or any other event foreseen or unforeseen by the parties at the inception of this Agreement.

8.05 In consideration of the Reinsurer's assumption of the In Force Business, on or before the Effective Date, the Company shall transfer to the Reinsurer the assets listed in Schedule 8.05 hereto in an amount equal to (a) statutory loss reserves (including incurred but not reported loss reserves), (b) loss adjustment expense reserves, and (c) unearned premium reserves, for the In Force Business, determined as of the Effective Date. The Reinsurer shall be required to record and maintain the reserves on the In Force Business, consistent with the reserving practices previously utilized by the Company, and the Company may account for the reserves on its balance sheet as net of the reserves ceded to the Reinsurer.

                                   ARTICLE IX
                         COMMISSION TO THE GENERAL AGENT

The General Agent shall receive direct from the Reinsurer, in full compensation for the performance of all of its obligations hereunder and under the General Agency Agreement, a commission based on Net Premium. Nothing in this Agreement alters the Reinsurer's obligations to pay to the Company directly its ceding fee, premium taxes and assessments as provided in the Agreement. The commission owed the General Agent is an obligation owing directly between the Reinsurer and the General Agent. The General Agent shall not seek to recover from the Company any commissions due, and the Reinsurer shall not seek to recover from the Company any return commissions due. No funds shall be due the General Agent from the Company.

                                   ARTICLE X
          ASSIGNMENTS, ASSESSMENTS, PREMIUM TAXES, FINES AND PENALTIES

10.01 This Agreement shall apply to risks assigned to the Company under any assigned risk plan if, in the sole discretion of the Company, such risks were assigned to the Company because of the business written and reinsured hereunder.

10.02 With respect to the business reinsured hereunder, this Agreement shall apply to and the Reinsurer shall immediately reimburse the Company 100% for any assessments made against the Company pursuant to those laws and regulations creating obligatory funds (including, but not limited to, insurance guaranty and insolvency funds), pools (including catastrophe pools), board and bureau fees, joint underwriting associations, FAIR plans and similar plans, or any assessments made pursuant to the provisions of Article 21.28-C (Texas Property and Insurance Guaranty Act) of the Texas Insurance Code, or successor statute thereto. Amounts owed by the Reinsurer under this Article shall be payable directly by the Reinsurer to the Company. The Reinsurer shall be entitled to receive from the Company on or prior to the 31st day of March of each year thereafter (or such date on which such premium taxes are paid) a sum equal to the premium tax credit that is allowed to the Company with respect to such assessments. The premium tax credit allowed the Reinsurer hereunder is to be on a pro rata and first-in, first-out basis. The Company shall promptly return to the Reinsurer any amount of assessment refunded to or credited to the Company pursuant to the provisions of Article 21.28-C of the Texas Insurance Code.

10.03 The Reinsurer shall also pay promptly and directly to the Company any fines, penalties, and/or any other charge incurred by the Company as respects the business reinsured hereunder unless such fines, penalties and/or any other charge was a direct result of any actual fraud or violation of criminal law by the Company, which has been finally determined by a court of competent jurisdiction after the exhaustion of all appeals.

10.04 The Reinsurer is responsible for and shall promptly pay all expenses attributable to the facilities provided and services rendered under this Agreement, which are not otherwise paid by the General Agent. These expenses include, but are not limited to, salaries and all other benefits of all employees of the Reinsurer; transportation, lodging, and meals of employees of the Reinsurer; postage, and other delivery charges; advertising relating to the Policies; printing of all policies, forms and endorsements; EDP hardware, software, and programming; countersignature fees or commissions; license and appointment fees for general agents, agents, brokers, and solicitors; agent's taxes, including, but not limited to, state and local sales taxes, if any; all taxes on premium and policy fees produced for the business administered hereunder; adjustment expenses (both allocated and unallocated) arising from claims on insurance written under this Agreement; provision of office space, equipment and other facilities necessary for the operation of Reinsurer; and reasonable legal and auditing expenses incurred at the direction of the Reinsurer or resulting from the Texas Insurance Code and/or any regulations affecting the Company with respect to the business reinsured hereunder.

                                   ARTICLE XI
                                PREMIUM FINANCING

With respect to Policies covered under the provisions of this Agreement, if any premiums are financed, the General Agent shall receive and accept on behalf of the Company all notices required by statute, contract or otherwise to be given to the Company, including, without limitation, notices of the existence of premium finance agreements or of cancellation of policies the premiums of which are financed. No producing agent or any other agent shall be entitled to receive or accept any notice on behalf of the Company, and the General Agent shall be responsible for and will indemnify and hold the Company harmless from and against any and all liabilities, losses, claims, damages and expenses incurred by reason of or arising out of any action taken or inaction suffered as a result of receipt of any notice by any person, firm or entity other than the General Agent or the Company. Notwithstanding any other term or provision of this Agreement, the General Agent agrees to return and pay over to any premium finance company (whether affiliated with the Company or not) which has sent notice of cancellation of a financed policy to the General Agent pursuant to Chapter 24 of the Texas Insurance Code, on behalf of the Company, within 30 days of receipt of such notice of cancellation, any and all unearned commissions as of the date of cancellation, together with any and all unearned premiums due any premium finance company. The General Agent agrees to and does hereby relinquish any and all rights to any unearned commissions for any such financed policy as of the date of cancellation. The obligation of the General Agent to refund unearned commissions and unearned premiums on a canceled financed policy shall survive the termination or cancellation of this Agreement for so long as any Policy written under the terms of this Agreement remains in force. If the General Agent does not fulfill its obligations to refund unearned commissions and unearned premiums as provided in this Article XI and/or to indemnify the Company as provided in this Article XI, then the Reinsurer shall pay the amount of the refund owed and/or shall indemnify the Company even if the premium finance company is an affiliate of the Company.

                                   ARTICLE XII
                              ACCOUNTS AND REPORTS

12.01 In lieu of the Company furnishing the Reinsurer with bordereaux showing the particulars of all reinsurance ceded hereunder, the Reinsurer shall furnish or cause to be furnished to the Company, within thirty (30) days after the close of each of the respective periods indicated below

(on forms agreeable to the Parties), with monthly, quarterly and annual reports showing the following statistical data in respect to the business reinsured hereunder:

      (a) Monthly and Quarterly, with the data segregated by major classes.

            (i) Number of Policies issued/renewed and aggregate premium for such Policies

            (ii)   Ceded premiums written

            (iii)  Ceded unearned premiums

            (iv)   Ceded losses paid

            (v) Ceded allocated loss adjustment expenses paid during the month or quarterly (excluding the Reinsurer's claims department salaries and expenses)

            (vi)   Case losses outstanding

            (vii)  Ceding commission due the Company

            (viii) Commission due the General Agent

            (ix) Ceded losses for claims incurred but not reported (by the 37th day after the end of the applicable quarter)

      (b)   Annually, with the data segregated by major classes.

            Annual summaries of net premiums written, net losses paid, net loss adjustment expenses (excluding the Reinsurer's claims department salaries and expenses) paid during the year in such form so as to enable the Company to record such data in its annual statement. Such information is to be furnished not later than February 15th of the following year. In force and unearned premium segregated as to advance premiums, premiums running twelve (12) months or less from inception date of policy, and premiums running more than twelve (12) months from inception date of Policy in such form as to enable the Company to record such data in its convention annual statement.

      (c)   Periodically, with data segregated by major lines.

            Statistical or other data as may be requested from time to time by regulatory authorities.

12.02 In order to facilitate the handling of the business reinsured under this Agreement, the Reinsurer agrees to furnish the Company with any additional reports with respect to the business reinsured under this Agreement as needed by the Company to prepare its monthly, quarterly and annual statements to regulatory authorities.

12.03 All amounts due to the Company or the Reinsurer hereunder shall be accounted for on a monthly basis by the Reinsurer and shall be settled on a cash basis consistent with the terms hereof. Upon the termination hereof, a final accounting and cash settlement shall be completed within eighteen (18) months of the effective date of termination, or at such date at which all claims and liabilities reinsured hereunder have been extinguished.

                                  ARTICLE XIII
                        LOSS AND LOSS ADJUSTMENT EXPENSE

13.01 The Reinsurer shall assume 100% of the risks covered by this Agreement and shall be liable for and pay directly to the insureds on behalf of the Company 100% of all claims, losses, judgments, interest on judgments, settlements whether under strict policy conditions or because of compromise, and expenses incurred by the Company and/or General Agent (including, but not limited to, costs, expenses and fees, including attorneys' fees and expenses, resulting from a declaratory judgment or injunctive action brought by an insured or other person). The Reinsurer shall be credited with 100% of any amount received by the Company as salvage or recovery.

13.02 The Company hereby empowers the Reinsurer, and the Reinsurer may, in its discretion, and under its supervision appoint the General Agent, to accept notice of and investigate any claim arising under any of the Policies, to pay, adjust, settle, resist, or compromise any such claim, unless the Company with reasonable justification specifically directs to the contrary with respect to any individual claim. In the latter event, the Reinsurer and/or General Agent shall follow the instructions of the Company as respects such claim. All such loss settlements, whether under strict policy conditions or by way of compromise, shall be unconditionally binding upon the Reinsurer. However, should the Company be ordered or instructed by the Texas Department of Insurance or any other regulatory agency of competent jurisdiction to take any action or refrain from taking any action with regard to any claim, and prompt notice of such order or instruction is provided by the Company to the Reinsurer and General Agent, the Reinsurer and/or the General Agent shall be bound by and shall follow the order or instructions of such regulatory agency as though the Reinsurer and/or the General Agent were the object of such order or instruction. The Reinsurer and/or the General Agent will exercise the authority granted hereunder in good faith and toward the end of paying any and all valid claims.

13.03 The Company will promptly notify the Reinsurer or the General Agent of any claim, suit or action brought against the Company under any of the Policies when actually notified of a claim, suit or action against the Company, and will promptly furnish to the Reinsurer or the General Agent all summons, citations, complaints, petitions, counterclaims and other pleadings and legal instruments served upon the Company in connection therewith. The Company hereby further empowers the Reinsurer to dispose of any salvage received as the result of any loss settlement hereunder, and to enforce any right of the Company against any person or organization for damages or equitable relief for any loss under any of the Policies, employing legal counsel where necessary, and all sums received as a result thereof will be treated as current loss recoveries by the Company and the Reinsurer. The Company further agrees to furnish the Reinsurer, on request, any and all legal instruments necessary to implement the foregoing authorizations. Upon reasonable request, the Reinsurer shall furnish to the Company any or all documents and correspondence relating to the subject matter hereof.

13.04 All records pertaining to claims arising under the Policies shall be deemed to be jointly owned records of the Company and the Reinsurer, and shall be made available to the Company or the Reinsurer or their respective representatives or any duly appointed examiner for any state within the United States. The Company, the Reinsurer and the General Agent agree that they will not destroy any such records in their possession without the prior written approval of the others, except that the Company and the Reinsurer shall not be required to retain files longer than required by the guidelines set by the Texas Department of Insurance.

13.05 The Reinsurer shall, or shall cause the General Agent to, establish a separate claim register or method of registering claims arising under the Policies covered by this Agreement so that all claims may be segregated and identified separate and apart from other records of the Reinsurer or General Agent, with such claims register to identify each claim on an individual case basis both as to identify the insured(s) and the claimant and the reserve for loss and adjusting expense. Such claim register shall be kept in a form whereby the Company can, at any time, determine the status of any claim arising under Policies covered by this Agreement. Such records shall reflect the amount of reserves established for the individual claim and the date when such reserve was established, and if closed, whether such claim was closed with or without payment, and if with payment, the amount paid thereon.

13.06 The Reinsurer shall be liable for 100% of the loss adjustment expenses incurred by the Company in connection with claims and settlements under Policies subject hereto, including, but not limited to, all attorney's fees, other litigation expenses and interest on judgments and all other expenses (including but not limited to attorney's fees and costs incurred in a declaratory judgment or injunctive action with an insured or other), but not including office expenses or salaries of the Company's regular employees. The Reinsurer shall be credited with 100% of any recoveries of such loss adjustment expense.

                                   ARTICLE XIV
                       LOSS IN EXCESS OF POLICY LIMITS/ECO

14.01 In the event the Company pays or is held liable to pay an amount of loss in excess of its policy limit, but otherwise within the terms of its Policy (hereinafter called "loss in excess of policy limits") or any punitive, exemplary, compensatory or consequential damages other than loss in excess of policy limits (hereinafter called "extra contractual obligations") in relation to handling a claim reinsured hereunder or anything else related to the business reinsured hereunder, 100% of the loss in excess of policy limits and/or 100% of the extra contractual obligations shall be added to the Company's loss, if any, under the Policy involved, and the sum thereof shall be reinsured 100% under this Agreement.

14.02 An extra contractual obligation shall be deemed to have occurred on the same date as the loss covered or alleged to be covered under the Policy involved.

14.03 Notwithstanding any provision herein, this Agreement shall not apply to any loss incurred by the Company as a result of any actual fraud and/or violation of a criminal law, which has been finally determined by a court of competent jurisdiction after the exhaustion of any appeals, by an officer or director of the Company acting individually or collectively in collusion with any individual, corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                                   ARTICLE XV
                              ERRORS AND OMISSIONS

The Company shall not be prejudiced, in any way, by any omission through clerical error, accident or oversight to cede to the Reinsurer any Policy, loss or liability of any kind rightly falling under the terms of this Agreement, or by erroneous cancellation, either partial or total, of any cession, or by omission to report, or by erroneously reporting any losses, or by any other error or omission, but any such error or omission shall be corrected immediately upon discovery.

                                   ARTICLE XVI
                                ACCESS TO RECORDS

The Reinsurer or its duly appointed representatives shall have access at any and all reasonable times to such books and records of the Company or the General Agent, its departmental or branch offices, as shall reflect premium and loss transactions of the Company and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter thereof. Likewise, the Company or its duly appointed representatives shall have access at any and all reasonable times to such books and records of the Reinsurer and/or General Agent, its departmental or branch offices as shall reflect premium and loss transactions of the Company and/or the business produced hereunder, for the purpose of obtaining any and all information concerning this Agreement or the subject matter hereof.

                                  ARTICLE XVII
                           REINSURER SALE OR TRANSFER

The Reinsurer agrees to give the Company ninety (90) days advance written notice of any change of control, any sale or transfer of such party's business, or such party's merger or consolidation with a successor firm, in order that the Company may, in its sole discretion:

      (a)   Allow assignment of this Agreement to the successor;

      (b)   Enter into a new reinsurance agreement with the successor; or

      (c) Terminate this Agreement as provided in Section 5.02(h) of this Agreement.

Provided, however, if the transaction involving a change of control, sale, transfer, merger or consolidation of the Reinsurer is with an insurance company or insurance group that has an A.M. Best Company rating of "A-" or higher, and the performance of, or liability for, any obligation hereunder is to be assumed by an insurance company with an A.M. Best Company rating of "A-" or higher, then the Company shall not terminate this Agreement and shall allow the assignment and/or delegation of the duties, obligations and liabilities hereunder as long as the terms thereof are no less favorable to the Company than as set forth herein.

                                 ARTICLE XVIII
                                  INSOLVENCY

18.01 In the event of insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claims.

18.02 It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company (indicating the Policy reinsured), which claim would involve a possible liability on the part of the Reinsurer, within thirty (30) days after such claim is filed in the insolvency, conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claims and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

18.03 Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Company.

18.04 It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except (i) as provided by applicable law, (ii) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, and (iii) where the Reinsurer with the consent of the direct insured or insureds has assumed such Policy obligations of the Company as direct obligations of the Reinsurer to the payees under such Policies and in substitution for the obligation of the Company to such payees.

                                   ARTICLE XIX
                                THE GENERAL AGENT

19.01 The Company and the General Agent have entered into the Amendment to General Agency-Company Agreement effective , 2002 (together with the General Agency-Company Agreement dated October ____, 1992, the "General Agency Agreement"), a complete copy of which is attached hereto as Exhibit A and incorporated herein by reference. The Reinsurer has selected the General Agent to administer the business reinsured hereunder. While for regulatory purposes, the General Agent will need to be appointed as the Company's agent, it is recognized that the General Agent is acting on behalf of the Reinsurer. The Company has no obligation to furnish reports or statistics to the Reinsurer. The Company shall file with the State of Texas all reports requested, based upon information received from the General Agent and the Reinsurer.

19.02 The General Agent will not establish any sub-general agencies or any agencies with the authority of a general agency.

19.03 The General Agent shall be responsible for the control of the producing agents appointed by the Company at the request of and on behalf of the Reinsurer, including compliance with state licensing laws and the financial condition of such agents.

19.04 The Reinsurer shall guarantee payment to the Company of any amounts due the Company from business produced by and/or Policies issued by or through the producing agents appointed by the Company at the request of and on behalf of the General Agent and the Reinsurer. The Reinsurer and the General Agent shall be solely responsible for notifying such agents of this Agreement and of any termination hereof, and the Reinsurer shall be responsible for the consequences of any failure to provide such notification.

19.05 The General Agent shall not sue, or seek arbitration, against the Company for any acts of the Reinsurer and shall indemnify and hold the Company harmless from and against any damages, liabilities and expenses incurred by reason of the Reinsurer's acts or failures to act.

19.06 The Company shall conduct or have conducted the examinations of the General Agent as provided in the General Agency Agreement. The Reinsurer shall indemnify and hold the Company harmless as respects any liability, damage, charge, cost, fine, or penalty the Company may incur as a result of such examinations.

                                   ARTICLE XX
                            HOLD HARMLESS PROVISIONS

20.01 Notwithstanding any provision contained herein, as respects all matters related to this Agreement, in addition to those specific provisions insulating the Company from specific risks hereunder, the Reinsurer hereby covenants and agrees to reimburse and hold the Company harmless from and against every claim, demand, liability, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment and adjudication of whatever kind or character regarding (i) this Agreement and/or (ii) the business reinsured hereunder (including, but not limited to, underwriting loss, credit loss, run-off expenses and all legal fees and expenses incurred by the Company in asserting its rights under this Agreement) whether or not such claim, demand, loss, damage, cost, charge, attorneys' fees, expense, suit, order, judgment or liability is within the terms of Policies written and reinsured hereunder. The Reinsurer's obligation hereto relates to, but is not limited to the following: all liability for agents' balances; return premiums and commissions; deceptive trade practice liability; premiums, policy fees or other charges (whether collected or not); costs, liability, damages, fees and/or expenses incurred by the Company due to a lawsuit between the Reinsurer and/or the General Agent; all actions or inactions of the General Agent or any other agent relating to performance under this Agreement, under the General Agency Agreement or under any agreement with a premium finance company; and all fees and/or commissions owing to the General Agent under this and the aforementioned related agreements.

20.02 The Company shall not be liable to the Reinsurer for premiums unless the Company itself has actually received those premiums and wrongfully not remitted them to the Reinsurer. The Reinsurer may not offset any balances on account of losses, loss adjustment expenses or any other amounts due except as to premiums actually received by the Company itself (as distinct from premiums not collected, premiums collected by the General Agent, or premiums placed in the premium trust account pursuant to the General Agency Agreement) which have wrongfully not been transmitted to the Reinsurer.

20.03 If for any reason the General Agent fails or is unable to administer the Policies reinsured hereunder (whether the Agreement is still in effect or the business is being run-off), the Reinsurer shall appoint a party (acceptable and approved by the Company) to administer the business and the Reinsurer shall be responsible for 100% of the cost of said administration. If return premiums or other funds need to be returned to premium finance companies, policyholders or sub-agents, the Reinsurer shall pay these amounts if the successor or administrator does not.

20.04 The Reinsurer shall not sue, or seek arbitration, against the Company for any acts of the General Agent for any monies which the General Agent owes unless the Company has actually received those monies and has wrongfully not remitted them to the Reinsurer; and the Reinsurer shall indemnify the Company for any damages, liabilities and expenses incurred by reason of the General Agent's acts or failure to act. The Company is not responsible for any commissions or other monies payable to the General Agent in connection with this Agreement and the General Agent shall not sue, or seek arbitration against, the Company for any actions by, or debts owing from, the Reinsurer. The Reinsurer shall not seek to recover from, or offset against, the Company any sums, whether premiums or other monies, which the General Agent was unable or unwilling to remit to the Company or the Reinsurer.

20.05 In the event the Reinsurer, or any agent appointed pursuant to this Agreement, binds the Company for insurance coverage on insurance risks contrary to the restrictions and limitations set forth in this Agreement, whether intentional or not, the Reinsurer and General Agent will do such things and take such actions as may be necessary to reduce the Company's exposure to such risks and to hold the Company harmless against any liability or loss which may be incurred by the Company in excess hereof. At the Company's request, the General Agent in accordance with applicable law, and policy terms, shall cancel or not renew any risk bound which is not in conformance with this Agreement. Any such insurance coverage on insurance risks bound contrary to the restrictions and limitations set forth in this Agreement, whether intentional or not, shall be 100% reinsured and subject to this Agreement.

                                   ARTICLE XXI
                              TRUST FUND AGREEMENT

The Reinsurer shall immediately secure its obligations under this Agreement pursuant to a trust account established under a Reinsurance Trust Agreement, to be executed by the Reinsurer and the Company, which Reinsurance Trust Agreement shall be in the form attached hereto as Exhibit B. The assets deposited in the trust account shall be valued according to their current fair market values and shall consist only of cash and other types of assets identified in the Reinsurance Trust Agreement; provided, however, none of the assets deposited into the trust account shall consist of investments issued by the parent, subsidiary or affiliate of either the Reinsurer or the Company. Notwithstanding any provision in this Agreement, the assets held in the trust account shall only be withdrawn, utilized and applied in accordance with the terms and conditions of the Reinsurance Trust Agreement.

                                  ARTICLE XXII
                               REGULATORY MATTERS

22.01 It is the Parties' understanding that the Texas Department of Insurance views premiums which are over 90 days due (aged by item and effective date) to the Company as non-admitted assets. In confirmation of the liabilities assumed by the Reinsurer under this Agreement, the Reinsurer hereby assumes 100% of all liability and responsibility for all premiums in the course of collection.

22.02 The Reinsurer shall agree, at no cost to the Company, to take those actions (including, but not limited to, modifications in how funds are handled and how accounts are cleared and settled) and agree to those arrangements necessary to ensure that the Company suffers no adverse impact because of this reinsurance program and is in compliance with the laws of the State of Texas and regulations promulgated by any governmental entity thereof, including the Texas Department of Insurance, in so far as this reinsurance program is concerned.

22.03 If at any time during the term of this Agreement, the Reinsurer shall no longer be licensed or accredited to transact the business of insurance or reinsurance in the State of Texas, the Reinsurer agrees that it shall submit to a court of competent jurisdiction within the United States, shall agree to comply with all requirements necessary to give such court jurisdiction, shall designate an agent upon whom service of process may be effected, and shall agree to abide by the final decision of such court or an appellate court to which such court's decision is appealed.

                                 ARTICLE XXIII

                            [INTENTIONALLY DELETED]

                                  ARTICLE XXIV
                                   ARBITRATION

24.01 As a condition precedent to any right of action hereunder, in the event of any dispute or difference of opinion hereafter arising between the Company and the Reinsurer with respect to this Agreement, or with respect to these Parties' obligations hereunder, it is hereby mutually agreed that such dispute or difference of opinion shall be submitted to arbitration.

24.02 One arbiter (an "Arbiter") shall be chosen by the Company and one Arbiter shall be chosen by the Reinsurer and an umpire (an "Umpire") shall be chosen by the Arbiters, all of whom shall be active or retired disinterested executive officers of property and casualty insurance or reinsurance companies.

24.03 In the event that a party fails to choose an Arbiter within thirty (30) days following a written request by either party to the other to name an Arbiter, the party who has chosen its Arbiter may choose the unchosen Arbiter. Thereafter, the Arbiters shall choose an Umpire before entering upon arbitration. If the Arbiters fail to agree upon the selection for the Umpire within thirty (30) days following their appointment, each Arbiter shall name three nominees, of whom the other shall decline two, and the decision shall be made by drawing lots.

24.04 Each party shall present its case to the Arbiters and Umpire within a reasonable amount of time after selection of the Umpire, unless the period is extended by the Arbiters and the Umpire in writing and/or at a hearing in Dallas, Texas. The Arbiters and Umpire shall consider this Agreement as an honorable engagement, as well as a legal obligation, and they are relieved of all judicial formalities and may abstain from following the strict rules of law regarding entering of evidence. The decision in writing by a majority of the Arbiters and Umpire when filed with the Parties shall be final and binding on the parties. Judgment upon the final decision of the Arbiters and Umpire may be entered in any court of competent jurisdiction.

24.05 In the event of a dispute between the Company and the Reinsurer concerning this Agreement and the General Agency Agreement (regardless of whether either party has claims against the General Agent), the entire dispute between the Company and the Reinsurer shall be subject to arbitration as provided in this
Article XXIV.

24.06 The costs of the arbitration, including the fees of the arbitrators and the umpire, shall be borne equally unless the Arbiters and Umpire shall decide otherwise.

24.07 This Agreement shall be interpreted under the laws of Texas and the arbitration shall be governed and conducted according to the Texas General Arbitration Act.

                                   ARTICLE XXV
                                 SAVINGS CLAUSE

If any law or regulation of any federal, state or local government of the United States of America, or the ruling of officials having supervision over insurance companies, should prohibit or render illegal this Agreement, or any portion hereof, as to risks or properties located in the jurisdiction of such authority, either the Company or the Reinsurer may upon written notice to the other suspend or abrogate this Agreement insofar as it relates to risks or properties located within such jurisdiction to such extent as may be necessary to comply with such law, regulations or ruling. Such illegality shall in no way affect any other portion hereof, provided however, that the Company may terminate or suspend this Agreement insofar as it relates to the business to which such law or regulation may apply.

                                  ARTICLE XXVI
                                  MISCELLANEOUS

26.01 This Agreement has been made and entered into in the State of Texas and the Agreement shall be subject to and construed under the laws of the State of Texas. This Agreement shall be deemed performable at the Company's administrative office in Irving, Texas, and it is agreed that the venue of any controversy arising out of this Agreement, or any breach thereof, shall be in Dallas County, Texas.

26.02 All notices required to be given hereunder shall be deemed to have been duly given by personally delivering such notice in writing or by mailing it, certified mail, return receipt requested, with postage prepaid. Any Party may change the address to which notices and other communications hereunder are to be sent to such Party by giving the other Party written notice thereof in accordance with this provision.

26.03 All acts and payments under this Agreement are performable and payable at the offices of the Company in Irving, Dallas County, Texas. The address of the Company, for the purpose of providing notice under this Agreement, is______________. The address of the Reinsurer for the purpose of providing notice under this Agreement is 500 Commerce Street, Fort Worth, Texas 76102. The address of the General Agent for the purpose of providing notice under this Agreement is 500 Commerce Street, Fort Worth, Texas 76102.

26.04 This Agreement shall be binding upon the Parties hereto, together with their respective successors and permitted assigns. Neither the Reinsurer nor the General Agent may assign any of its rights or obligations under this Agreement without the prior written consent of the Company.

26.05 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26.06 This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto.

26.07 This Agreement is the entire agreement between the Parties and supersedes any and all previous agreements, written or oral, and amendments thereto with respect to the business being reinsured, and there are no understandings between the Parties other than as expressed in this Agreement.

26.08 A waiver by the Company, Reinsurer or General Agent of any breach or default by the other party under this Agreement shall not constitute a continuing waiver or a waiver by the Company or the Reinsurer of any subsequent act in breach or of default hereunder.

26.09 Headings used in this Agreement are for reference purposes only and shall not be deemed a part of this Agreement.

26.10 The Parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted. Accordingly, should a court of competent jurisdiction or arbitration panel determine that the scope of any provision is too broad to be enforced as written, the Parties intend that the court or arbitration panel should reform the provision to such narrower scope as it determines to be enforceable under present or future law; such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

26.11 This Agreement is not exclusive and the Company reserves the right to appoint or contract with other reinsurers, agents and/or managing general agents in the territory covered by this Agreement.

26.12 The Reinsurer or General Agent shall not insert any advertisement respecting the Company or the business to be written under this Agreement in any publication or issue any circular or paper referring to the Company or such business without first obtaining the written consent of the Company. The Reinsurer and/or General Agent shall establish and maintain records of any such advertising as required by Texas statute and regulation.

26.13 Policy cancellations at the Company's request will be made strictly subject to requirements imposed by the Company's underwriting rules and practices or the Reinsurer's underwriting rules and practices, as approved by the Company, and in compliance with applicable statutes and regulations and the applicable provisions contained in this Agreement and the pertinent Policy. Such cancellation authority shall be exercised only for causes inherent in the particular risk and shall not be construed as authority to make general or indiscriminate cancellations or replacement of the Policies with those of another Company, except upon specific written instructions from the Company. When directed by the Company, the Reinsurer will cancel any and all Policies produced by it for any reason the Company deems necessary.

26.14 The Company agrees that the Reinsurer shall have the right, with the approval of the Company, to determine the rates and prepare the rate filing for the Company to file during the term of this Agreement and during the term of the run-off.

26.15 Any offset taken with respect to amounts due to either the Reinsurer or the Company hereunder shall be strictly limited to amounts due to or from such Parties pursuant to this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto by their respective duly authorized representatives have executed this Agreement to be effective as of the date first above mentioned.

                               GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                               By: ___________________________________________
                               Name: _________________________________________
                               Title: ________________________________________


                               GENERAL AGENTS INSURANCE COMPANY OF AMERICA, INC.

                               By: ___________________________________________
                               Name: _________________________________________
                               Title: ________________________________________


                               MGA AGENCY, INC.

                               By: ___________________________________________
                               Name: _________________________________________
                               Title: ________________________________________

                                    EXHIBIT A
                        TO THE GAIC REINSURANCE AGREEMENT

                  AMENDMENT TO GENERAL AGENCY-COMPANY AGREEMENT

      This AMENDMENT (the "Amendment") to the General Agency-Company Agreement is executed to be effective as of ___________, 2002 (the "Effective Date"), by and between GAINSCO County Mutual Insurance Company, a Texas county mutual insurance company (the "Company"), and MGA Agency, Inc., a Texas corporation (the "General Agent"). This Amendment amends the General Agency-Company Agreement by and among the Company and the General Agent dated ________________, 1992, a copy of which is attached hereto (the "Agreement") in the particulars set forth herein. General Agents Insurance Company of America, Inc., an Oklahoma insurance company ("GAIC"), is made a party to the Agreement for the purposes described herein. All capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Agreement.

                                    RECITALS

      WHEREAS, pursuant to that certain Acquisition Agreement dated as of ____________, 2002 (the "Acquisition Agreement") by and among GAINSCO Service Corp., GAINSCO, INC., Berkeley Management Corporation, Liberty Mutual Insurance Company, and the Company, GAINSCO Service Corp. and GAINSCO, INC. agreed to transfer and assign to Berkeley Management Corporation the exclusive authority and rights to manage and control the Company under the terms of that certain Management Contract dated October 12, 1992;

      WHEREAS, all business coming within the scope of the Agreement as amended hereby shall be reinsured pursuant to a 100% Quota Share Reinsurance Agreement of even date herewith (the "Reinsurance Agreement") among GAIC, the Company and the General Agent;

      WHEREAS, it is intended that GAIC shall have the right to act on all such matters coming within the scope of the Agreement as amended hereby as though it were the General Agent, but by doing so or not doing so, shall not invalidate the right of the Company or the General Agent to act hereunder;

      WHEREAS, pursuant to the terms of the Acquisition Agreement, GAINSCO Service Corp. and GAINSCO, INC. agreed to cause the General Agent to cease writing new business on behalf of the Company and to renew existing business on behalf of the Company only for so long as is required by applicable law; and

      WHEREAS, the Company and the General Agent have agreed to amend the Agreement pursuant to the terms of this Amendment and consistent with the terms and conditions of the Acquisition Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, warranties, and covenants set forth herein and in the Acquisition Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1. AMENDMENTS.

      (a)   Subsection I.a.1. is amended in its entirety to read as follows:

            "The General Agent shall have no authority to solicit new business on behalf of the Company. The General Agent's authority to issue insurance policies in the Company's name or to otherwise bind the Company is limited solely to offers to renew and/or renewal of the policies or contracts of insurance which were produced or written by the General Agent prior to [the Effective Date] and only in situations where such offer to renew and/or renewal is required by state law or regulation. Subject to the requirements imposed by law, all such renewals shall be further subject to terms and limits of liability that are no greater than, and deductibles that are no less than, as provided in each insured's policy that is in force as of [the Effective Date]."

      (b)   Subsection I.a.2. is amended in its entirety to read as follows:

            "All policies and contracts of insurance renewed pursuant to Subsection I.a.1. above are subject to all manuals and underwriting directions of the Company. The General Agent shall take all such action as is necessary to assure that (i) the policies and contracts of insurance written or renewed pursuant to this Agreement, whether before or after [the Effective Date], are terminated or nonrenewed at the earliest reasonably practicable date allowed by law, and (ii) the contracts with all agents, appointed by the Company at the General Agent's request, are terminated at the earliest reasonably practicable date allowed by law."

      (c)   Subsection I.b.3. is deleted in its entirety.

      (d)   Subsection III.a. is amended in its entirety to read as follows:

            "Statements of money due shall be prepared monthly by the General Agent and forwarded to the Company within 30 days of the close of the account month for which such statement was prepared."

      (e)   Subsection III.b. is amended in its entirety to read as follows:

            "The balance shown in the statement to be due the Company, or due the General Agent, shall be payable not later than 45 days after the end of the account month for which such statement was prepared."

      (f)   Subsection III.d. is deleted in its entirety.

      (g)   Subsection III.g. is amended in its entirety to read as follows:

            "Unless written authorization is obtained from the Company, the General Agent is not authorized to advance premium on behalf of policyholders. All policies for which premiums are not timely received shall be terminated or cancelled by the General Agent as allowed by law."

      (h)   Subsection III.h. is amended in its entirety to read as follows:

            "The General Agent guarantees the collection of all premiums due from insureds and from producing agents."

      (i)   Subsection III.j. is amended in its entirety to read as follows:

            "The General Agent shall provide the Company with a monthly report specifying the categories of information reflected in Exhibit A attached hereto."

      (j)   Subsection IV.c. is amended in its entirety to read as follows:

            "The General Agent shall send direct notice of cancellation on behalf of the Company:

            1. On any policy which has been in effect less than sixty (60) days, at the direction of the Company;

            2. On any policy for non-payment of premium; or

            3. At the discretion of the Company, where cancellation or termination is legally permissible."

      (k)   Section VII. is deleted in its entirety.

      (l)   Subsection IX.b.3. is amended in its entirety to read as follows:

            "Notwithstanding the termination of this Agreement, the General Agent shall continue to service the policies issued pursuant to this Agreement, including the handling and adjusting of all claims, through the runoff of all such policies."

      (m)   Subsection IX.b.4. is deleted in its entirety.

      (n)   Subsection X.a.1. is amended in its entirety to read as follows:

            "The Company shall indemnify and hold harmless the General Agent against any claims or liabilities the General Agent becomes obligated to pay to or in behalf of any insured based on the gross negligence, willful and wrongful acts or criminal activity of the Company in performing its obligations hereunder after [the Effective Date], except to the extent that the General Agent has caused, contributed to or compounded such error."

      (o)   Subsection X.b. is amended in its entirety to read as follows:

            "The General Agent shall indemnify and hold harmless the Company, its successors, and assigns from any and all losses, claims, demands, causes of action, damages, judgments, settlements, costs, expenses, including all court costs, legal expenses and attorney's fees, and any extra-contractual obligations which the Company may at any time sustain because of or arising out of (i) the failure of the General Agent or any authorized producers or brokers to comply fully with the terms, provisions, and obligations of this Agreement, including but not limited to, the payment to Company, and its reinsurers, of all sums of money due, and the delivery of all premiums, notes, policies, accounts, and notices which may become due from the General Agent hereunder; (ii) the conduct of the General Agent or any authorized producers or brokers in the sale of any policy produced under this Agreement, or in the investigation, trial, or settlement of any claim or failure to pay or delay in payment of any benefits under any policy, in connection with the investigation or settlement or contesting the validity of claims or losses covered under this Agreement; (iii) any loss incurred by the Company as a result of the General Agent or any authorized producer or broker accepting any risk except as authorized under this Agreement; and (iv) any costs, fines or penalties levied against the Company by the Texas Department of Insurance or any regulatory body for any matter relating to the General Agent's failure to comply, either directly or indirectly, with any statutory or regulatory requirement in a timely manner, or otherwise. The General Agent shall not be liable for the portion of any loss described above that is caused by the gross negligence, willful and wrongful acts or criminal activity of the Company occurring after [the Effective Date]. All indemnifications given the Company by the General Agent under this Agreement regarding the performance or non-performance of obligations, duties and rights of the General Agent shall apply to all acts and consequences of any producers or brokers writing business through the Company under this program as if each producer or broker was the General Agent."

      (p)   Subsection X.a.2. is deleted in its entirety.

      (q)   Section XI. is amended in its entirety to read as follows:

            "From and after [the Effective Date], subject to the terms and conditions of the Reinsurance Agreement, the General Agent shall be responsible for handling and adjusting all claims for all policies written, renewed or assumed under the terms of this Agreement, regardless of when such claims are incurred. The performance of the General Agent's obligations pursuant to this Article XI shall be in accordance with, and pursuant to, the Reinsurance Agreement and the standards set forth in Exhibit B hereto and as otherwise provided to the General Agent by the Company. The Company may, in its discretion, reserve the right to assign, investigate, adjust and defend any claim resulting from the business written pursuant to this Agreement. The Company retains final authority over any and all disputes concerning claims settlement and setting of loss reserves. The funding for all claims handled by the General Agent shall be provided by GAIC directly to the General Agent; the Company shall have no obligation to provide any funds for the payment of any claims or losses under the policies issued or renewed by the General Agent."

      (r)   Section XIII is deleted in its entirety.

      (s)   Subsection XIV.a. is amended to read as follows:

            "To secure all indebtedness or liabilities ("Obligations") for which the General Agent is now or may become liable to the Company in any manner pursuant to this Agreement, the General Agent grants to the Company a security interest in all accounts ("Accounts") and expirations including all records thereof ("Expirations") now owned or hereafter acquired by the General Agent relating to insurance policies written by the General Agent on behalf of the Company and all proceeds and products of all of the foregoing ("Collateral"). The General Agent will execute such additional documents and instruments that the Company considers reasonably necessary to obtain, maintain and perfect this security interest or to comply with any relevant law.

      (t)   Subsection XV.b. is hereby amended to add the following:

            "4. claims procedures;

            5. timeliness of claims payments."

      (u) Subsection XV.c. is hereby amended in its entirety to read as follows:

            "Semi-annually, or upon request by the Company, the General Agent shall submit to the Company a current financial statement in a form reasonably satisfactory to the Company."

      (v)   Subsection XV.g. is amended in its entirety to read as follows:

            "The obligations and undertakings described in this Agreement are performable in the County of Dallas, State of Texas."

      (w)   Section XV is amended to add the following provisions:

            "i. The General Agent shall comply with all reasonable written instructions of the Company with respect to information, designated by the Company as proprietary or confidential, which is made available to the General Agent by the Company.

            "j. The provisions of this Agreement shall be deemed to be severable, and if any phrase, clause, sentence or provision of this Agreement is adjudged void or unenforceable, the remainder of the Agreement shall remain in full force and effect. Any provision of this Agreement which conflicts with applicable law or regulation will be amended to the minimum extent necessary to effectuate compliance with such law or regulations.

            "k. Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by certified or registered mail, postage prepaid, to the following addresses:

            To the General Agent:

            MGA Agency, Inc.
            500 Commerce Street
            Fort Worth, Texas 76102

            To the Company:

            GAINSCO County Mutual Insurance Company
            c/o Liberty Mutual Insurance Company
            175 Berkeley Street
            Boston, Massachusetts 02117

            "l. The General Agent is responsible for assuring that the producer or broker writing business through the Company under this program is at all times lawfully licensed to transact the type of insurance which he is writing through the Company and is not serving on the General Agent's board of directors. Any contract made with such producer or broker shall be made directly with the General Agent. Payment of all commissions paid on policies secured by such producer or broker shall be made directly to the producer or broker by the General Agent and these producers or brokers shall have no claims whatever against the Company for commissions or otherwise. The General Agent shall be responsible to the Company and its reinsurers for the fidelity and honesty of these producers or brokers and for all funds collected or business entrusted to said producers and brokers.

            "m. General Agents Insurance Company of America, Inc. ("GAIC") shall have the right to act on all such matters coming within the scope of the Agreement, as amended, as though GAIC were the General Agent, but by doing so or not doing so, shall not invalidate the right of the Company or the General Agent to act hereunder."

      (x)   Schedule A of the Agreement is deleted in its entirety.

      (y) Exhibits A and B are added to the Agreement and incorporated therein by reference in the forms attached hereto.

2. RELEASE. The General Agent hereby releases and discharges the Company, its agents, officers, directors, shareholders, successors and assigns from any and all past, present and future obligations, actions, causes of action, suits, debts, sums of money, accounts, covenants, controversies, promises, damages, judgments, claims, demands, liabilities and/or losses, all whether known or unknown, which the General Agent, and its successors and assigns ever had, now have, or hereafter may have, whether grounded in law or in equity, in contract or in tort, against the Company by reason of any matter whatsoever arising out of the Agreement prior to the Effective Date of this Amendment.

3. AUTHORIZATION. The parties hereto expressly warrant and represent that they are corporations in good standing in their respective places of domicile; that the execution of this Amendment is fully authorized by each of them; that the person or persons executing this Amendment is fully authorized by each of them; that the person or persons executing this Amendment have the necessary and appropriate authority to do so; that there are no pending agreements, transactions, or negotiations to which any of them are a party that would render this Amendment or any part hereof void, voidable, or unenforceable; and that no further authorization, consent or approval of any governmental entity or any other third party is required to make this Amendment valid and binding upon them.

4. FURTHER ASSURANCES. The parties hereby agree to execute promptly any and all supplemental agreements, releases, affidavits, waivers and other documents of any nature or kind, which the other party may reasonably require in order to implement the provisions or objectives of this Amendment.

5. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered, shall be an original. Such counterparts shall together constitute one and the same instrument and agreement.

6. AMENDMENTS. This Amendment may not be modified or amended, nor any of its provisions waived, except by an instrument in writing, signed by the parties hereunder.

7. CONTINUITY OF TERMS. All terms and conditions of the Agreement relating to the authority of the General Agent are hereby amended to be consistent with the requirements of Section 1 of this Amendment. All other terms and conditions set forth in the Agreement, which are not inconsistent herewith, shall remain valid and in full force and effect for the duration of the Agreement. The change of control of the Company pursuant to the Acquisition Agreement, as well as the transactions contemplated therein, shall have no effect upon the terms, conditions, covenants and agreements contained in the Agreement or in this Amendment.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto by their respective duly authorized representatives have executed this Amendment to be effective as of the date first above mentioned.


                             GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                             By: _____________________________________________
                             Name: ___________________________________________
                             Title: __________________________________________


                             MGA AGENCY, INC.

                             By: _____________________________________________
                             Name: ___________________________________________
                             Title: __________________________________________


                             GENERAL AGENTS INSURANCE COMPANY OF AMERICA, INC.

                             By: _____________________________________________
                             Name: ___________________________________________
                             Title: __________________________________________

                                    GUARANTY

      GAINSCO, INC. and GAINSCO Service Corp. hereby unconditionally and irrevocably guarantee, jointly and severally, the performance of all past, present and future obligations of the General Agent under the Agreement, as amended hereby. If any of such obligations of the General Agent are not complied with in any material respect whatsoever, and after the Company has given sixty
(60) days advance written notice to GAINSCO, INC. and GAINSCO Service Corp. of the General Agent's breach, default or failure to perform, GAINSCO, INC. and GAINSCO Service Corp. agree to timely perform such obligations of the General Agent. Assuming that, during the sixty-day period described in the preceding sentence, the General Agent has not cured the breach, default or failure to perform to the satisfaction of the Company, the Company shall have the right to proceed directly against GAINSCO, INC. and/or GAINSCO Service Corp. without first exhausting any other remedy it may have against the General Agent. This Guaranty shall be binding upon the successors and assigns of GAINSCO, INC. and GAINSCO Service Corp. and shall inure to the benefit of any successors and assigns of the Company.

IN WITNESS WHEREOF, GAINSCO, INC. and GAINSCO Service Corp. have executed this Amendment to be effective as of the date first above mentioned.

                             GAINSCO, INC.


                             By: _____________________________________________
                             Name: ___________________________________________
                             Title: __________________________________________

                             GAINSCO SERVICE CORP.


                             By: _____________________________________________
                             Name: ___________________________________________
                             Title: __________________________________________

                                   "EXHIBIT A

                              REPORTING OBLIGATIONS

      With regard to business placed by the General Agent with the Company hereunder, the General Agent shall furnish the following information to the Company in such form as the Company shall designate from time to time:

      1. Within thirty (30) days after the end of each month, a report of written, earned and unearned premiums; case claims and case claim adjustment expenses (excluding applicable claims department salaries and expenses) paid and outstanding; case claims and case claim adjustment expenses (excluding applicable claims department salaries and expenses) incurred; commissions earned by the General Agent; and such other information as may be reasonably requested by the Company.

      2. Within thirty (30) days after the end of each month, receivable and payable reports for all insurance and reinsurance transactions.

      3. Within thirty (30) days after the end of each calendar quarter, such detail and summary reports as are required to meet all reporting requirements of state regulatory or taxation authorities including, but not limited to:

            a. direct premiums (written and earned ) and claims (paid and incurred) by class;

            b. reinsurance ceded to and claims (including paid claims and claim adjustment expense (excluding applicable claims department salaries and expenses) on outstanding cases) recoverable from reinsurers;

            c. letters of credit, funds or other collateral held on behalf of the Company which relates to reinsurance ceded;

            d.    unearned premiums and in-force premium data; and

            e. such other information as may be reasonable requested by the Company.

      4. Within thirty-seven (37) days after the end of each applicable calendar quarter, a report on IBNR for (a) claims and claim adjustment expenses (excluding applicable claims department salaries and expenses); and (b) reinsurance ceded to and claims, including claim adjustment expense but excluding applicable claims department salaries and expenses, recoverable from reinsurers.

      By February 15th of each year, all information required to complete the Company's annual statutory financial statements.

      The General Agent shall supply all information necessary for the proper and timely filings required by the Texas Department of Insurance, any regulatory agency or other authority to whom the Company is required to report."

                                   "EXHIBIT B

                              PERFORMANCE STANDARDS

      The General Agent shall handle the settlement of all claims under the insurance policies reinsured under the Reinsurance Agreement; provided that, without the approval of the Company, the General Agent shall not pay or commit the Company to pay a claim over an amount equal to one percent (1%) of the Company's policyholder surplus as of December 31st of the last completed calendar year or $30,000, whichever is greater.

      The General Agent shall report the following claims to the Company within thirty (30) days of determination that:

      1.    Any claim involves single or multiple fatalities.

      2.    Any claim involves incapacitating brain injury or blindness.

      3.    Any claim involves paraplegia or quadriplegia or amputation.

      4. Any claim involves extensive third degree burns over forty percent (40%) of the body.

      5. Any claim involves total disability or inability to return to previous occupation.

      6. Any claim involves or is likely to involve the Company as a defendant and involves punitive or exemplary damages, claims for extra-contractual damages, negligent or bad faith claim handling or violation of any statute or regulation (including deceptive trade practices or unfair claims settlement practices). In such cases, the Company shall be entitled to participate in such action or to assume the defense of such action.

      7.    Any claim involves a coverage dispute.

      8.    Any claim includes a demand in excess of policy limits.

      The General Agent shall maintain a claim file relating to each reported claim. These claim files shall be maintained for the period of time set forth in this Agreement. The General Agent shall send the Company a copy of any claim file, upon request by the Company, within a reasonable time period.

      All claim files will be the joint property of the Company and the General Agent; provided, however, upon an order of liquidation of the Company such files shall become the sole property of the Company or its estate, but the General Agent shall have reasonable access to and the right to copy such files on a timely basis.

      The Company retains final authority over disputes concerning claims settlement and setting of claim reserves.

      If this Agreement is terminated at any time for any reason or if the General Agent is in default of its obligations under this Agreement, the Company in its sole discretion may assume the responsibility for processing and adjusting claims under the insurance policies produced pursuant to this Agreement. In such event, the Company shall be entitled to recover all of its commercially reasonable costs and expenses of any kind, whether allocated or unallocated, direct or indirect, in performing the claims processing and adjusting functions, from either the General Agent or General Agents Insurance Company of America, Inc."

                            ATTACHMENT TO AMENDMENT
                               TO GENERAL AGENCY
                               COMPANY AGREEMENT

                       GENERAL AGENCY - COMPANY AGREEMENT             [STAMP]

          GAINSCO County Mutual Insurance Company and MGA Agency, Inc.

GAINSCO County Mutual Insurance Company, hereinafter, called the "Company", and MGA Agency, Inc. hereinafter called the "General Agent", agree as follows:

     It is agreed that the Company appoints the General Agent subject to the following terms and agreements. This General Agency -- Company Agreement will be referred to as the "Agreement."

I.   AUTHORITY OF AGENT

     a. The General Agent is an independent contractor, not an employee of the Company and, subject to requirements imposed by law, the terms of this Agreement, and the underwriting rules and regulations of the Company, is authorized to:

          1. Solicit, receive and transmit to the Company proposals for insurance contracts with respect to risks located in the State of Texas, and any other state in which and to the extent the General Agent is legally authorized, which is listed in Schedule A which is incorporated in and made a part of this Agreement for all intents and purposes;

          2. Bind and execute insurance contracts on those lines of insurance as provided in Schedule A and, subject to all written manuals, releases and underwriting directions of the Company. The General Agent agrees to notify the Company of any binders, insurance contracts, endorsements and certificates. If the General Agent fails to do so within the number of days for which binding authority is indicated in Schedule A, said binders or insurance contracts shall be invalid. The General Agent's binding authority may not be delegated;

          3. Provide all usual and customary services of an insurance agent on all insurance contracts placed by the General Agent with the Company, subject to the limitations provided for herein;

          4. Collect and receipt for premiums. The General Agent shall not receive any commission or other form of compensation for performing its duties hereunder. The General Agent agrees to refund return commissions on policy cancellations or reductions, in each case at the same rate at which such commissions were originally retained on behalf of any producing agent;

          5. Exercise his authority personally or through his authorized employees;

          6.   Represent other companies;

          7. Exercise exclusive and independent control of his time and the conduct of his agency.

     b.   The General Agent is not authorized to:

          1. Appoint or terminate the appointment of agents without the approval of the Company;

          2. Bind reinsurance or retrocessions on behalf of the Company, commit the Company to participation in insurance or reinsurance syndicates; or collect a payment from a reinsurer or commit the insurer to a claim settlement with a reinsurer.

          3.   Adjust or settle claims or set loss reserves.

          4. Use any advertisement or promotion in which any Company name or product is sued without first obtaining the written consent of the Company.

II.  TERRITORY

     a. This Agreement is made with the understanding that the General Agent shall be responsible for complete compliance with all laws and statutes relating to all lines of insurance, now in force or as amended, as promulgated by the State of Texas or the Texas Department of Insurance. The General Agent's authority under this Agreement is limited to the State of Texas.

     b. It is understood between the Company and the General Agent that this General Agency Agreement is awarded on a nonexclusive basis and the Company shall have the right and privilege of appointing one or more additional General Agents in the same territory at the Company's discretion.

III. PREMIUM ACCOUNTING

     The General Agent and the Company shall employ accounting procedures consistent with general insurance industry practices. On business placed by the General Agent with the Company;

     a. Itemized statements of money due shall be prepared monthly by the General Agent and forwarded to the Company within 10 days of the close of the account month for which such statement was prepared.

     b. The balance shown in the statement to be due the Company, or due the General Agent, shall be payable not later than 45 days after the end of the account month for which such statement was prepared. Interest at the rate of 12% Per Annum based upon the actual number of days in the year shall be assessed on a per day basis on any unpaid balances due after the due date for payment from General Agent. Interest shall not exceed the maximum amount [illegible] interest that may

                                    [STAMP]
          be contracted for, taken, reserved, charged, or received under law; any interest paid which is in excess of that maximum amount shall be refunded and the interest rate shall be reduced to the maximum nonusurious rate allowed.

     c. The omission of any item(s) from a monthly statement shall not affect the responsibility of either party to account for and pay all amounts due the other, nor shall it prejudice the rights of either party to collect all such amounts due from the other.

     d. A General Agent with more than one office shall cause each office to separately comply with the terms of these accounting procedures and shall not offset any credits due to any one office against any amount due by another office.

     e. The General Agent shall not offset any credits due under any other agreement against balances due under this Agreement.

     f. The General Agent shall not be required to return, as commission or return commission, monies greater than the total commission paid or otherwise payable to the General Agent.

     g. The General Agent is authorized to advance premium on behalf of policyholders, in which event the General Agent accepts full responsibility for such premiums.

     h. If any final additional premiums developed by premium audit cannot be collected by the General Agent, the Company shall undertake direct collection and the General Agent shall not be responsible for such premiums provided the General Agent notifies the Company within 60 days of the Company's initial date of billing the General Agent for such items.

     i. The Company shall have access at all reasonable times to the General Agent's books and records for the purpose of determining any fact relating to money due the Company on business placed with the Company by the General Agent.

     j. The Company shall provide the General Agent with a monthly report specifying the amount of written, earned and unearned premiums.

     k. The General Agent holds all Company funds in a fiduciary capacity, and shall maintain the Company's funds in a separate escrow account and/or a trust account which holds only funds due to insurance companies and shall maintain such account in a bank which is a member of the Federal Reserve System and whose accounts are insured by the Federal Deposit Insurance Corporation. Such account may consist of any one or more of the following investment vehicles:

          1.  Checking accounts;

          2.  Pass book savings accounts;

          3.  Money market accounts;

          4.  Certificates of Deposit;

          5.  United States Treasury bills, notes, or bonds;

          6. Repurchase agreements for which the underlying collateral is United States Government securities;

          7. Non-assessable money market mutual funds which are primarily invested in United States government securities.

     The General Agent also agrees to comply with the state laws and regulations with regard to separate accounts or segregation of such funds.

IV.  POLICY CANCELLATION OR NON-RENEWAL

     Subject to requirements imposed by law and compliance with the applicable provisions contained in this Agreement and within the policy:

     a.   At the General Agent's request, the Company shall

          1.  Cancel any policy.

          2. Decline to renew any policy. The General Agent will give advance written notice of non-renewal to the policyholder.

     b. The Company shall not, at its election, cancel or non-renew any policy after it has been in effect for 60 days except;

          1.  For non-payment of premium or non-report of the basis of premium.

          2.  When, in the exclusive opinion of the Company:

              (a)  There is an increase in hazard; or

              (b)  There is a material change in the risk; or

              (c) There is a misrepresentation or non-disclosure to the Company, at time of acceptance, of a material fact;

              (d) Cancellation or nonrenewal of a line or lines of business within an agency or a state is deemed advisable.

          3. In the event of loss of reinsurance or in a case where such coverage would impair the Company's financial position or at the direction of

              (a)  the State Insurance Department or

              (b)  change in underwriting guidelines.

     c. The General Agent may send direct notice of cancellation on behalf of the Company:

          1.  On any policy which has been in effect less than 60 days; or

          2. On any policy for non-payment of premium or non-report of the basis of premium.

                                    [STAMP]

           3. At the discretion of the General Agent where cancellation is legally permissible.

V.    DESIGNATION OF GENERAL AGENT BY POLICYHOLDER

      If a conflict exists as to which General Agent is authorized to represent an existing or prospective policyholder, the policyholder's written statement designating his Agent or broker shall be binding upon the General Agent and the Company.

VI.   GENERAL AGENCY SALE OR TRANSFER

      a. The General Agent agrees to give the Company thirty (30) days advance notice of:

           1. Change of ownership of 10% or more of the outstanding stock of the General Agent; or

           2.   Change in any principal officer of the General Agent;

           3. Change in any director of the General Agent if the General Agent is a corporation;

           4. Sale or transfer of any policies such General Agent has with the Company;

           5.   Consolidation with a successor firm.

      b. In the event of any of the above occurrences the Company may, at is election and with the consent of the interested parties:


           1.   Allow for the assignment of this Agreement to the successor; or

           2.   Enter into a new General Agency Agreement with the successor; or

           3. Place in effect a Limited General Agency Agreement with the successor in order to provide the services set forth in Section IX.b.2.

      c. The General Agent agrees not to assign the Agreement directly in whole or in part without prior written approval of the Company.

VII.   COMPANY ACQUISITION

       If the Company, or any affiliate, gains management control through acquisition or other means of any insurance company with which the General Agent does business, the Company or its affiliate shall not reduce or eliminate the underwriting capacity of either Company or the acquired company on business produced by the General Agent, subject to:

       a. Rating plans, policy forms and underwriting rules of the Company, and

       b. Continuation by others of reinsurance arrangements with such companies.

VIII.  CHANGES IN AGREEMENT

       This Agreement and any addenda and schedules hereto may be revised only by written agreement bearing an effective date and signed by the General Agent and the Company.

IX.    TERMINATION OR SUSPENSION

       a.   This Agreement shall terminate:

            1. Automatically if any public authority cancels or declines to renew the General Agent's license or certificate of authority, such termination to become effective on the date of such cancellation or, in the case of non-renewal, on the date of expiration of the license or certificate of authority.

            2. Automatically on the effective date of the sale or transfer of the General Agent's business, or its consolidation with a successor firm, unless this Agreement is assigned as provided in Section VI.

            3. Upon either party giving not less than 60 days advance written notice to the other.

            4. Immediately upon either party giving written notice to the other in the event of abandonment, fraud, insolvency or gross or willful misconduct on the part of such other party.

            5 The General Agent fails to allow the Company to perform an on-site Agency Review, or

            6. The General Agent is delinquent in resolving outstanding items outlined in the agency Review.

            7. At the Company's election, upon written notice by the Company to the General Agent, if the General Agent's authority has been continuously suspended for sixty (60) days or more.

            8. Automatically on the effective date of the sale or transfer, without prior written approval of the Company, or any policies the General Agent has with the Company.

      b.   The effect of termination shall be:

           1. If this Agreement is terminated pursuant to clause a.1 or a.4 of this Section IX, all authority of the General Agent shall terminate as of the date of termination (the "Termination Date").

           2. If this Agreement is terminated pursuant to clause a.2 or a.3 of this Section IX, the authority of the General Agent shall thereafter be limited to:

                (a) Providing all the usual and customary services of a General Agent on all insurance contracts placed by the General Agent with the Company on or before the Termination Date;

                (b)  Collecting and receipting for premiums;

                (c) Refunding return commissions on policy cancellations or reductions, in each case at

                                    [STAMP]
                    the same rate at which such commissions were originally retained;

               (d) Issuing routine endorsement on insurance contracts placed by the General Agent with the Company on or before the Termination Date, providing such endorsements do not involve
                    (i) the transfer of coverage from one location to another,
                    (ii) the increase of liability, or (iii) the assignment of such insurance contracts, provided, however, such endorsements may be mad with the prior consent of the company;

               (e) Anything herein to the contrary notwithstanding, the General Agent shall have no further authority, as of the Termination Date, to solicit, receive and transmit to the Company proposals for any insurance contracts, to issue any binders, or to execute any insurance contracts, endorsements (except otherwise provided in this Section TX.b.2), or certificates on behalf of the Company. The General Agent's authority, as of the Termination Date, shall no longer be the authority set forth in Article I of this Agreement entitled "Authority of Agent" but will thereafter be in accordance with this
                    Section IX.b.2.

          3. Notwithstanding termination of the General Agent, all terms and provisions of this Agreement, including those modified by this
               Section IX.b shall remain in full force and effect until a date twelve months subsequent to the Termination date, at which time all authority of the General Agent granted under this Agreement shall cease.

          4. If the termination is pursuant to Section IX.a.2 or 4 above, the Company shall, at the General Agent's request, authorize on terms acceptable to all interested parties the reinsurance of all existing policies with another company selected by the General Agent and approved by the Company, which approval shall not be unreasonably withheld. Any such reinsurance shall be effective as of the termination date of this Agreement and the Company agrees promptly to prepare and deliver to the assuming company a bordereau of the business insured.

     c. The Company may, by notice to the General Agent, suspend the General Agent's authority to write any new or renewal business or issue any endorsements or otherwise restrict the authority of the General Agent if:

          1. The General Agent fails to perform any obligation to be performed under this Agreement; or

          2. The General Agent is delinquent, in either accounting for or payment of monies due the Company; or

          3. During the pendancy of any disputes regarding any event of default; or

          4. The General Agent writes a Contract of Insurance outside his authority; or

          5. The General Agent fails to render timely financial statements in form satisfactory to the Company; or

          6. The General Agent fails to maintain errors and omissions insurance coverage as required by Section XII; or

          7. There exists any of the circumstances under which the General Agent may be terminated under Section IX.a., above.

     d. In the event of suspension of the General Agent's authority or termination of this Agreement:

          1. The General Agent's records, and use and control of expirations shall remain the property of the General Agent and shall be left in his undisputed possession, provided the General Agent has then rendered and continues to render timely accounts and payments of all amounts due the Company, or provides security therefor acceptable to the Company. Otherwise, the records, use and control of all expirations of business placed with the Company shall become vested in the Company.

          2. If, in disposing of such records and expirations, the Company does not realize sufficient money to discharge in full the General Agent's indebtedness to the Company, the General Agent shall remain liable for the balance of such indebtedness. Any amount realized in excess of indebtedness, less expense of disposing of such records and expiration shall be returned to the General Agent.

X. INDEMNIFICATION

     a. Indemnification by Company.

          1. The Company shall indemnify and hold harmless the General Agent against any claims or liabilities the General Agency may become obligated to pay to or in behalf of any insured based on actual or alleged error of the Company is its processing or handling of any business placed by the General Agent with the Company, except to the extent the General Agent has caused, contributed to or compounded such error.

          2. The Company shall also reimburse the General Agent to the same extent for any legal or other expenses reasonably incurred by the General Agent in connection with investigating or defending any such claim or liability. The Company shall not indemnify the General Agent against claims or expenses caused by acts of negligence the General Agent solely commits. The Company shall be solely responsible for its acts of negligence and the General Agent shall be solely responsible for its acts of negligence.

          3. The General Agent shall promptly notify the Company when it receives notice of the

                                    [STAMP]
         commencement of any action relating to any claim or alleged liability for which the General Agent is entitled to indemnification, and the Company shall be entitled to participate in such action with counsel approval by the General Agent which approval shall not be unreasonably withheld. The Company may assume the defense of any such action, and if it does so it shall not be liable to the General Agent for any legal or other expenses subsequently incurred by the General Agent in connection with such action.

     b. Indemnification by General Agent. The General Agent shall indemnify and hold harmless the Company from and against any and all expenses, costs, losses, licensing fee, claims, liabilities, fines, penalties, complaints, damages and expenses, including, but not limited to, attorney's fees, arising out of or resulting from any action taken by the General Agent under this Agreement, any breach of this Agreement, actions necessary to enforce the Company's rights hereunder, any violation of law or regulation by the General Agent or any violation of the Company's instructions or guidelines.

XI.     CLAIMS

        The General Agent shall accept and promptly forward to the Company or its designated adjuster preliminary reports of all claims and such reports shall be made on forms approved by the Company. The Company reserves the right to assign, investigate, adjust and defend any claim resulting from the business written pursuant to this Agreement. The Company retains final authority over any and all disputes concerning claims settlement and setting of loss reserves.

XII.    ERRORS AND OMISSIONS COVERAGE

        The General Agent shall maintain Errors and Omissions coverage with a limit of liability of not less than $500,000 per claim/aggregate and with a deductible of not more than $100,000 per claim. The General Agent shall give evidence to the Company of such coverage and its continued renewal.

XIII.   FIDELITY BOND

        The General Agent shall maintain in force, a Fidelity Bond protecting the General Agent against acts of dishonesty by it employees, in the amount of $50,000 or 25% of the total premiums due to the Company in any 30 day period, whichever is greater, and shall give evidence to the Company of such Bond and its continued renewal.

XIV.    SECURITY AGREEMENT

        a. To secure all indebtedness or liabilities ("Obligations") for which the General Agent is now or may become liable to the Company in any manner pursuant to this Agreement, the General Agent grants to the Company a security interest in all accounts ("Accounts") and expirations including all records thereof ("Expirations") now owned or hereafter acquired by the General Agent relating to insurance policies written by the General Agent on behalf of MGA Insurance Company, Inc., General Agents Insurance Company of America Inc., GAINSCO County Mutual Insurance Company, and any other insurance companies which are now, or which may hereafter become, affiliated with any of the foregoing insurance companies and all proceeds and products of all of the foregoing ("Collateral"). The General Agent will sign any papers, that the Company considers necessary to obtain, maintain and perfect this security interest or to comply with any relevant law.

        b. Upon the occurrence of an Event of Default (as hereinafter defined), the General Agent at his own expense shall take all necessary action promptly to collect his Accounts and shall pay all proceeds to the Company immediately upon receipt in the exact form received without commingling with other property. Upon the occurrence of an Event of Default, the General Agent shall (i) deposit the proceeds with the Company immediately upon receipt or
            (ii) notify account debtors that their accounts have been assigned to the Company and shall be paid directly to the Company. Upon the occurrence of an Event of Default, the Company may, at its option, notify account debtors to pay the Accounts directly to the Company, and may collect, sue, compromise on terms it considers proper, endorse, sell or otherwise deal with the Accounts either in its own name or that of the General Agent.

        c. The Expirations constitute confidential business information and trade secrets which are used by the General Agent in its business to obtain a competitive advantage over the General Agent's competitors who do not know or have use thereof. The protection of the Expirations against unauthorized disclosure and use is of critical importance to the Company and the General Agent therefore agrees that it shall not at any time sell, copy or have copies made of, assign, distribute or disclose the Expirations, or any part thereof, to any other person or organization except as specifically authorized in writing by the Company and further agrees that it shall employ reasonable efforts to confine knowledge and use of the Expirations only to its officers and employees who require such knowledge and use in the ordinary course and scope of their employment by the General Agent. Upon the occurrence of an Event of Default, the General Agent, in addition to the foregoing, shall make no further use of the Expirations or exercise any rights with respect thereto, including use of the Expirations for the purpose of solicitation of renewal policies, except at otherwise consented to in writing by the Company.

        d. The General Agent will be in default upon any of these events or conditions ("Events of Default"): (i) failure to make payment when due of any of the Obligations; or (ii) the termination of the Agreement pursuant to paragraphs a.1, a.2 or a.4 of Section IX of the Agreement; or (iii) at any time that, in the opinion of Company, the financial condition of the General Agent becomes impaired or the Collateral becomes insufficient or unsafe.

        e. Upon the occurrence of an Event of Default, and at any time thereafter, the Company may, upon written notice to the General Agent, declare all or

                                    [STAMP]
          any of the Obligations immediately due and payable and will have, in addition to all other rights and remedies, the rights and remedies of a secured party under the Uniform Commercial Code, as enacted in the State of Texas, and under all other applicable laws. The General Agent recognizes that irreparable injury and damage will result to the Company in the event of the breach by the General Agent of any warranty, representation, or agreement of the General Agent contained in this Agreement. The Company shall be entitled, in addition to any legal or equitable remedies and damages available, to an injunction to restrain the violation of any such warranty, representation or agreement by the General Agent and any and all other persons acting for or in behalf of the General Agent.

XV. MISCELLANEOUS

     a. The Company shall have access at all times to the General Agent's books and records pertaining to business placed with the Company.

     b. At least semi-annually, the Company shall conduct examinations of each General Agent. An examination report shall be prepared by the Company setting forth its findings and must be made available to the Commissioner of Insurance for review. Such report must remain on file with the Company for at least three years and shall, at a minimum contain:

          1.   timeliness of premium reporting and collection;

          2.   compliance with Company's underwriting

          3.   policy inventory reconciliation.

     c. Semi-annually, or upon request by the Company, the General Agent shall submit to the Company a current financial statement in form satisfactory to the Company.

     d. The General Agent agrees that records will be maintained separately for each insurer including underwriting files. Separate records will be maintained for at least five years or until the completion of a financial examination by the Insurance Department, whichever is longer.

     e. This Agreement supersedes all previous agency agreements, whether written or oral, between the Company and the General Agent and shall remain in full force and effect until terminated as provided herein.

     f. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors, legal representatives, heirs and permitted assigns.

     g. The obligations and undertakings described in this Agreement are performable in the County of Tarrant, State of Texas.

     h. This Agreement shall be interpreted in accordance with the laws of the State of Texas.

                                    [STAMP]

     In Witness Whereof the General Agent and the Company have caused this Agreement to be executed and to become effective as of the _________ day of ________, 19__.

FOR THE GENERAL AGENT BY:                      FOR THE COMPANY BY:

---------------------------------              ---------------------------------

---------------------------------              ---------------------------------
(Title)                 (Date)                 (Title)                 (Date)

                                    [STAMP]

                                   SCHEDULE A

Days                                                                   Company
Binding          Lines of                                              Portion of
Authority        Authority                                             Policy Fee
---------        ---------                                             ----------
15 days           X   Commercial Auto Liability and Physical Damage       50%
                 ---

15 days           X   General Liability                                   50%
                 ---

15 days           X   Commercial Property Monoline                        50%
                 ---

15 days           X   Commercial Property with General Liability          50%
                 ---

15 days           X   Commercial Property with Auto Garage                50%
                 ---

15 days           X   Auto Garage/Open Lot/GKLL                           50%
                 ---

15 days               Excess Commercial Auto Liability (Calf. only)       50%
                 ---

0 days                Excess Liability                                    50%
                 ---

0 days
                 --------------------------------

0 days
                 --------------------------------

Authority limited to the following States:

Maximum Annual Premium Volume: $

Maximum Policy Period: One Year.

Maximum Limits of Liability: Per Company Underwriting, Manual

Surplus Lines taxes shall be paid by the Surplus Lines Broker.

In Witness Whereof the General Agent and the Company have caused this Commission Schedule A to be effective the ______________ day of ________________, 19__.


FOR THE GENERAL AGENT BY:                      FOR THE COMPANY BY:

---------------------------------              ---------------------------------

---------------------------------              ---------------------------------
(Title)                 (Date)                 (Title)                 (Date)

                                    [STAMP]

                           REINSURANCE TRUST AGREEMENT

      Trust Agreement (this "Agreement"), dated as of the effective date ("Effective Date") set forth on Schedule 1 attached hereto ("Schedule 1") by and among the grantor identified on Schedule 1 (the "Grantor"), the beneficiary as identified on Schedule 1 (together with any successor thereof by operation of law, including, without limitation, any liquidator, rehabilitator, receiver or conservator the "Beneficiary") and JPMorgan Chase Bank, as trustee ("Trustee"). (The Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a "Party" and collectively as the "Parties").

                                   WITNESSETH:

      WHEREAS, the Grantor and the Beneficiary have entered into the reinsurance agreement listed in Exhibit A hereto (the "Reinsurance Agreement");

      WHEREAS, the Beneficiary desires the Grantor to secure payments of all amounts at any time and from time to time owing by the Grantor to the Beneficiary under or in connection with the Reinsurance Agreement and desires to create a trust arrangement that complies with TEX.INS.CODE Article 5.75-1(d) and 28 TEX. ADMIN. CODE Section 7.609;

      WHEREAS, the Grantor desires to transfer to the Trustee for deposit to a trust account (the "Trust Account") assets in order to secure payments under or in connection with the Reinsurance Agreement;

      WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary as described herein; and

      WHEREAS, this Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;

      NOW, THEREFORE, for and consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. DEPOSIT OF ASSETS TO THE TRUST ACCOUNT.

      (a) The Grantor shall establish the Trust Account and the Trustee shall administer the Trust account in its name as Trustee for the Beneficiary. The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.

      (b) Upon the establishment of the Trust Account, the Grantor shall transfer to the Trustee, for deposit to the Trust Account, the assets listed in Exhibit B hereto in the amount of $_______ [105% of actuarially determined reserves for losses, IBNR, loss expenses and unearned premium as of June 30, 2002 less the lesser of aggregate claims paid and aggregate case reserves with respect to claims closed prior to Closing], and thereafter may transfer to the Trustee, for deposit to the Trust Account, such other assets as it may from time to time desire (all such assets actually received in the Trust Account are herein referred to individually as an "Asset" and collectively as the "Assets"). The Assets shall consist only of cash (United States legal tender) and Eligible Securities (as hereinafter defined).

      (c) The Grantor agrees to deposit with the Trustee additional Assets necessary to maintain an amount in the Trust Account (based on the market value of the Assets as of the end of each calendar quarter and including accrued interest as of the end of each calendar quarter) equal to 105% of the amount of the Obligations (as hereinafter defined) as of the end of each calendar quarter (the amount of such Obligations, the "Quarterly Obligations Amount"). The Quarterly Obligations Amount shall be determined in accordance with Section 1(d) below. The deposit of any such necessary additional Assets by Grantor will be made within ten (10) Business Days after the calculation of the Quarterly Obligations Amount becomes operative for purposes of this Agreement in accordance with Section 1(d) (or, in the limited case of the calendar quarter ending December 31, 2003, in accordance with Section 1(e)). Upon delivery of such Assets, the Grantor shall advise the Beneficiary in writing that such delivery has been effected.

      (d) Within thirty (30) days after the end of each calendar quarter, the Grantor shall deliver to Beneficiary all actuarial data reasonably necessary to calculate the Quarterly Obligations Amount (including updated case reserves and, at Grantor's sole option and expense, either its own or an independent third party analysis or calculation of the Quarterly Obligations Amount). Within ten
(10) Business Days after its receipt of such data, Beneficiary shall deliver to Grantor its calculation of the Quarterly Obligations Amount, including supporting schedules and analysis. If Grantor objects in writing to Beneficiary's calculation of the Quarterly Obligations Amount, Grantor and Beneficiary shall use all commercially reasonable efforts to resolve such objection within five (5) Business Days after receipt by Grantor of Beneficiary's calculation of the Quarterly Obligations Amount. If Grantor and Beneficiary cannot mutually agree on a calculation of the Quarterly Obligations Amount within such five (5) Business Day period, then Beneficiary's calculation of the Quarterly Obligations Amount (as modified by any partial agreement reached between Grantor and Beneficiary during such five (5) Business Day period) shall be operative for purposes of this Agreement. If Beneficiary does not deliver the calculation of the Quarterly Obligations Amount to Grantor within ten (10) Business Days after its receipt of the data set forth in the first sentence of this Section 1(d), any reasonable calculation by Grantor of the Quarterly Obligations Amount thereafter delivered to Beneficiary shall be operative for purposes of this Agreement. All calculations of the Quarterly Obligations Amount, whether made by Grantor or Beneficiary, shall be made (i) in accordance with the Standards of Practice issued by the Actuarial Standards Board (including the Casualty Actuarial Society's Statement of Principles Regarding Property and Casualty Loss and Loss Adjustment Expense Reserves) as those standards may exist from time to time and (ii) after analysis of the claims insured under the Reinsurance Agreement only on their own merits, without a view to any extraneous factors. Notwithstanding the foregoing provisions of this Section 1(d), the calculation of the Quarterly Obligations Amount for the calendar quarter ended December 31, 2003 shall be made in accordance with
Section 1(e) below, and this Section 1(d) shall not apply to such calculation.

      (e) On or before January 31, 2004, Grantor shall submit to Tillinghast-Towers Perrin or another independent actuarial firm selected by Grantor and reasonably acceptable to Beneficiary (Tillinghast-Towers Perrin or such other independent actuarial firm, the "Independent Actuary") such information as the Independent Actuary shall reasonably require to make a calculation of the Quarterly Obligations Amount for the calendar quarter ended December 31, 2003. The Independent Actuary's calculation of the Quarterly Obligations Amount for the calendar quarter ended December 31, 2003 shall be operative for purposes of this Agreement. All fees, costs, charges and expenses of the Independent Actuary shall be borne equally between Grantor and Beneficiary. Grantor and Beneficiary may at any time, by mutual written consent, waive the provisions of this Section 1(e) and instead choose to calculate the Quarterly Obligations Amount for the calendar quarter ended December 31, 2003 pursuant to Section 1(d).

      (f) The Grantor hereby represents and warrants (i) that any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any person in accordance with the terms of this Agreement and (ii) that all Assets transferred by the Grantor to the Trustee for deposit to the Trust Account consist only of cash and Eligible Securities, which are free and clear of all liens, claims and encumbrances.

      (g) The Trustee shall have no responsibility to determine whether the Assets in the Trust Account are sufficient to secure the Grantor's liabilities under the Reinsurance Agreement.

2. WITHDRAWAL OF ASSETS FROM THE TRUST ACCOUNT.

      (a) The Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon written notice to the Trustee with a copy to the Grantor (the "Withdrawal Notice"), such Assets as are specified in such Withdrawal Notice. The Withdrawal Notice may designate a third party (the "Designee") to whom Assets specified therein shall be delivered. The Beneficiary need present no statement or document in addition to a Withdrawal Notice in order to withdraw any Assets, nor is said right of withdrawal or any other provision of this Agreement subject to any conditions or qualifications not contained in this Agreement; provided, however, that subsequent to any withdrawal, upon Grantor's written request, Beneficiary shall furnish Grantor with an explanation and reasonably specific supporting documentation for such withdrawal.

      (b) Upon receipt of a Withdrawal Notice, the Trustee shall immediately take any and all steps necessary to transfer the Assets specified in such Withdrawal Notice and shall deliver such assets to or for the account of the Beneficiary, the Grantor, or such Designee as specified in such Withdrawal Notice.

      (c) Subject to paragraph (a) of this Section 2 and to Section 4 of this Agreement, in the absence of a Withdrawal Notice, the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account. Subject to this
Section 2, in the absence of a Withdrawal Notice the Trustee shall allow no withdrawal of any Asset from the Trust Account.

      (d) The Trustee shall have no responsibility whatsoever to determine that any Assets withdrawn from the Trust Account pursuant to this Section 2 will be used and applied in the manner contemplated by Section 3 of this Agreement.

      (e) Within five (5) Business Days after the end of each calendar month, Grantor shall deliver to Beneficiary a notice substantially in the form of Exhibit C hereto (the "Claims Closed Notice") setting forth the following information with respect to each individual claimant claim covered by the Reinsurance Agreement and closed during the last completed calendar month: (A) the amount of case indemnity reserve (as reported by Grantor pursuant to Section 1(d) above for the most recently evaluated calendar quarter), (B) the amount of case loss adjustment expense reserve (as updated by Grantor as of the end of the most recently ended calendar quarter), (C) the amount of indemnity paid and (D) the amount of allocated loss expense paid. The Claims Closed Notice also shall set forth, with respect to each individual claimant claim contained therein, evidence that such claim is closed. Within ten (10) Business Days after its receipt of the Claims Closed Notice, Beneficiary may object to some or all of the information contained in the Claims Closed Notice by delivering to Grantor a notice (the "Claims Objection Notice") providing (i) a reasonably detailed explanation specifying the reasons for Beneficiary's objections and (ii) a revised Claims Closed Notice acceptable to Beneficiary. If Beneficiary does not deliver a Claims Objection Notice to Grantor within such ten (10) Business Day period, Grantor's Claims Closed Notice shall be operative for purposes of this Agreement. If Beneficiary does deliver a Claims Objection Notice on a timely basis, Grantor and Beneficiary shall use all commercially reasonable efforts to resolve the disagreements within four (4) Business Days after receipt by Grantor of the Claims Objection Notice. If Grantor and Beneficiary cannot mutually agree within the four (4) Business Day period, then Beneficiary's Claims Closed Notice as set forth in Beneficiary's Claims Objection Notice (as modified by any partial agreement reached between Grantor and Beneficiary during such four (4) Business Day period) shall be operative for purposes of this Agreement. Subject to the provisions of the immediately following sentence, within fifteen (15) Business Days after receipt by the Beneficiary of the Grantor's initial Claims Closed Notice, Beneficiary shall deliver a Withdrawal Notice to Trustee naming Grantor as the Designee and instructing the Trustee to pay Grantor an amount withdrawn from the Trust Account equal to the lesser of (i) the sum of the aggregate amount of case indemnity reserves plus the aggregate amount of case loss adjustment expense reserves as set forth in the final Claims Closed Notice or (ii) the sum of the aggregate amount of indemnity paid plus the aggregate amount of allocated loss expense paid as set forth in the final Claims Closed Notice. Notwithstanding the foregoing, to the extent that the calculation of a Quarterly Obligations Amount in accordance with Section 1(d) or (e) is not operative for purposes of this Agreement within forty-five (45) days after the end of a given calendar quarter, Beneficiary's obligation to cause Trustee to make the payment to Grantor pursuant to the immediately preceding sentence shall be suspended until such time as the calculation of a Quarterly Obligations Amount in accordance with Section 1(d) or (e) becomes operative for purposes of this Agreement.

      (f) Within five (5) Business Days after the calculation of each Quarterly Obligations Amount becomes operative for purposes of this Agreement in accordance with Section 1(d) (or, in the limited case of the calendar quarter ending December 31, 2003, in accordance with Section 1(e)), to the extent that the amount of Assets in the Trust Account exceeds 105% of the Quarterly Obligations Amount, Beneficiary shall deliver a Withdrawal Notice to Trustee naming Grantor as the Designee and instructing the Trustee to pay Grantor an amount withdrawn from the Trust Account equal to such excess.

3. APPLICATION OF ASSETS.

      (a) The Beneficiary hereby covenants to the Grantor that it shall use and apply any withdrawn Assets, without diminution because of the insolvency of the Beneficiary or the Grantor, for the following purposes only:

            (i) to pay or reimburse the Beneficiary for the Grantor's share under the Reinsurance Agreement regarding any losses and allocated and commercially reasonable unallocated loss expenses paid by the Beneficiary but not recovered from the Grantor, or for unearned premiums due to the Beneficiary, if not otherwise paid by the Grantor in accordance with the terms of the Reinsurance Agreement;

            (ii)  to pay Grantor pursuant to Section 2(e) or (f); or

            (iii) where the Beneficiary has received a Termination Notice (as hereinafter defined) pursuant to Section 11 of this Agreement and where the Grantor's entire Obligations remain unliquidated and undischarged ten days prior to the Termination Date (as hereinafter defined), to withdraw amounts equal to such Obligations and deposit such amounts in a separate account, in the name of the Beneficiary, in any United States bank or trust company, apart from its other assets, in trust for the uses and purposes specified in subparagraphs (i) and (ii) of this Section as may remain executory after such withdrawal and for any period after such Termination Date.

      (b) The existence of the Trust Account, as security for the Obligations, shall not affect the Grantor's liabilities under the Reinsurance Agreement, nor shall the Assets of the Trust Account be used as an offset by the Grantor against any Obligations to the Beneficiary.

4. REDEMPTION, INVESTMENT AND SUBSTITUTION OF ASSETS.

      (a) The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.

      (b) From time to time, at the written order and direction of the Grantor or its designated representative, the Trustee shall invest Assets in the Trust Account in Eligible Securities.

      (c) From time to time the Grantor or its designated representative may direct the Trustee to substitute Eligible Securities for other Eligible Securities held in the Trust Account at such time. The Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or that such substituted securities constitute Eligible Securities.

      (d) All investments and substitutions of securities referred to in paragraphs (b) and (c) of this Section 4 shall be in compliance with the definition of "Eligible Securities" in Section 12 of this Agreement. The Trustee shall have no responsibility whatsoever to determine that any Assets in the

Trust Account are or continue to be Eligible Securities. Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an "Investment Order." The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker. The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker unless said act or omission is the result, in whole or in part, of the Trustee's negligence, willful misconduct or lack of good faith. Unless otherwise instructed by Grantor, Trustee shall invest and reinvest the Assets in the JPMorgan Prime #835 Money Market Fund (the "Money Market Fund") and the Trustee or any of its affiliates may receive compensation with respect to Assets invested or reinvested in the Money Market Fund; provided, however, that notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the Trustee shall not be permitted to invade the trust corpus in excess of 1.00% of the corpus per annum for the purpose of paying compensation to, or reimbursing the expenses of, the Trustee.

      (e) Any loss incurred from any investment pursuant to the terms of this
Section 4 shall be borne exclusively by the Trust Account. The Trustee shall have no liability for any loss sustained as a result of any investment in an investment made pursuant to the terms of this Agreement or as a result of any liquidation of any investment prior to its maturity or for the failure of the Parties to give the Trustee instructions to invest or reinvest the Trust Account. Grantor shall make additional deposits pursuant to Section 1(c) in the event such loss is incurred.

5. INTEREST AND DIVIDENDS. The Trustee shall collect, receive and hold in the Trust Account in accordance with this Agreement any dividends, interest or other income received in respect of the Assets in the Trust Account, but shall have no responsibility with respect to the collection of such income beyond the exercise of due care.

6. RIGHT TO VOTE ASSETS. The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor. The Grantor shall have the full and unqualified right to exercise any voting rights associated with the Assets in the Trust Account.

7. ADDITIONAL RIGHTS AND DUTIES OF THE TRUSTEE.

      (a) The Trustee shall notify the Grantor and the Beneficiary in writing within ten days following each deposit to, or withdrawal from, the Trust Account.

      (b) Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Agreement.

      (c) The Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at the Federal Reserve Bank of New York or in depositories such as the Depository Trust Company. Assets may be held in the name of a nominee maintained by the Trustee or by any such depository.

      (d) The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

      (e) The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account upon the inception of the Trust Account and at least the end of each calendar quarter thereafter.

      (f) Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during the Trustee's normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

      (g) The Trustee is authorized to follow and rely upon all instructions furnished to the Trustee from time to time by the Grantor and the Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. The Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions. The Trustee shall not incur any liability in executing instructions (i) from an attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary.

      (h) The duties and obligations of the Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against the Trustee. The Trustee shall only be liable for its own negligence, willful misconduct or lack of good faith.

      (i) No provision of this Agreement shall require the Trustee to take any action which, in the Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law.

      (j) The Trustee may confer with counsel of its own choice in relation to matters arising under this Agreement and shall have full and complete authorization from the other Parties hereunder with respect to any action taken or suffered by it under this Agreement or under any transaction contemplated hereby in good faith and in accordance with opinion of such counsel.

8. THE TRUSTEE'S COMPENSATION, EXPENSES AND INDEMNIFICATION.

      (a) The Grantor shall pay the Trustee, as compensation for its services under this Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor and initially as shown on Schedule 3 attached hereto. The Grantor shall pay or reimburse the Trustee for all of the Trustee's expenses and disbursements in connection with its duties under this Agreement (including attorney's fees and expenses), except any such expense, or disbursement as may arise from the Trustee's negligence, willful misconduct or lack of good faith. The Grantor also hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including attorney's fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets. In no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

      (b) Except as set forth in Section 4(d), no Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

9. TINS. The Grantor and the Beneficiary each represent that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1. Upon execution of this agreement, the Grantor shall provide the Trustee with a fully executed W-8 or W-9 Internal Revenue Service form, which shall include the Grantor's Tax Identification Number (TIN), as assigned by the Internal Revenue Service. All interest or other income earned under this Agreement shall be deposited pursuant to the terms of this Agreement and reported by the recipient to the Internal Revenue Service or any other taxing authority. Notwithstanding such written directions, Trustee shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the event that any earnings remain undeposited at the end of any calendar year, Trustee shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Grantor. In addition, Trustee shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.

10. RESIGNATION OF THE TRUSTEE.

      (a) The Trustee may resign at any time by giving not less than 90 days' written notice thereof to the Beneficiary and to the Grantor, such resignation to become effective on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account in accordance with paragraph (b) of this section 10.

      (b) Upon receipt of the Trustee's notice of resignation, the Grantor and the Beneficiary shall appoint a successor trustee. Any successor trustee shall be a bank that is a member of the Federal Reserve System and shall not be a Parent, a Subsidiary or an Affiliate of the Grantor or the Beneficiary. Upon the acceptance of the appointment as trustee hereunder by a successor trustee, payment of all fees due the Trustee and the transfer to such successor trustee of all Assets in the Trust Account, the resignation of the Trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the Trustee, and the Trustee shall be discharged from any future duties and obligations under this Agreement, but the Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for the Trustee.

11. TERMINATION OF THE TRUST ACCOUNT.

      (a) The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after (i) the Grantor or the Beneficiary has given the Trustee written notice of its intention to terminate the Trust Account (the "Notice of Intention"), (ii) the Trustee has given the Grantor and the Beneficiary the written notice specified in paragraph (b) of this Section 11, (iii) the Reinsurance Agreement shall have terminated, and (iv) the Beneficiary has given the Trustee written notice that all Obligations of the reinsurer under the Reinsurance Agreement have been extinguished. The Notice of Intention shall specify the date on which the notifying Party intends the Trust Account to terminate (the "Proposed Date").

      (b) Within ten Business Days following receipt by the Trustee of the Notice of Intention, the Trustee shall give written notification (the "Termination Notice") to the Beneficiary and the Grantor of the date (the "Termination Date") on which the Trust Account shall terminate. The Termination Date shall be (a) the Proposed Date (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is at least 30 days but no more than 45 days subsequent to the date the Termination Notice is given; (b) 30 days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is fewer than 30 days subsequent to the date the Termination Notice is given; or (c) 45 days subsequent to the date the Termination Notice is given (or if not a Business Day, the next Business Day thereafter), if the Proposed Date is more than 45 days subsequent to the date the Termination Notice is given.

      (c) On the Termination Date, upon receipt of written approval of the Beneficiary, the Trustee shall transfer to the Grantor any Assets remaining in the Trust Account, at which time all liability of the Trustee with respect to such Assets shall cease.

12. DEFINITIONS.

      Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

            The term "Affiliate" with respect to any corporation shall mean a corporation which directly, or indirectly through one of more intermediaries, controls or is controlled by, or is under common control with, such corporation. The term "control" (including the related terms "controlled by" and "under common control with") shall mean the ownership, directly or indirectly, or more than fifty percent (50%) of the voting stock of a corporation.

            The term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which the Trustee located at the notice address set forth on Schedule 1 is authorized or required by law or executive order to remain closed.

            A claimant claim will be considered "closed" when evidence of final settlement or release in accordance with customary claims handling practices (which may be comprised of attorney correspondence) has been received by Grantor, Beneficiary or any of their affiliates.

            The term "Eligible Securities" shall mean and include certificates of deposit issued by a United States bank and payable in United States legal tender, securities issued in the United States and readily marketable over a national exchange with a maturity date of not more than one year listed by the Securities Valuation Office of the National Association of Insurance Commissioners and qualifying as admitted assets; provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either the Grantor or the Beneficiary.

            The term "Obligations" shall mean, with respect to the Reinsurance Agreement, (a) losses and allocated and unallocated loss expenses paid by or on behalf of the Beneficiary, but not recovered from the Grantor, (b) reserves for losses reported and outstanding, (c) reserves for losses incurred but not reported, (d) reserves for allocated and unallocated loss expenses and (e) reserves for unearned premiums.

            The term "person" shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

            The term "Parent" shall mean an institution that, directly or indirectly, controls another institution.

            The term "Subsidiary" shall mean an institution controlled, directly or indirectly, by another institution.

13. GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Texas. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of Texas. The parties further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

14. SUCCESSORS AND ASSIGNS. No Party may assign this Agreement or any of its obligations hereunder, without the prior, written consent of the other Parties; provided, however, that this Agreement shall inure to the benefit of and bind those who, by operation of law, become successors to the Parties, including, without limitation, any liquidator, rehabilitator, receiver or conservator and any successor merged or consolidated entity and provided further that, in the case of the Trustee, the successor trustee is eligible to be a trustee under the terms hereof. Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association to which all or substantially all the escrow business of the Trustee's corporate trust line of business may be transferred, shall be the Trustee under this Agreement without further act.

15. SEVERABILITY. In the event that any provision of the Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

16. ENTIRE AGREEMENT. This agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

17. AMENDMENTS. This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by all of the Parties.

18. NOTICES. Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a) (i) when delivered personally, (ii) when made or given by prepaid telex, telegraph or facsimile, or
(iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as shown on Schedule I hereto.

      Notwithstanding the above, communications pursuant to Sections 1(d) or 2(e) may be transmitted via electronic mail. Also notwithstanding the above, in the case of communications delivered to the Trustee pursuant to (ii) and (iii) of this Section 18, such communications shall be deemed to have been given on the date received by the Trustee. In the event that the Trustee, in its sole discretion, shall determine that an emergency exists, the Trustee may use such other means of communication as the Trustee deems appropriate.

19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same Agreement. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

20. SECURITY PROCEDURES. In the event funds transfer instructions are given (other than in writing at the time of execution of this Agreement, as indicated in Schedule 1 attached hereto), whether in writing, by telecopier or otherwise, the Trustee is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 2 hereto ("Schedule 2"), and the Trustee may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Trustee. If the Trustee is unable to contact any of the authorized representatives identified in Schedule 2, the Trustee is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of Beneficiary's executive officers, ("Executive Officers"), which shall include the titles of______________________, as the Trustee may select. Such "Executive Officer" shall deliver to the Trustee a fully executed Incumbency Certificate, and the Trustee may rely upon the confirmation of anyone purporting to be any such officer. The Trustee and the Beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Beneficiary to identify (i) the Beneficiary, (ii) the Beneficiary's bank, or
(iii) an intermediary bank. The Trustee may apply any of the Trust Account for any payment order it executes using any such identifying number, even when its use may result in a person other than the Beneficiary being paid, or the transfer of funds to a bank other than the Beneficiary's bank or an intermediary bank designated. The parties to this Agreement acknowledge that these security procedures are commercially reasonable.

21. FORCE MAJEURE.

      In the event that any Party to this Agreement is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other cause reasonably beyond its control, such Party shall not be liable for damages to the other Parties for any unforeseeable damages resulting from such failure to perform or otherwise from such causes. Performance under this Agreement shall resume when the affected Party is able to perform substantially that Party's duties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                               GENERAL AGENTS INSURANCE COMPANY OF AMERICA, INC.

                               By: _____________________________________________
                               Name: ___________________________________________
                               Title: __________________________________________


                               GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                               By: _____________________________________________
                               Name: ___________________________________________


                               JPMORGAN CHASE BANK
                                 as Trustee

                               Name:____________________________________________
                               Title: __________________________________________

                                   SCHEDULE 1

Effective Date:

Name of Grantor:
Notice Address:
TIN:
Wiring Instructions:

Name of Beneficiary:
Notice Address:
TIN:
Wiring Instructions:

Trustee Notice Address:       JPMorgan Chase Bank
                              600 Travis, Suite 1150
                              Houston, Texas 77002
                              Attn: Ruth Chipongian
                              Fax No.: 713-216-6927
                              Telephone No.: 713-216-6337

                                   SCHEDULE 2

                     TELEPHONE NUMBER(S) FOR CALL-BACKS AND
           PERSON(S) DESIGNATED TO CONFIRM FUNDS TRANSFER INSTRUCTIONS

If to Beneficiary:

         Name                                        Telephone Number

1.   ______________________                          _______________________

2.   ______________________                          _______________________

3.   ______________________                          _______________________

Telephone call-backs shall be made to each Beneficiary required pursuant to the Agreement.

If to Grantor:

         Name                                        Telephone Number

1.   ______________________                          _______________________

2.   ______________________                          _______________________

3.   ______________________                          _______________________

Telephone call-backs shall be made to each Grantor required pursuant to the Agreement.

                                   SCHEDULE 3

                                [JPMORGAN LOGO]

--------------------------------------------------------------------------------
                                SCHEDULE OF FEES
                                      FOR
                                TRUSTEE SERVICES
--------------------------------------------------------------------------------

         NEW ACCOUNT ACCEPTANCE FEE ...............................      $   750
                  Payable upon Account Opening

         MINIMUM  ADMINISTRATIVE FEE ...............................     $ 7,500
                  Payable Upon Account Opening and in Advance for
                  each year in which we act as Trustee

ACTIVITY FEES:

DISBURSEMENTS

Per Check                               $    35
Per Wire            U.S.                $    35
                    International       $   100

RECEIPTS

Per Check                               $    10
Per Wire                                $    10

INVESTMENTS

Deliver/Receipt                         $    75

LEGAL EXPENSES:                         AT COST

There will be no legal expense for Chase if Chase's standard form Trust Agreement is employed without substantive amendments.

A New Account Acceptance Fee will be charged for the Bank's review of the Trust Agreement along with any related account documentation. A one (1) year Minimum Administrative Fee will be assessed for any account which is funded. The account will be invoiced in the month in which the account is opened and annually thereafter. Payment of the invoice is due 30 days following receipt.

The Administrative Fee will cover a maximum of fifteen (15) annual administrative hours for the Bank's standard Trust services including account setup, safekeeping of assets, investment of funds, collection of income and other receipts, preparation of statements comprising account activity and asset listing, and distribution of assets in accordance with the specific terms of the Trust Agreement.

EXTRAORDINARY SERVICES AND OUT-OF POCKET EXPENSES:

Any additional services beyond our standard services as specified above, such as annual administrative activities in excess of fifteen (15) hours and all reasonable out-of-pocket expenses including attorney's fees will be considered extraordinary services for which related costs, transaction charges, and additional fees will be billed at the Bank's standard rate.

MODIFICATION OF FEES:

Circumstances may arise necessitating a change in the foregoing fee schedule. The Bank will attempt at all times, however, to maintain the fees at a level which is fair and reasonable in relation to the responsibilities assumed and the duties performed.

ASSUMPTIONS:

- The account will be invoiced in the month in which the account is opened and annually thereafter.

-     Payment of the invoice is due 30 days following receipt.

--------------------------------------------------------------------------------
All fees quoted are subject to our review and acceptance, and that of our legal counsel, of the documents governing the Trust. As a condition for acceptance of an appointment, it is expected that all legal fees and out-of-pocket expenses incurred by JPMorgan Chase Bank and our counsel in connection with our review of the transaction will be paid by the client regardless of whether or not the transaction closes.
--------------------------------------------------------------------------------

                                    EXHIBIT A

                         [List of Reinsurance Agreement]

                                    EXHIBIT B

                 [List of Assets Deposited to the Trust Account]

                                    EXHIBIT C

                         [Form of Claims Closed Notice]

                             CASE INDEMNITY        CASE LOSS ADJUSTMENT         INDEMNITY       ALLOCATED LOSS
        CLAIMANT CLAIM           RESERVE             EXPENSE RESERVE               PAID          EXPENSE PAID
        --------------       --------------        --------------------         ---------       --------------

TOTALS:

                                    EXHIBIT D
                          Form of Assignment Agreement

                              ASSIGNMENT AGREEMENT

      This Assignment Agreement (the "Agreement") is entered into as of ________________, 2002 (the "Closing Date"), by and among GAINSCO Service Corp., a Texas corporation ("Seller"), GAINSCO, INC., a Texas corporation that is the parent company of Seller ("GAINSCO") (collectively, "Sellers"), Berkeley Management Corporation, a Texas corporation ("Purchaser"), and GAINSCO County Mutual Insurance Company, a Texas county mutual insurance company (the "Company"). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Acquisition Agreement (defined below).

      WHEREAS, pursuant to that certain Acquisition Agreement dated as of _________, 2002 (the "Acquisition Agreement"), by and among Sellers, Purchaser and the Company, Sellers agreed to transfer and assign to Purchaser the exclusive authority and right to manage and control the Company under the terms of the Management Agreement;

      WHEREAS, pursuant to the Acquisition Agreement, Sellers desire to assign to Purchaser the Management Agreement and any and all other rights and interests to manage and control the Company;

      WHEREAS, such assignment has been approved by the board of directors of the Company in accordance with Section V of the Management Agreement.

      WHEREAS, such assignment is permitted by Texas law and has been approved by the Texas Department of Insurance; and

      WHEREAS, Purchaser and Sellers are closing the transaction set forth in the Acquisition Agreement effective as of the date of this Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations, warranties and covenants set out in the Acquisition Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows.

      1. ASSIGNMENT OF THE MANAGEMENT AGREEMENT. Sellers hereby transfer, assign, grant and convey to Purchaser, its successors, assigns and legal representatives, and Purchaser hereby accepts, all right, title and interest of Sellers, in and to the Management Agreement as of the Closing Date, together with any and all other rights and interests of Sellers to manage and control the Company. The Company consents to the assignment of the Management Agreement, as acknowledged by its signature below, and will comply with all terms and conditions of the Management Agreement on the Closing Date and following such date.

      2. EFFECT OF ASSIGNMENT. As of the Closing Date, Sellers shall have no continuing rights in or with respect to the Company or any of its assets or properties, whether tangible or intangible, and Sellers shall have no further rights or interests with respect to the Management Agreement as of the Closing Date. The Company acknowledges and agrees that nothing in this Agreement shall be construed to modify or amend the Company's duties and obligations under, or to modify or amend any terms or conditions of, the Management Agreement.

      3. EXTINGUISHMENT OF SELLER DEBENTURE. Sellers hereby acknowledge the extinguishment of the Seller Debenture, which was paid in full and completely discharged as of _______, 2002. The Company has no further liability, debt or obligation of any kind with respect to the Seller Debenture. Sellers agree that they have marked or will mark the original of the Seller Debenture as "PAID IN FULL" and have surrendered or will surrender the same to the Company, in accordance with Purchaser's instructions.

      4. RELEASE. Sellers agree, on behalf of themselves and their officers, directors, employees, agents, representatives, successors and assigns, to release, acquit, discharge and covenant not to sue the Company, its officers, directors, members, owners, policyholders, agents, attorneys, employees, successors and assigns, with respect to all past, present and future claims, expenses, losses, liabilities and obligations of any nature whatsoever, whether accrued or contingent, known or unknown, whether sounding in contract, tort or otherwise, including, without limitation, any and all rights and interests under the Management Agreement. Sellers hereby acknowledge and agree that they are owed no fees or other amounts under the Management Agreement. Sellers renounce any form of ownership or control over the Company and acknowledge and agree that, as of the Closing Date, Sellers and their officers and directors shall have no rights to vote with respect to any interest of any kind pertaining to the ownership or membership interests in the Company.

      5. MISCELLANEOUS.

            (a) CONTINUITY OF ACQUISITION AGREEMENT. This Agreement is executed and delivered in furtherance of the Acquisition Agreement. Nothing contained herein shall be deemed or construed as a waiver, release, amendment, modification, termination or merger of any agreements, commitments, representations, warranties, covenants, rights, obligations, responsibilities or duties of Sellers, the Company, or Purchaser under the Acquisition Agreement, and the same shall remain in full force and effect in accordance with the terms of the Acquisition Agreement.

            (b) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to principles of choice of law or conflicts of law that would direct the application of the laws of a different jurisdiction.

            (c) FURTHER ASSURANCES. The parties hereto covenant and agree that they will execute such further instruments and documents and take such further actions as are or may be necessary or convenient to effectuate and carry out the purposes, terms, conditions, and transactions contemplated by the Acquisition Agreement and by this Agreement.

            (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, transferees and assigns. Except for the parties to this Agreement, a successor in interest, or assignee of a party, no person or entity is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto.

            (e) COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which in the aggregate shall constitute but one agreement.

            (f) CONFLICT BETWEEN DOCUMENTS. If there is a conflict between the terms of the Acquisition Agreement and this Agreement, the terms of the Acquisition Agreement shall control.

            (g) SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, AND AGREEMENTS. The parties hereto acknowledge and agree that the representations, warranties, covenants and agreements set forth in the Acquisition Agreement shall survive the Closing and shall continue in full force and effect for such purposes and for such period of time as described in the Acquisition Agreement.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sellers, the Company, and Purchaser have caused this Agreement to be duly executed and effective for all purposes as of the Closing Date.

SELLERS:

GAINSCO SERVICE CORP.

By: ____________________________________
Name: __________________________________
Title:  ________________________________


GAINSCO, INC.

By: ____________________________________
Name:    _______________________________
Title: _________________________________


THE COMPANY:

GAINSCO COUNTY MUTUAL INSURANCE COMPANY

By: ____________________________________
Name: __________________________________
Title: _________________________________


PURCHASER:

BERKELEY MANAGEMENT CORPORATION

By: ____________________________________
Name: __________________________________
Title: _________________________________

                                    EXHIBIT E
                              Management Agreement

                              MANAGEMENT CONTRACT

         GAINSCO County Mutual Insurance Company, a county mutual insurance company organized and operating under the insurance laws of Texas, with principal offices at 500 Commerce Street, Ft. Worth, Texas 76102-5439, hereinafter called the "Company," desires to conduct its business through the offices and management of GAINSCO Service Corp., a Texas corporation, with principal offices at 500 Commerce Street, Ft. Worth, Texas 76102-5439, hereinafter called the "Manager," in consideration of the mutual covenants and agreements herein contained, the Company and the Manager, do hereby agree as follows:

SECTION I - APPOINTMENT AND AUTHORITY OF MANAGER

         Company hereby employs Manager to manage the business and affairs of Company of every kind and character whatsoever, beginning with the date of this contact and continuing until terminated as provided herein. The Manager is granted and shall have the responsibility of management of the business of Company, including the exclusive right of soliciting and issuing all policies of insurance for Company and the right and privilege of collecting all premiums due on policies heretofore issued or hereafter issued by Company and of performing all acts in the name of Company being necessary and proper to accomplish such end.

         The Manager is hereby authorized to delegate by contract any, but not all, of the obligations under this Contract to any other person, firm, or corporation. However, no such delegation shall relieve the Manager of its responsibilities to Company under this Contract. Manager's authority as manager of Company shall be complete and without limitation except any authority which must by law be retained by Company.

SECTION II - DUTIES OF MANAGER

         The Manager shall promote, develop and manage the business of Company and be responsible for and authorized to appoint general agents and local agents for Company and enter agreements with such agents. The Manager shall be responsible for the handling of claims, recommending investments, supervising the day to day operations of Company, establishing and maintaining proper insurance accounting procedures, preparing annual statements and reports for submission to the Commissioner of Insurance and the filing of rates and policy forms with the Texas Department of Insurance, subject to the authority of the board of directors and officers of Company. In addition, Company hereby grants to Manager full and complete power and authority to:

         1. establish and maintain a complete record of each policyholder of Company, the same to be maintained in compliance with any requirements of the Texas Department of Insurance;

         2. establish and maintain an adequate, complete and detailed accounting system with respect to the funds of Company and the receipts and disbursements thereof;

         3. employ all necessary and required personnel deemed proper by Manager for carrying on the business and affairs of Company;

         4. formulate, determine and provided such insurance policy forms, application blanks and other necessary forms as manager deems advisable or as is otherwise required by the Texas Department of Insurance;

         5. issue policies on behalf of Company under such conditions and requirements as Manager determines is for the best interest of Company; and

         6. set and put into effect such premium rates, and the manner of their payment, as Manager determines to be in the best interest of Company, subject to any required approval of the Texas Department of Insurance.

The enumeration of the above-described powers and duties of Manager is not exclusive, but Manager shall also have such other powers, authority and duties as are in any way necessary to the operation of Company in carrying out its business and affairs, subject to any limitations and restrictions of the Texas Department of Insurance and the Texas Insurance Code. All other powers and authorities necessary thereto are hereby granted.

SECTION III - PAYMENT OF CLAIMS AND EXPENSES

         Company shall pay all claims, claim expenses and all expenses incident to the operation of its business including expenses incurred in the solicitation, issuance and delivery of policies of insurance as well as making collection of premiums due thereon. The obligation of Company to pay all claims and expenses shall include all of the expenses incurred by Manager in carrying out its duties and obligations described herein.

SECTION IV - COMPENSATION

         In consideration of the services rendered and to be rendered by the Manager, the Company agrees to pay the Manager the Net Income of the Company subject to the limitations herein. The Manager shall be paid the Net Income monthly, on or before the 30th day of each month, such amounts from the Net Income of the Company from the previous month. Should there be no Net Income of the Company, there shall be no compensation paid to the Manager, and the Manager shall forego all compensation until the company has Net Income after offset for prior net losses. On or before April 1st of each year, the Net Income paid to the Manager shall be adjusted to the actual Net Income of the Company reflected in its Annual Statement filed with the Texas Department of Insurance for the previous year and any sum due the Manager or the Company as a result of such adjustment shall be paid on or before April 30th.

         For purposes of this Agreement, Net Income shall be calculated on the basis of the formula currently contained on Page 4 of the Annual Statement form ("Annual Statement"), Lines 1 through 16, excluding the management fee and adjusted for gains/losses in surplus (Annual Statement, Page 4, Lines 19 through 23) and less ten percent (10%) of net income reflected on Line 16 of the Annual Statement which the Company shall retain. The 10% of net income so retained by the Company shall be paid to the Manager as soon as reasonably possible after the Annual Statement of the Company has been filed for the previous year, provided the Company has received prior approval of the Commissioner of Insurance.

         However, in no event shall the management fee reduce the policyholder surplus of the Company as calculated utilizing the formula on Page 3 of the current Annual Statement form with all required adjustments for past due receivables and unauthorized reinsurance below the greatest of the following:
(1) Two Million Dollars ($2,000,000.00); (2) one-third (1/3) of net retained writings of the Company over the previous twelve (12) months; or (3) the minimum surplus required by law.

SECTION V - DURATION, ASSIGNMENT

         This Contract shall become effective as of the date hereof and shall continue in force for a duration of twenty-five (25) years unless terminated in accordance with the terms hereof. It is mutually understood and agreed that the Manager shall have the right and privilege of selling, assigning or transferring this Contract in whole or in part, or any benefits thereunder, to any person, persons, firm, corporation or legal entity of whatever nature, with the consent of the board of directors of the Company. This Contract shall be automatically renewed for additional 25-year periods unless either party gives the other notice of termination six (6) months in advance of the conclusion of the 25-year period.

SECTION VI - TERMINATION

         In the event the Manager fails to comply with its obligations under this Contract, after notice of such failure to Manager, Company may cancel this Contract on sixty (60) days written notice to Manager. The parties may cancel this Contract at anytime, without cause, by mutual agreement. In the event it shall ever be held, pursuant to any law of the State of Texas or any proper rule of the Texas Department of Insurance, that this contract is contrary to any such law, rule or regulation, then it is nevertheless declared to be the intent of the parties to this contract that Manager, or its successor or assignee, shall continue the exclusive direction of the affairs of Company indefinitely until this Contract is terminated.

SECTION VII - GENERAL

         A. This Agreement shall be construed in accordance with the laws of the State of Texas and shall inure to and be binding upon the parties hereto. Performance of this contract shall be in the County of Tarrant, State of Texas.

         B. This Agreement constitutes the entire Agreement between the parties.

     C. No amendments to or modifications of this Agreement shall be valid unless made in writing and executed by the parties in the form of an amendment to this Agreement.

     D. In the event any provision hereof is contrary to any law or regulation governing the parties hereto, such provision shall be modified if possible to conform to any such contrary statute or regulation so as to accomplish the intention of the parities as nearly as possible.

     EXECUTED this 12th day of October, 1992.

                                                GAINSCO COUNTY MUTUAL INSURANCE
                                                COMPANY

                                                By: /s/ [ILLEGIBLE]
                                                    ----------------------------


ATTEST:

/s/ [ILLEGIBLE]
----------------------------
Secretary

                                                GAINSCO SERVICE CORP.

                                                By: /s/ [ILLEGIBLE]
                                                    ----------------------------

ATTEST:

/s/ [ILLEGIBLE]
----------------------------
Senior Vice President

                                    EXHIBIT F
                            Certificate of Authority

                         TEXAS DEPARTMENT OF INSURANCE
                                     [SEAL]
Certificate No.  10008                                      Company No. 56-93956

                            CERTIFICATE OF AUTHORITY

THIS IS TO CERTIFY THAT

                    GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                               FORT WORTH, TEXAS

has complied with the laws of the State of Texas applicable thereto and is hereby authorized to transact the business of loss or damage by fire, lightning, gas explosion, theft, windstorm and hail, or any other hazard that any other fire or windstorm insurance company operating in Texas may write on property described in Article 17.01 of the Texas Insurance Code; including all forms of automobile liability and physical damage insurance, including but not limited to automobile liability, bodily injury, medical payments, property damage, automobile physical damage, fire, theft, collision and comprehensive and to issue non-assessable and non-contingent policies covering such risks within the State of Texas. This Certificate of Authority shall be in full force and effect until it is revoked, canceled or suspended according to law.



                                                   IN TESTIMONY WHEREOF, witness
                               my hand and seal of office at Austin, Texas, this
                                                  2nd day of November, A.D. 1992
       [SEAL]
                                                 [ILLEGIBLE]
                               -------------------------------------------------
                                        COMMISSIONER OF INSURANCE

                                    EXHIBIT G
             Restated Articles of Incorporation and Restated Bylaws

                                    RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                     GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                                 WITH AMENDMENTS


KNOW ALL MEN BY THESE PRESENCE:

         Pursuant to the provisions of Articles 1396-4.03 and 1396-4.06 of the Texas Non-Profit Corporation Act, the undersigned county mutual insurance company (formerly known as National County Mutual Fire Insurance Company) adopts the following restated articles of incorporation. For each amendment made by this restated articles of incorporation, such amendment has been effected in conformity with the provisions of the Texas Non-Profit Corporation Act. All amendments contained in these restated articles of incorporation were adopted at a meeting of the members on August 27, 1992, at which a quorum was present, and all amendments received at least two-thirds of the votes of members present at such meeting in person or by proxy. This instrument accurately sets forth the articles of incorporation and all amendments thereto that are in effect to date and as further amended by this restated articles of incorporation; this instrument contains no other change in any provision thereof. The text of the entire articles of incorporation as amended and supplemented by all certificates of amendment and as further amended herein is as follows:




ARTICLES OF INCORPORATION - PAGE 1

                                    ARTICLE I

         The name of this Company shall be GAINSCO County Mutual Insurance Company.

                                   ARTICLE II

         The home office and principal place of business of the Company shall be in the city of Fort Worth, Tarrant County, Texas.

                                   ARTICLE III

         This charter shall have a term extending 50 years after January 3, 1996 and expiring on that day in the year 2046.

                                   ARTICLE IV

         The purpose for which this Company is organized is to transact the business of a county mutual insurance company on a statewide basis and to transact the business of insurance with respect to fire, lightning, gas explosion, theft, windstorm, hail, or any other hazard that any other fire and windstorm insurance company operating in Texas may write on property described in article 17.01, Texas Insurance Code, as amended, all forms of automobile liability and physical damage insurance, and any and all other kinds of insurance business which a county mutual insurance company may engage in under the laws of the State of Texas; and to issue non-assessable and non-contingent policies covering such risks.

                                    ARTICLE V

         The number of directors of this Company shall be not less than five, and all of them shall carry insurance in the Company in an amount not less than $1,000.00 each. The following persons, whose addresses are given below, shall be the current directors of the Company:


ARTICLES OF INCORPORATION - PAGE 2

             NAME                                ADDRESS

       Joseph Macchia                      500 Commerce Street
                                           Fort Worth, Texas 76102

       Kenneth Peterson                    500 Commerce Street
                                           Fort Worth, Texas 76102

       Sam Rosen                           201 Main Street
                                           Suite 2200
                                           Fort Worth, Texas 76102

       Harden Wiedemann                    12221 Merit Drive
                                           Suite 1325
                                           Dallas, Texas 75251

       John Williams                       1515 Lincoln Plaza
                                           500 North Akard Street
                                           Dallas, Texas 75201

A change in the number or names of the directors shall not require an amendment to these articles. The board of directors shall have full power and authority to manage the affairs of the Company and to elect such officers as may be provided for in the Constitution and Bylaws.

                                   ARTICLE VI

                     INDEMNIFICATION OF DIRECTORS, OFFICERS,

                       EMPLOYEES AND AGENTS OF CORPORATION

         The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the


ARTICLES OF INCORPORATION - PAGE 3

Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company; provided however, that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company except to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the


ARTICLES OF INCORPORATION - PAGE 4
case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was not unlawful.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written representation by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in this article.

         The indemnification hereunder shall be made only upon a determination in the specific case that indemnification is proper under the substantive standards established hereunder. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the members of Company.



ARTICLES OF INCORPORATION - PAGE 5

         The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this article.

         The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any statute, bylaw, agreement, vote of members or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         EXECUTED to be effective the 27th day August, 1992.



1. /s/ JOSEPH MACCHIA                     14. /s/ KEITH A. HILL
   -----------------------                    ----------------------
   Joseph Macchia                             Keith A. Hill
   500 Commerce Street                        5117 Sherman Drive
   Fort Worth, Texas 76102                    The Colony, Texas 75056

2. /s/ KENNETH PETERSON                   15. /s/ KATHY E. RAFFEL
   ------------------------                   ----------------------
   Kenneth Peterson                           Kathy E. Raffel
   500 Commerce Street                        4116 Alava Drive
   Fort Worth, Texas 76102                    Fort Worth, Texas 76133



ARTICLES OF INCORPORATION - PAGE 6

3. /s/ SAM ROSEN                          16. /s/ WILLIE LAVERGNE
   -----------------------                    ----------------------
   Sam Rosen                                  Willie LaVergne
   201 Main Street                            1200 Brookfield Lane
   Suite 2200                                 Mansfield, Texas 76063
   Fort Worth, Texas 76102

4. /s/ HARDEN WIEDEMANN                   17. /s/ BEVERLY D. HUTTON
   ------------------------                   ----------------------
   Harden Wiedemann                           Beverly D. Hutton
   12221 Merit Drive                          6928 Buenos Aires Drive
   Suite 1325                                 North Richland Hills, Texas 76180
   Dallas, Texas 75251

5. /s/ JOHN WILLIAMS                      18. /s/ ARTHUR E. SCHMIDT
   ------------------------                   ----------------------
   John Williams                              Arthur E. Schmidt
   1515 Lincoln Plaza                         8601 Mary's Creek Drive
   500 North Akard Street                     Fort Worth, Texas 76116
   Dallas, Texas 75201

6. /s/ [ILLEGIBLE]                        19. /s/ LORENE A. McKNIGHT
   ------------------------                   ----------------------
   GAINSCO Service Corp.                      Lorene A. McKnight
   500 Commerce Street                        10036 Long Rifle Drive
   Fort Worth, Texas 76102                    Fort Worth, Texas 76108

7. /s/ JACK L. JOHNSON                    20. /s/ THOMAS M. RUELLE
   ------------------------                   ----------------------
   Jack L. Johnson                            Thomas M. Ruelle
   2129 Reflection Bay                        5800 Whitehaven West
   Arlington, Texas 76013                     Colleyville, Texas 76034

8. /s/ HOLMES GWYNN                       21. /s/ NATHAN E. HOLT
   ------------------------                   ----------------------
   Homes Gwynn                                Nathan E. Holt
   2912 Meadowview Drive                      2701 Lucas Drive
   Colleyville, Texas 76034                   Arlington, Texas 76015

9. /s/ DANIEL J. COOTS                    22. /s/ NORMAN ALBERIGO
   ------------------------                   ----------------------
   Daniel J. Coots                            Norman Alberigo
   4930 High Creek Drive                      815 Riviera Drive
   Arlington, Texas 76017                     Mansfield, Texas 76063


ARTICLES OF INCORPORATION - PAGE 7

10. /s/ TONYA R. TUCKER                    23. /s/ BETTY J. GRAHAM
    -----------------------                    ----------------------
    Tonya R. Tucker                            Betty J. Graham
    4232 Wiman Drive                           1924 Kentwood
    Fort Worth, Texas 76119                    Carrollton, Texas 75007

11. /s/ DEBRA A. SMITH                     24. /s/ CAROLYN E. RAY
    -----------------------                    ----------------------
    Debra A. Smith                             Carolyn E. Ray
    321 Western Street                         3053 Creekbend Circle
    Saginaw, Texas 76179                       Grapevine, Texas 76051

12. /s/ GEORGIA M. HOBBS                   25. /s/ JOSEPH F. HILLS
    -----------------------                    ----------------------
    Georgia M. Hobbs                           Joseph F. Hills
    4100 Blossom Trail                         1001 Fuller-Wiser Road
    Arlington, Texas 76016                     Euless, Texas 76039

13. /s/ CATHERINE HUTYRA
    -----------------------
    Catherine Hutyra
    4917 Crest
    Arlington, Texas 76017


ARTICLES OF INCORPORATION - PAGE 8

STATE OF TEXAS                )
                              )
COUNTY OF TARRANT             )

         Before me, the undersigned authority, on this day personally appeared Joseph Macchia, who being by me first duly sworn, severally declared that he is the person who signed the foregoing document and that the statements therein contained are true and correct.

         Given under my hand and seal of office this 27th day of August, 1992.

                                /s/ JANET HIGGINBOTTOM
                                -----------------------------
                                NOTARY PUBLIC, STATE OF TEXAS
                                Janet Higginbottom
                                -----------------------------
                                Typed or Printed Name
                                Commission Expires: 06-15-93
                                                   ----------

STATE OF TEXAS                )
                              )
COUNTY OF TARRANT             )

         Before me, the undersigned authority, on this day personally appeared Clark L. Johnson, who being by me first duly sworn, severally declared that he is the person who signed the foregoing document and that the statements therein contained are true and correct.

         Given under my hand and seal of office this 27th day of August, 1992.

                                /s/ JANET HIGGINBOTTOM
                                -----------------------------
                                NOTARY PUBLIC, STATE OF TEXAS
                                Janet Higginbottom
                                -----------------------------
                                Typed or Printed Name
                                Commission Expires: 06-15-93
                                                   ----------



ARTICLES OF INCORPORATION - PAGE 9

STATE OF TEXAS                )
                              )
COUNTY OF TARRANT             )

         Before me, the undersigned authority, on this day personally appeared Holmes Gwynn, who being by me first duly sworn, severally declared that he is the person who sighed the foregoing document and that the statements therein contained are true and correct.

Given under my hand and seal of office this 27th day of August, 1992.

                                /s/ JANET HIGGINBOTTOM
                                -----------------------------
                                NOTARY PUBLIC, STATE OF TEXAS
                                Janet Higginbottom
                                -----------------------------
                                Typed or Printed Name
                                Commission Expires: 06-15-93
                                                   ----------

STATE OF TEXAS                )
                              )
COUNTY OF TARRANT             )

         Before me, the undersigned authority, on this day personally appeared Daniel J. Coots, who being by me first duly sworn, severally declared that he is the person who signed the foregoing document and that the statements therein contained are true and correct.

         Given under my hand and seal of office this 27th day of August, 1992.

                                /s/ JANET HIGGINBOTTOM
                                -----------------------------
                                NOTARY PUBLIC, STATE OF TEXAS
                                Janet Higginbottom
                                -----------------------------
                                Typed or Printed Name
                                Commission Expires: 06-15-93
                                                   ----------

ARTICLES OF INCORPORATION - PAGE 10

STATE OF TEXAS          )
                        )
COUNTY OF TARRANT       )

         Before me, the undersigned authority, on this day personally appeared Lorene A. McKnight, who being by me first duly sworn, severally declared that he is the person who signed the foregoing document and that the statements therein contained are true and correct.

         Given under my hand and seal of office this 27th day of August, 1992.

                                /s/ JANET HIGGINBOTTOM
                                -----------------------------
                                NOTARY PUBLIC, STATE OF TEXAS
                                Janet Higginbottom
                                -----------------------------
                                Typed or Printed Name
                                Commission Expires: 06-15-93
                                                   ----------


ARTICLES OF INCORPORATION - PAGE 11

                  CERTIFICATE OF THE PRESIDENT AND SECRETARY OF
                  NATIONAL COUNTY MUTUAL FIRE INSURANCE COMPANY

         We, the undersigned president and secretary of National County Mutual Fire Insurance Company, a company duly organized and existing under the laws of the State of Texas, do hereby certify that the attached restated constitution and bylaws of GAINSCO County Mutual Insurance Company (formerly known as National County Mutual Fire Insurance Company) is a true and correct copy of such document duly adopted and approved by the board of directors and membership of the company.

         In witness whereof, I have hereunto set my hand as president of said company and have attached hereto the official seal of said company, on this the 27th day of August, 1992.

                                /s/ JOSEPH MACCHIA
                                -----------------------------
                                Joseph Macchia, President


                                /s/ JANET HIGGINBOTTOM
                                -----------------------------
                                NOTARY PUBLIC, STATE OF TEXAS
                                Janet Higginbottom
                                -----------------------------
                                Typed or Printed Name
                                Commission Expires: 06-15-93
                                                   ----------

         In witness whereof, I have hereunto set my hand as secretary of said company and have attached hereto the official seal of said company, on this the 27th day of August, 1992.

                                /s/ JACK JOHNSON
                                -----------------------------
                                Jack Johnson, Secretary


                                /s/ JANET HIGGINBOTTOM
                                -----------------------------
                                NOTARY PUBLIC, STATE OF TEXAS
                                Janet Higginbottom
                                -----------------------------
                                Typed or Printed Name
                                Commission Expires: 06-15-93
                                                   ----------

                                    RESTATED

                           CONSTITUTION AND BYLAWS OF

                     GAINSCO COUNTY MUTUAL INSURANCE COMPANY

                                 WITH AMENDMENTS


                                    ARTICLE I

         The name of this Company shall be GAINSCO County Mutual Insurance Company.

                                   ARTICLE II

         The home office of the Company shall be located in Fort Worth, Tarrant County, Texas.

                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section A. The affairs of the Company shall be directed by a Board of Directors consisting of not less than five members of the Company who shall be elected annually by the members and shall hold office until their successors are elected and qualified, or until their death, resignation, or removal. Vacancies in the Board of Directors shall be filled for the unexpired term by the remaining directors. The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the Company to transact the general business or any special business of the Company, and may give powers of attorney to agents of the Company to transact any special business requiring such authorization. The Directors must be policyholders of the Company in the amount specified by Article 17.12, Insurance Code.

         Section B. The entire Board of Directors or any individual director may be removed from office with or without cause by vote of a majority of the members of the Company, at any regular or special meeting of such members of the Company.

         Section C. All meetings of the Board of Directors shall be held at the home office of the Company or at any such place within or without the state of Texas as may be designated from time to time by resolution of the Board or by written consent of all the directors. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the members of the Company, and at such times as the directors may determine. Special meetings of the Board of Directors for any purpose shall be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President or any two directors. Notice of the special meeting, stating the time, and in general terms the purpose thereof, shall be given in writing to each director either personally or by mail or other means of written communication no later than ten days before the day selected for the meeting.

         Section D. A majority of the directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation of Company. Any action required or permitted to be taken by the Board of Directors, may be taken without a meeting, and with the same force and effect as a unanimous vote of directors, if all directors individually or collectively consent in writing to such action.

         Section E. The President, or in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the Company shall act as Secretary at meetings of the Board of Directors.

         Section F. Directors and members of committees appointed by the Board of Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         Section A. The officers of the Company shall be a President, a Vice President and such additional Vice Presidents as the Board of Directors shall elect with such special duties, if any, as the Board of Directors shall determine, a Secretary and such Assistant Secretaries as the Board of Directors shall elect with such special duties, if any, as the Board of Directors shall determine, a Treasurer and such Assistant Treasurers as the Board of Directors shall elect, with such special duties, if any, as the Board of Directors shall determine. Any two offices mentioned above may be combined and held by one person, except the offices of president and secretary.

         Section B. The President of the Company shall be the chief executive officer and manager of the Company, shall preside at all meetings of the directors and of the Membership, shall sign all policies, subject to the condition that his signature may be in facsimile if the policies are countersigned at time of issuance by a person or persons designated to countersign under rules established by the Board of Directors, and shall perform all such other duties and shall have all such other powers and authority as may in anyway reasonably pertain to and be exercised by the chief executive officer of a company.

                                    ARTICLE V

                                     PURPOSE

         Section A. The purpose for which this Company is organized is to transact the business of a county mutual insurance company on a statewide basis and to transact the business of insurance with respect to fire, lightning, gas explosion, theft, windstorm, hail, or any other hazard that any other fire and windstorm insurance company operating in Texas may write on property described in article 17.01, Texas Insurance Code, as amended, all forms of automobile liability and physical damage insurance, and any and all other kinds of insurance business which a county mutual insurance company may engage in under the laws of the State of Texas, and to issue non-assessable and non-contingent policies covering such risks.

         Section B. Any person owning property which this Company is authorized to insure may insure his property with the Company and become a member of Company, subject to such reasonable and nondiscriminatory rules, regulations and limits as may be determined and established by the Board of Directors from time to time, upon paying the required premium pursuant to Company's rates filed as herein provided.

         Section C. Within the limits of property coverage and amount of insurance which the Company is authorized to insure under applicable laws, the type of property the Company will insure, its limits of risk thereon and all other reasonable and nondiscriminatory rules, conditions and requirements with respect to its assumption of any insurance risk shall be determined by the Board of Directors of the Company, provided that such determinations are not contrary to any law or the rules and regulations of the Tens Department of Insurance.

                                   ARTICLE VI

                               MEETINGS OF MEMBERS

         Section A. The annual meeting of the members of the Company shall be held at the home office of the Company in Fort Worth, Tarrant County, Texas on the third Tuesday in February of each year at 10:00 o'clock a.m.

         Section B. Every policy issued by the Company shall provide notice of the above date of the regular annual meeting. No other notice of the regular annual meeting of the members shall be necessary.

         Section C. Notice of special meetings of the members must be given to all members at least ten (10) days prior to the date of any such special meeting but no more than fifty (50) days before such meeting. Notwithstanding the immediately foregoing, if the Company shall have more than one thousand (1,000) members entitled to vote, the Company may give notice of such special meeting by publication in any newspaper of general circulation in the community in which the principal office of the Company is located.

         Section D. Special meeting of the members may be held at the call of the President, the General Manager, or one-third of the Directors of the Company, or by members having not less than one-tenth (1/10) of the votes entitled to be cast at such meeting.

         Section E. Voting at either the regular annual meeting or at special meetings may be either in person or by proxy. All policies of the Company shall contain a provision in substance providing that each member or policyholder appoints the President of the Company, with full power of substitution, to be his lawful attorney-in-fact and in his absence that said attorney-in-fact is authorized and empowered to vote for him at any meeting unless the member gives notice to the contrary, in writing, to the Company prior to any such meeting. Provided also, that applications for Company's insurance may, at the will of the Board of Directors, contain a substantially similar provision. Provided also, that such appointment, whether accomplished in the policy and/or in the application, shall be binding upon each policyholder and shall effectively grant to the President of the Company, with full power of substitution, the right to vote as the proxy of each such member or policyholder, at any regular annual meeting or special meeting of the members of the Company on all matters which come before any such meeting when any member or policyholder does not attend the meeting, but subject to the right of each policyholder to give notice to the contrary, in writing, to the Company prior to any such meeting or meetings. Provided however, that no such proxy however granted shall prevent any member or policyholder from casting his individual vote on all matters which come before any such meeting at which he is attending.

                                   ARTICLE VII

         All premium income of the Company shall be allocated to the appropriate reserve accounts of the Company in accordance with the laws of the State of Texas and any applicable rules and regulations promulgated pursuant thereto.

                                  ARTICLE VIII

                           POLICIES ISSUED BY COMPANY

         Section A. Policy forms used by the Company for insurance risks it is authorized to assume shall be adopted by the Board of Directors, but must conform to applicable laws and rules and regulations of the Texas Department of Insurance. Policy forms shall also include the conventionally required provisions that policies are issued subject to the Constitution and Bylaws of the Company as then in effect or thereafter amended; shall notify the policyholder of the annual meetings and that he is entitled to vote in person or by proxy at such annual meetings and that he is entitled to vote in person or by proxy at such meetings; and shall notify the policyholder of his maximum contingent liability as required by law.

         Section B. All policies of the Company shall be issued for such rates as are from time to time adopted by the Board of Directors and filed with the Texas Department of Insurance. Such rates so filed by the Company may provide for premium payment schedules on a monthly, quarterly, semi-annual or annual basis or for any other term not exceeding five years.

         Section C. No policy shall be issued to provide a greater amount of insurance for any one hazard than the amount of statutory deposit posted by the Company with the State Treasurer of Texas, unless at the time of issuance of the policy the Company has in force a valid contract of reinsurance for the excess risk.

         Section D. The Company shall have the authority to issue non-assessable and non-contingent policies covering all such risks which it may insure under the authority of its charter and certificate of authority. For assessable and contingent policies, the contingent liability of the policyholder shall be $2.00 for every $100.00 of property insured. The policies issued by Company shall state the time and manner of the levy and payment of all premiums and assessments.

                                   ARTICLE IX

         All valid claims arising under policies issued by the Company shall be paid in accordance with the terms of the policy and in accordance with the applicable laws of the State of Texas and any rules and regulations promulgated pursuant thereto.

                                    ARTICLE X

         Premium rates for all types of risks written by the Company shall be determined by the Board of Directors and filed with the Texas Department of Insurance.

                                   ARTICLE XI

         These Bylaws may be amended at any annual meeting of the members of the Company or at any meeting called for that purpose. These Bylaws may also be amended by unanimous vote of the Board of Directors at any meeting called for that purpose. Any amendment by the Board of Directors shall be presented for ratification at the next annual meeting of the members. Notice of the meeting, whether regular or special, at which amendments to these bylaws are to be considered, shall be mailed or delivered personally to all members.

                                    EXHIBIT H
                                  Form of Proxy

                GAINSCO COUNTY MUTUAL INSURANCE COMPANY POLICIES

                        NOTICE OF PROXY AND POWER TO VOTE

I hereby apply to the above named insurance company for the insurance specified in the attached application and I hereby appoint the President and Vice-President of the foregoing company, jointly, with full powers of substitution, to be my lawful proxy and attorney-in-fact, and in my absence they are authorized and empowered to vote for me at any membership meeting during the life of the insurance contract and/or policy, or any renewal thereof, and this proxy shall remain in force until revoked. There is no contingent liability; the policy for which I am applying is non-assessable. It is understood that there shall be no liability against the company until a duly authorized agent has approved and bound the company for the insurance herein applied for.


Signature of
Applicant X                           Date          Time:              [ ] A.M.
           --------------------------     ---------      ------------- [ ] P.M.



                     GAINSCO County Mutual Insurance Company

                                    EXHIBIT I
            Form of Amendments to Restated Articles of Incorporation

                            ARTICLES OF INCORPORATION
                                       OF
                     LIBERTY MUTUAL COUNTY INSURANCE COMPANY

                                    ARTICLE I

      The name of this Company shall be Liberty Mutual County Insurance Company.

                                   ARTICLE II

      The home office and principal office of the Company shall be in Irving, Dallas County, Texas.

                                   ARTICLE III

      This charter shall have a term extending 50 years after January 3, 1996 and expiring on that day in the year 2046.

                                   ARTICLE IV

      The purpose for which this Company is organized is to transact the business of a county mutual insurance company on a statewide basis; namely, to transact the business of insurance against loss or damage from fire, lightning, gas explosion, theft, windstorm, hail, or any other hazard that any other fire and windstorm insurance company operating in Texas may write on property described in Article 17.01 of the Texas Insurance Code, as amended, all lines of automobile insurance, including but not limited to automobile liability, bodily injury, medical payments, property damage, automobile physical damage, fire, theft, collision and comprehensive, and any other lines of insurance which a county mutual insurance company may transact under the laws of the State of Texas; and to issue non-assessable and non-contingent policies covering such risks.

                                    ARTICLE V

      The number of directors of this Company shall be not less than five, and all of them shall carry insurance in the Company in an amount not less than $1,000.00 each. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the board of directors of the Company.

                                   ARTICLE VI

A. In this article:

(1) "Company" includes any domestic or foreign predecessor entity of the Company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the Company by operation of law and in any other transaction in which the Company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article.

(2) "Director" means any person who is or was a director of the Company and any person who, while a director of the Company, is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(3) "Expenses" includes court costs and attorneys' fees.

(4) "Official capacity" means:

(a) when used with respect to a director, the office of director in the Company; and

(b) when used with respect to a person other than a director, the elective or appointive office in the Company held by the officer or the employment or agency relationship undertaken by the employee or agent in behalf of the Company; but

(c) in both Paragraphs (a) and (b) does not include service for any other foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise.

(5) "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

B. The Company shall indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director only if it is determined in accordance with Section F of this article that the person:

(1) conducted himself in good faith;

(2) reasonably believed:

(a) in the case of conduct in his official capacity as a director of the Company, that his conduct was in the Company's best interests; and

(b) in all other cases, that his conduct was at least not opposed to the Company's best interests; and

(3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

C. Except to the extent permitted by Section E of this article, a director may not be indemnified under Section B of this article in respect of a proceeding:

(1) in which the person is found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity; or

(2) in which the person is found liable to the Company.

D. The termination of a proceeding by judgment, order, settlement, or conviction or on a plea of nolo contendere or its equivalent is not of itself determinative that the person did not meet the requirements set forth in Section B of this article. A person shall be deemed to have been found liable in respect of any claim, issue or matter only after the person shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom.

E. A person shall be indemnified under Section B of this article against judgments, penalties (including excise and similar taxes), fines, settlements, and reasonable expenses actually incurred by the person in connection with the proceeding; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and (2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the Company.

F. A determination of indemnification under Section B of this article must be made:

(1) by a majority vote of a quorum consisting of directors who at the time of the vote are not named defendants or respondents in the proceeding;

(2) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the matter by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in the proceeding;

(3) by special legal counsel selected by the board of directors or a committee of the board by vote as set forth in Subsection (1) or (2) of this section, or, if such a quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors; or

(4) by the members in a vote that excludes the vote of directors who are named defendants or respondents in the proceeding.

G. Authorization of indemnification and determination as to reasonableness of expenses must be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, authorization of indemnification and determination as to reasonableness of expenses must be made in the manner specified by Subsection (3) of Section F of this article for the selection of special legal counsel. This provision shall be deemed to constitute authorization of indemnification in the manner required by applicable law.

H. The Company shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

I. If, in a suit for the indemnification required by Section H of this article, a court of competent jurisdiction determines that the director is entitled to indemnification under that section, the court shall order indemnification and shall award to the director the expenses incurred in securing the indemnification.

J. If, upon application of a director, a court of competent jurisdiction determines, after giving any notice the court considers necessary, that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he has met the requirements set forth in Section B of this article or has been found liable in the circumstances described by Section C of this article, the court may order the indemnification that the court determines is proper and equitable; but if the person is found liable to the Company or is found liable on the basis that personal benefit was improperly received by the person, the indemnification shall be limited to reasonable expenses actually incurred by the person in connection with the proceeding.

K. Reasonable expenses incurred by a director who was, is, or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Company, in advance of the final disposition of the proceeding and without the determination specified in Section F of this article or the authorization or determination specified in Section G of this article, after the Company receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director against expenses incurred by him in connection with that proceeding is prohibited by Section E of this article. This provision shall be deemed to constitute authorization of that payment or reimbursement.

L. The written undertaking required by Section K of this article must be an unlimited general obligation of the director but need not be secured. It may be accepted without reference to financial ability to make repayment.

M. This article shall be valid only to the extent it is consistent with applicable law as limited by these articles of incorporation, if such a limitation exists.

N. Notwithstanding any other provision of this article, the Company may pay or reimburse expenses incurred by a director in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

O. An officer of the Company shall be indemnified as, and to the same extent, provided by Sections H, I, and J of this article for a director and is entitled to seek indemnification under those sections to the same extent as a director. The Company may indemnify and advance expenses to an officer, employee, or agent of the Company to the same extent that it may indemnify and advance expenses to directors under this article.

P. The Company may indemnify and advance expenses to a person who is not or was not an officer, employee, or agent of the Company but who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise to the same extent that it may indemnify and advance expenses to directors under this article.

Q. The Company may indemnify and advance expenses to an officer, employee, agent, or person identified in Section P of this article and who is not a director to such further extent, consistent with law, as may be provided by its bylaws, general or specific action of its board of directors, or contract or as permitted or required by common law.

R. (1) The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Company or who is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this article.

(2)(a) In addition to the powers described in Subsection (1), the Company may purchase, maintain, or enter into other arrangements on behalf of any person who is or was a director, officer, or trustee of the Company against any liability asserted against him and incurred by him in such capacity or arising out of his status as such a person, whether or not the Company would have the power to indemnify him against that liability under this article.

(b) If the other arrangement is with a person or entity that is not regularly engaged in the business of providing insurance coverage, the arrangement may provide for payment of a liability with respect to which the Company would not have the power to indemnify a person only if coverage for that liability has been approved by the Company's members.

(c) Without limiting the power of the Company to procure or maintain any kind of other arrangement, the Company, for the benefit of persons described in Subsection (2)(a) may:

(i) create a trust fund;

(ii) establish any form of self-insurance;

(iii) secure its indemnity obligation by grant of a security interest or other lien on the assets of the Company; or

(iv) establish a letter of credit, guaranty, or surety arrangement.

(3) The insurance may be procured or maintained with an insurer, or the other arrangement may be procured, maintained, or established within the Company or with any insurer or other person considered appropriate by the board of directors, regardless of whether all or part of the stock or other securities of the insurer or other person are owned in whole or part by the Company. In the absence of fraud, the judgment of the board of directors as to the terms and conditions of the insurance or other arrangement and the identity of the insurer or other person participating in an arrangement is conclusive, and the insurance or arrangement is not voidable and does not subject the directors approving the insurance or arrangement to liability, on any ground, regardless of whether directors participating in the approval are beneficiaries of the insurance or arrangement.

S. For purposes of this article, the Company is deemed to have requested a director to serve an employee benefit plan whenever the performance by him of his duties to the Company also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a director with respect to an employee benefit plan pursuant to applicable law are deemed fines. Action taken or omitted by him with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan is deemed to be for a purpose which is not opposed to the best interests of the Company.

                                   ARTICLE VII

A director of the Company shall not be held liable to the Company or its members for monetary damages for any act or omission in the director's capacity as a director, except to the extent that exculpation from liability is not permitted under Texas law as in effect at the time such liability is determined.

                                    EXHIBIT J
                      Form of Amendments to Restated Bylaws

                              AMENDED AND RESTATED
                           CONSTITUTION AND BYLAWS OF
                     LIBERTY MUTUAL COUNTY INSURANCE COMPANY

                                    ARTICLE I
                                      NAME

      The name of this Company shall be Liberty Mutual County Insurance Company.

                                   ARTICLE II
                                   HOME OFFICE

      The home office and principal office of the Company shall be in Irving, Dallas County, Texas.

                                   ARTICLE III
                               BOARD OF DIRECTORS

      Section A. The affairs of the Company shall be directed by a Board of Directors consisting of not less than five members of the Company, the exact number to be determined from time to time by vote of a majority of the whole Board, who shall be elected annually by the members and shall hold office until their successors are elected and qualified, or until their death, resignation, or removal. At least sixty days prior to the annual meeting of the Company, the Board shall nominate candidates for the office of director to succeed the directors whose term of office will expire on the date of such annual meeting and shall thereupon file the names of such candidates with the secretary. At least one thousand of the members may also nominate candidates to succeed the directors whose term of office will expire on the date of such annual meeting by filing with the secretary at least sixty days before such meeting a certificate signed and acknowledged by each of such members setting forth the full names and addresses of such members and giving the names and addresses of the candidates nominated and by filing with such certificate the written acceptance of such nominations by each nominee named in such certificate. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth above. The names of all candidates shall be made known by the secretary to any member upon written request of such member. Any vacancy in the Board may be filled for the unexpired term by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. The Board of Directors may, by contract or otherwise, give general or limited or special power and authority to the officers and employees of the Company to transact the general business or any special business of the Company, and may give powers of attorney to agents of the Company to transact any special business requiring such authorization.

      Section B. The entire Board of Directors or any individual director may be removed from office with or without cause by vote of a majority of the members of the Company, at any regular or special meeting of such members of the Company.

      Section C. All meetings of the Board of Directors shall be held at the home office of the Company or at any such place within or without the State of Texas as may be designated from time to time by resolution of the Board or by written consent of all the directors. Regular meetings of the Board of Directors shall be held, without call or notice, immediately following each annual meeting of the members of the Company, and at such times as the directors may determine. Special meetings of the Board of Directors for any purpose shall be called at any time by the President or, if he is absent or unable or refuses to act, by any Vice President or any two directors. Notice of the special meeting, stating the time, and in general terms the purpose thereof, shall be given in writing to each director either personally or by mail or other means of written communication no later than two days before the day selected for the meeting.

      Section D. A majority of the directors shall be necessary to constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors shall be regarded as the act of the Board of Directors, unless a greater number is required by law or by the Articles of Incorporation of the Company. Any action required or permitted to be taken by the Board of Directors, may be taken without a meeting, and with the same force and effect as a unanimous vote of directors, if all directors individually or collectively consent in writing to such action.

      Section E. The President, or in his absence, any director selected by the directors present, shall preside at meetings of the Board of Directors. The Secretary of the Company shall act as Secretary at meetings of the Board of Directors.

      Section F. Directors and members of committees appointed by the Board of Directors may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

      Section A. The officers of the Company shall be a President, a Vice President and such additional Vice Presidents as the Board of Directors shall elect with such special duties, if any, as the Board of Directors shall determine, a Secretary and such Assistant Secretaries as the Board of Directors shall elect with such special duties, if any, as the Board of Directors shall determine, a Treasurer and such Assistant Treasurers as the Board of Directors shall elect, with such special duties, if any, as the Board of Directors shall determine. Any two offices mentioned above may be combined and held by one person, except the offices of president and secretary.

      Section B The President of the Company shall be the chief executive officer and manager of the Company, shall preside at all meetings of the directors and of the Membership, shall sign all policies, subject to the condition that his signature may be in facsimile if the policies are countersigned at time of issuance by a person or persons designated to countersign under rules established by the Board of Directors or the President, and shall perform all such other duties and shall have all such other powers and authority as may in any way reasonably pertain to and be exercised by the chief executive officer of a company.

                                    ARTICLE V
                                 WHO IS A MEMBER

      Any person appearing as the primary insured in a policy shall, while any such policy is in force, be a member of the Company. As used in these Bylaws, "policy" shall mean any policy or contract of insurance (other than a reinsurance contract), including any binder or renewal certificate issued in the course of business and not terminated.

                                   ARTICLE VI
                               MEETINGS OF MEMBERS

      Section A. The annual meeting of the members of the Company shall be held at the home office of the Company on the third Tuesday in February of each year at 10:00 o'clock a.m.

      Section B. Every policy issued by the Company shall provide notice of the above date of the regular annual meeting. No other notice of the regular annual meeting of the members shall be necessary.

      Section C. Notice of special meetings of the members must be given to all members at least ten (10) days prior to the date of any such special meeting but no more than fifty (50) days before such meeting. Notwithstanding the immediately foregoing, if the Company shall have more than one thousand (1,000) members entitled to vote, the Company may give notice of such special meeting by publication in any newspaper of general circulation in the community in which the principal office of the Company is located.

      Section D. Special meetings of the members may be held at the call of the President, the General Manager, one-third of the Directors of the Company, or by members having not less than one-tenth (1/10) of the votes entitled to be cast at such meeting.

      Section E. Voting at either the regular annual meeting or at special meetings may be either in person or by proxy. All policies of the Company shall contain a provision in substance providing that each member or policyholder appoints the President of the Company, with full power of substitution, to be his lawful attorney-in-fact and in his absence that said attorney-in-fact is authorized and empowered to vote for him at any meeting unless the member gives notice to the contrary, in writing, to the Company prior to any such meeting. Provided also, that applications for Company's insurance may, at the will of the Board of Directors, contain a substantially similar provision. Provided also, that such appointment, whether accomplished in the policy and/or in the application, shall be binding upon each policyholder and shall effectively grant to the President of the Company, with full power of substitution, the right to vote as the proxy of each such member or policyholder, at any regular annual meeting or special meeting of the members of the Company on all matters which come before any such meeting when any member or policyholder does not attend the meeting, but subject to the right of each policyholder to give notice to the contrary, in writing, to the Company prior to any such meeting or meetings. Provided however, that no such proxy however granted shall prevent any member or policyholder from casting his individual vote on all matters which come before any such meeting at which he is attending.

                                   ARTICLE VII
                                    RESERVES

      The Company shall maintain at all times such unearned premium reserves and other reserves as may be required by law, and the Board of Directors may authorize any other type of reserves.

                                  ARTICLE VIII
                           POLICIES ISSUED BY COMPANY

      Section A. Policy forms used by the Company for insurance risks it is authorized to assume shall conform to applicable laws and rules and regulations of the Texas Department of Insurance. Policy forms shall also include the conventionally required provisions that policies are issued subject to the Constitution and Bylaws of the Company as then in effect or thereafter amended; shall notify the policyholder of the annual meetings and that he is entitled to vote in person or by proxy at such annual meetings; and shall notify the policyholder of his maximum contingent liability as required by law.

      Section B. All policies of the Company shall be issued for such rates as are from time to time filed with the Texas Department of Insurance. Such rates so filed by the Company may provide for premium payment schedules on a monthly, quarterly, semi-annual or annual basis or for any other term not exceeding five years.

      Section C. No policy shall be issued to provide a greater amount of insurance for any one hazard than the amount of statutory deposit posted by the Company with the State Treasurer of Texas, unless at the time of issuance of the policy the Company has in force a valid contract of reinsurance for the excess risk.

      Section D. No member shall be liable to any assessment by the Company.

                                   ARTICLE IX
                                 CLAIM PAYMENTS

      All valid claims arising under policies issued by the Company shall be paid in accordance with the terms of the policy and in accordance with the applicable laws of the State of Texas and any rules and regulations promulgated pursuant thereto.

                                    ARTICLE X
                                   AMENDMENTS

      These Bylaws may be amended at any annual meeting of the members of the Company or at any meeting called for that purpose. These Bylaws may also be amended by unanimous vote of the Board of Directors at any meeting called for that purpose. Any amendment by the Board of Directors shall be presented for ratification at the next annual meeting of the members. Notice of the meeting, whether regular or special, at which amendments to these Bylaws are to be considered, shall be mailed or delivered personally to all members. If required by law at the time of the amendment, amendments to these Bylaws shall not be effective until approved by the Texas Department of Insurance as being in conformity with applicable law.

                                    EXHIBIT K
                     Form of Opinion of Counsel for Sellers

                                            , 2002
                               -------------


Berkeley Management Corporation
175 Berkeley Street
Boston, Massachusetts 02117
Attn:  General Counsel

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 6.8 of the Acquisition Agreement dated _________, 2002 (the "Purchase Agreement"), among GAINSCO Service Corp., a Texas corporation ("Seller"), and GAINSCO, Inc., a Texas corporation that is the parent company of Seller ("GAINSCO") (collectively, "Sellers"), Berkeley Management Corporation, a Texas corporation ("Purchaser"), Liberty Mutual Insurance Company, a Massachusetts stock insurance company ("Liberty") and GAINSCO County Mutual Insurance Company, a Texas county mutual insurance company (the "Company"). Capitalized terms defined in the Purchase Agreement are used herein with the same meaning unless otherwise defined herein.

                               DOCUMENTS EXAMINED

         In our capacity as counsel for the Sellers, we have examined the originals, copies or forms, certified or otherwise identified to our satisfaction, of the following documents:

                  (i) the Purchase Agreement;

                  (ii) the Liability Assumption Agreement of even date herewith between the Company and GAINSCO (the "Liability Assumption Agreement");

                  (iii) the Assignment Agreement of even date herewith among Sellers, Purchaser, Liberty and the Company (the "Assignment Agreement");

                  (iv) the 100% Quota Share Reinsurance Agreement dated _________, 2002 among General Agents Insurance Company of America, Inc., the Company and MGA Agency, Inc. (the "Reinsurance Agreement");

                  (v) the Management Agreement dated October 12, 1992 by and between the Company and Seller (the "Management Agreement");

                  (vi) the Articles of Incorporation of each of the Company, GAINSCO and Seller; and

                  (vii) the Bylaws of each of the Company, GAINSCO and Seller.

         In addition, we have examined and relied upon such certificates of public officials and other certificates, corporate minutes, opinions and instruments as we have deemed relevant and necessary as a basis for our opinion hereinafter set forth. As to matters of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the foregoing certificates of representatives of the Sellers and representations and warranties set forth in the Purchase Agreement, the Liability Assumption Agreement, the Assignment Agreement and the Reinsurance Agreement (collectively, the "Agreements"), and have not conducted any special inquiry or investigation in respect of such matters.

                                   ASSUMPTIONS

         In rendering this opinion, we have assumed, with your consent and without any independent investigation, all of the following:

         (A) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted as certified, conformed or photostatic copies;

         (B) that each of the parties to the Agreements other than the Sellers (the "Other Parties") is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has full power and authority to execute, deliver and perform its obligations under each of the Agreements to which it is a party, that each of the Agreements has been duly authorized, executed and delivered by each of the parties thereto, that each of the Agreements constitutes a valid and legally binding obligation of each of the Other Parties thereto and is enforceable against the Other Parties in accordance with its terms that each of the Other Parties has fulfilled and complied with its obligations under the Agreements to the extent required thereunder to date, and that the Sellers have received or will concurrently herewith receive the consideration provided in the Agreements to be received at or prior to the date hereof;

         (C) that all of the Agreements will be performed strictly in accordance with the terms thereof; and

         (D) that the representations and warranties as to factual matters contained in the Agreements are true and correct.

                                     OPINION

         Based upon the foregoing and having due regard for the legal considerations we deem relevant, and subject to the further qualifications and limitations hereinafter set forth, we are of the opinion that:

         1. Each of the Sellers is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas, and has all requisite corporate power and authority to enter into and perform the Agreements to which it is a party and all transactions and agreements contemplated therein to which it is a party.

         2. Each of the Agreements to which Sellers or the Company is a party has been duly and validly authorized, executed and delivered by each of the Sellers and the Company, as the case may be, and constitutes a valid and binding obligation of each of the Sellers and the Company, as the case may be, enforceable against it in accordance with its terms, in each case except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other laws affecting creditors' rights generally, and subject to general equity principles and to limitations on availability of equitable relief including specific performance.

         3. The Company is a county mutual insurance company authorized and formed under Chapter 17 of the Texas Insurance Code and currently holds a valid certificate of authority and corporate charter to do the business of insurance described therein, and has all requisite corporate power and authority to enter into and perform the Agreements to which it is a party and all transactions and agreements contemplated therein to which it is a party.

         4. The execution and delivery of the Agreements and consummation of the transactions contemplated thereby will not result in the breach of, or constitute a default under, the articles of incorporation or bylaws of the Sellers and the Company or the Management Agreement.

         5. The Management Agreement is a valid, binding and enforceable agreement that, to our knowledge, is in full force and effect, and, to our knowledge, Seller is not in breach or default thereof

         6. Except for the approval of the Texas Department of Insurance which, to our knowledge, has been obtained and is final and in effect (as set forth in Commissioner's Order No. ___________, dated___________, 2002), no approval, license or permit of any governmental body or officer of the State of Texas is required in order to consummate the Purchaser's acquisition of the Management Agreement in accordance with the Purchase Agreement.

                     FURTHER QUALIFICATIONS AND LIMITATIONS

         The opinions expressed above are expressly subject to the following qualifications and limitations:

         (a) The enforceability of the Agreements and all transactions and agreements contemplated therein may be limited by (i) applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer or conveyance, moratorium or other laws affecting creditors' rights, and (ii) general equity principles and limitations on the availability of equitable remedies, as such, in connection with the enforcement of rights granted under such documents, including but not limited to specific performance, or as to the effects of the application of principles of equity (regardless of whether enforcement is considered in proceedings in law or in equity). We express no opinion as to (i) the specific remedy that any Governmental Entity might grant in connection with the enforcement of rights under any of the Agreements and all transactions and agreements contemplated therein or (ii) the effect of any antitrust, environmental, securities or tax laws.

         (b) We express no opinion herein as to the validity or enforceability of(i) any provisions purporting to entitle a party to indemnification in respect of any matters arising in whole or in part by reason of any illegal, wrongful or negligent act or omission of such party, (ii) any provisions that purport to restrict access to or waive remedies or defenses, to waive any rights to notices or to establish evidentiary standards, (iii) any provisions relating to choice of law, liquidated damages, waivers, releases, suretyship defenses, delays or omissions of enforcement of rights or remedies, severability, consent judgments or summary proceedings, (iv) any provisions purporting to irrevocably appoint attorneys-in-fact or other agents, (v) any provisions purporting to restrict or limit transfer, alienation or encumbrancing of property, (vi) any provisions that relate to submissions to jurisdiction, waivers or ratifications of future acts, the rights of third parties or transferability of assets which by their nature are nontransferable, (vii) provisions that contain any agreement to agree, (viii) provisions that purport to negate or control over present or future laws which are contrary to such provisions, or (ix) provisions that contain any covenant or agreement not to compete, or be employed or associated with any person or entity which is in competition, with any other person or entity.

         (c) Whenever any opinion expressed herein with respect to the existence or absence of facts is qualified by the phrase "to our knowledge," such phrase indicates that (i) no information has come to the attention of any partner or associate of this firm who has devoted substantive attention to the transactions contemplated by the Agreements and all transactions and agreements contemplated therein that has given any such person actual knowledge of the existence of such facts, (ii) we have not undertaken any independent investigation to determine the existence or absence of such facts and (iii) no inference as to our knowledge of the existence of such facts should be drawn from the fact of our representation of Sellers or our expression of such opinion.

         (d) We are members of the Bar of the State of Texas. This opinion relates only to the laws of the State of Texas and the federal laws of the United States, and we express no opinion with regard to any matters that may be governed or affected by any other laws.

         (e) This opinion is limited solely to the matters stated herein and no opinion is to be inferred or may be implied beyond the matters expressly stated herein.

         The opinions expressed herein are solely for your benefit in connection with the transactions contemplated by the Agreements and may not be used or relied upon by any other person or entity or for any other purpose whatsoever. The opinions expressed herein are as of the date first set forth above, and we do not assume or undertake any responsibility or obligation to supplement or to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the laws which may hereafter occur.

                                Very truly yours,

                                    EXHIBIT L
                         Form of Release and Resignation

The undersigned is an officer and a member of the Board of Directors of GAINSCO County Mutual Insurance Company (the "COMPANY"), which is a party to that certain Acquisition Agreement (the "ACQUISITION AGREEMENT"), dated as of ___________, 2002, by and among GAINSCO Service Corp., a Texas corporation ("SELLER"), and GAINSCO, Inc., a Texas corporation that is the parent company of Seller ("GAINSCO") (collectively, "SELLERS"), Berkeley Management Corporation, a Texas corporation ("PURCHASER"), Liberty Mutual Insurance Company, a Massachusetts stock insurance company ("LIBERTY"), and the Company. This Release is executed and delivered pursuant to Section 1.6(j) of the Acquisition Agreement, in consideration of the execution, delivery and performance of the Acquisition Agreement by the parties thereto. Capitalized terms not otherwise defined herein have the meaning ascribed to such terms as set forth in the Acquisition Agreement.

The undersigned, for himself, his heirs, personal representatives, successors and assigns, does hereby release, acquit, discharge and covenant not to sue the Company, its officers, managers, members, owners, agents, attorneys, employees, successors and assigns, with respect to all past, present and future claims, expenses, losses, liabilities and obligations of any nature whatsoever (including, without limitation, rights to indemnification under or pursuant to any agreement, corporate document, or applicable law), whether accrued or contingent, known or unknown, whether sounding in contract, tort or otherwise, based in whole or in any material part upon facts and circumstances in existence as of the Closing Date.

The undersigned hereby resigns all positions with the Company, including his/her position as an officer or as a member of the Board of Directors of the Company, and as a member of any committees of the Board of Directors of the Company, effective as of [CLOSING DATE].

[PRESIDENT AND VICE PRESIDENT ONLY: The undersigned further releases any and all rights or interests he/she has had with respect to any proxies granted by the Company's policyholders.]

This Release may not be amended or terminated, and no provision hereof may be waived, absent a written agreement executed by the undersigned and the Company.

Executed to be effective the ______ day of ____________, 2002.


                                            _________________________________
                                            [LIST TITLE]

                                    EXHIBIT M
              Form of Opinions of Counsel for Purchaser and Liberty

                             ________________, 2002

OPINION OF COUNSEL FOR PURCHASER

GAINSCO, INC.
GAINSCO Service Corp.
500 Commerce Street
Fort Worth, Texas 76102

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 7.5 of the Acquisition Agreement dated ___, 2002 (the "Agreement"), among GAINSCO Service Corp., a Texas corporation ("Seller"), and GAINSCO, INC., a Texas corporation that is the parent company of Seller ("GAINSCO") (collectively, "Sellers"), Berkeley Management Corporation, a Texas corporation ("Purchaser"), Liberty Mutual Insurance Company, a Massachusetts stock insurance company ("Liberty"), and GAINSCO County Mutual Insurance Company, a Texas county mutual insurance company (the "Company"). Capitalized terms defined in the Agreement are used herein with the same meaning unless otherwise defined herein.

We have examined the documents listed in Exhibit "A" attached to this opinion letter (despite any contrary definition contained in the Agreement, the "TRANSACTION DOCUMENTS"). We have also examined those certificates and other documents listed in Exhibit "B" attached to this opinion letter (the "DUE DILIGENCE DOCUMENTS"). We have made no other investigations or inquiry.

We have made no special investigation or review of any laws, rules, regulations, judgments, decrees, franchises, certificates, permits or the like, other than a review of the Due Diligence Documents and the Included Laws, as defined below.

We have relied as to factual matters solely on the following, each of which we have assumed, without independent investigation, to be true, correct and complete: (i) Purchaser's representations and warranties set forth in the Transaction Documents, (ii) certificates of the officers of Purchaser, and (iii) the Due Diligence Documents.

We have been retained by Purchaser in connection with the transactions contemplated in the Agreement, and while we have no current actual knowledge of anything that would cause our opinion set forth below to be untrue, it is expressly acknowledged that we have not represented Purchaser prior to this engagement, and do not have knowledge of legal issues related to Purchaser's actions prior to that date.

You are hereby notified that (i) we do not consider you to be our client in the transaction to which this opinion letter relates, (ii) neither the Disciplinary Rules of the Code of Professional Responsibility governing members of the State Bar of Texas nor current case law clearly articulates the circumstances under which an attorney may give a legal opinion to a person other than the attorney's own client, (iii) a court might determine that it is improper for us to issue, and for you to rely upon, a legal opinion issued by us when we have acted as counsel to Purchaser in connection with its execution and delivery of the Agreement, and (iv) you may wish to obtain a legal opinion from your own legal counsel as to the matters addressed in this opinion letter. Furthermore,

GAINSCO, INC.
GAINSCO Service Corp.
Page 2
August 9, 2002


Purchaser has not waived, nor should anything be construed as a waiver of, the attorney-client privilege as to any communications between Purchaser and us (or any other legal counsel for Purchaser) or with respect to any attorney work product in connection with its execution and delivery of the Agreement or any other matter.

Based upon and subject to the foregoing and the other assumptions, qualifications, exceptions and limitations stated herein, we are of the opinion that:

1. Purchaser is a corporation, validly existing and in good standing under the laws of the state of Texas.

2. Purchaser has all requisite corporate power and authority to enter into and perform the Transaction Documents and all transactions and agreements contemplated therein.

3. The Transaction Documents and all transactions and agreements contemplated therein have been duly authorized, executed and delivered by Purchaser, and constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their terms.

Our opinions expressed herein are further qualified and limited as follows. These specific qualifications, limitations, exceptions and assumptions are in addition to and do not supersede or limit the qualifications and limitations contained elsewhere herein.

      A. We express no opinion as to the laws of any jurisdiction other than the Included Laws. We have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS"), other than a review of the Laws of the State of Texas. For purposes of this opinion, the term "INCLUDED LAWS" means the Laws described in the preceding sentence and specifically excludes (i) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof, (ii) Laws relating to land use, zoning and building code issues, taxes, ERISA, environmental issues, intellectual property Laws, securities Laws (including without limitation state securities and "blue sky"
Laws) and antitrust issues.

      B. This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to Purchaser, or any other person or entity, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

GAINSCO, INC.
GAINSCO Service Corp.
Page 3
August 9, 2002


      C. The opinion expressed in Paragraph 1 above is given solely on the basis of the Good Standing Certificate listed in Exhibit "B", item 3 and speaks only as of the date indicated thereon rather than as of the date hereof. Such opinion is limited to the meaning ascribed to such certificates by each applicable State agency and applicable law.

      D. We express no opinion as to (i) the financial condition or solvency of Purchaser, (ii) the ability (financial or otherwise) of Purchaser or any other party to meet their respective obligations under the Transaction Documents, and
(iii) the compliance of the Transaction Documents or the transactions contemplated thereby with, or as to the effect on any of the foregoing of, antifraud provisions of the federal and state securities laws, rules and regulations.

      E. This letter is solely for the benefit of Sellers, and no other persons or entities shall be entitled to rely upon this letter. Without our prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other person or entity, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file, (iii) use hereof in any legal proceeding arising out of the transactions contemplated by the Transaction Documents filed by an addressee hereof against this law firm or in which any addressee hereof is a defendant, and (iv) after written notice to this law firm, use hereof in any legal proceeding arising out of the transactions contemplated by the Transaction Documents filed against any addressee hereof.

      F. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

      G. We render no opinion with respect to the accuracy or adequacy of any disclosure made by Purchaser to you, including, without limitation, any representations, warranties or exhibits to the Agreement. We render no opinion with respect to compliance with any state securities or blue sky statutes or regulations.

      H. The opinions expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally including court decisions interpreting such Laws;
(ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the power of the courts to award damages in lieu of equitable remedies; and (iv) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

Sincerely,

GAINSCO, INC.
GAINSCO Service Corp.
Page 4
August 9, 2002


AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                   EXHIBIT "A"

                              TRANSACTION DOCUMENTS

      In our capacity as counsel for Purchaser, we have examined the originals, copies or forms, certified or otherwise identified to our satisfaction, of the following documents:

      1.    the Agreement; and

      2. the Assignment Agreement by and among Sellers, Purchaser, Liberty and the Company.

                                   EXHIBIT "B"

                             DUE DILIGENCE DOCUMENTS

      1.    Articles of Incorporation of Purchaser.

      2.    Bylaws of Purchaser.

      3. Texas Certificate of Good Standing and Existence for Purchaser dated ____________, 2002.

      4.    Officer's Certificate in the form of Exhibit "C".

                                   EXHIBIT "C"

                         BERKELEY MANAGEMENT CORPORATION
                               A TEXAS CORPORATION

                              OFFICER'S CERTIFICATE

      The undersigned does hereby certify to Akin, Gump, Strauss, Hauer & Feld, L.L.P. that:

      1. I am a duly elected, acting and qualified officer of Berkeley Management Corporation, a Texas corporation ("PURCHASER"), and am familiar with the facts herein certified and am duly authorized to certify the same.

      2. I am familiar with the Acquisition Agreement dated _________________, 2002, by and among Purchaser, and the other parties thereto (the "AGREEMENT").

      3. Attached hereto as Exhibit "A" is a true, correct and complete copy of the Articles of Incorporation of Purchaser, which Articles of Incorporation have not been modified or amended, except as reflected therein, and which remain in full force and effect as the date hereof.

      4. Attached hereto as Exhibit "B" is a true, correct and complete copy of the Bylaws of Purchaser, which Bylaws have not been modified or amended, except as reflected therein, and which remain in full force and effect as the date hereof.

      5. Attached hereto as Exhibit "C" is a true, correct and complete copy of the resolutions of the board of directors of Purchaser regarding the Agreement and the transactions contemplated therein.

      IN WITNESS WHEREOF, the undersigned has executed this certificate as of ___________________, 2002.

                                   BERKELEY MANAGEMENT CORPORATION


                                   By: _______________________________________
                                   Printed Name: _____________________________
                                   Title: ____________________________________

                             ________________, 2002

OPINION OF COUNSEL FOR LIBERTY

GAINSCO, INC.
GAINSCO Service Corp.
500 Commerce Street
Fort Worth, Texas 76102

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 7.5 of the Acquisition Agreement dated ___, 2002 (the "Agreement"), among GAINSCO Service Corp., a Texas corporation ("Seller"), and GAINSCO, INC., a Texas corporation that is the parent company of Seller ("GAINSCO") (collectively, "Sellers"), Berkeley Management Corporation, a Texas corporation ("Purchaser"), Liberty Mutual Insurance Company, a Massachusetts stock insurance company ("Liberty"), and GAINSCO County Mutual Insurance Company, a Texas county mutual insurance company (the "Company"). Capitalized terms defined in the Agreement are used herein with the same meaning unless otherwise defined herein.

I have examined the documents listed in Exhibit "A" attached to this opinion letter (despite any contrary definition contained in the Agreement, the "TRANSACTION DOCUMENTS"). I have also examined those certificates and other documents listed in Exhibit "B" attached to this opinion letter (the "DUE DILIGENCE DOCUMENTS"). I have made no other investigations or inquiry.

I have made no special investigation or review of any laws, rules, regulations, judgments, decrees, franchises, certificates, permits or the like, other than a review of the Due Diligence Documents and the Included Laws, as defined below.

I have relied as to factual matters solely on the following, each of which I have assumed, without independent investigation, to be true, correct and complete: (i) Liberty's representations and warranties set forth in the Transaction Documents, (ii) certificates of the officers of Liberty, and (iii) the Due Diligence Documents.

You are hereby notified that (i) I do not consider you to be my client in the transaction to which this opinion letter relates, (ii) neither applicable rules of professional conduct governing members of the Board of Bar Overseers of The Commonwealth of Massachusetts nor current case law clearly articulates the circumstances under which an attorney may give a legal opinion to a person other than the attorney's own client, (iii) a court might determine that it is improper for me to issue, and for you to rely upon, a legal opinion issued by me when I have acted as counsel to Liberty in connection with its execution and delivery of the Agreement, and (iv) you may wish to obtain a legal opinion from your own legal counsel as to the matters addressed in this opinion letter. Furthermore, Liberty has not waived, nor should anything be construed as a waiver of, the attorney-client privilege as to any communications between Liberty and me (or any other legal counsel for Liberty) or with respect to any attorney work product in connection with its execution and delivery of the Agreement or any other matter.

Based upon and subject to the foregoing and the other assumptions, qualifications, exceptions and limitations stated herein, I am of the opinion that:

1. Liberty is a corporation, validly existing and in good standing under the laws of The Commonwealth of Massachusetts.

2. Liberty has all requisite corporate power and authority to enter into and perform the Transaction Documents and all transactions and agreements contemplated therein.

3. The Transaction Documents and all transactions and agreements contemplated therein have been duly authorized, executed and delivered by Liberty, and constitute valid and binding obligations of Liberty, enforceable against Liberty in accordance with their terms.

The opinions expressed herein are further qualified and limited as follows. These specific qualifications, limitations, exceptions and assumptions are in addition to and do not supersede or limit the qualifications and limitations contained elsewhere herein.

      A. I express no opinion as to the laws of any jurisdiction other than the Included Laws. I have made no special investigation or review of any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS"), other than a review of the Laws of The Commonwealth of Massachusetts. For purposes of this opinion, the term "INCLUDED LAWS" means the Laws described in the preceding sentence and specifically excludes (i) Laws of any counties, cities, towns, municipalities and special political subdivisions and any agencies thereof, (ii) Laws relating to land use, zoning and building code issues, taxes, ERISA, environmental issues, intellectual property Laws, securities Laws (including without limitation state securities and "blue sky" Laws) and antitrust issues.

      B. This letter and the matters addressed herein are as of the date hereof or such earlier date as is specified herein, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to Liberty, or any other person or entity, or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

      C. The opinion expressed in Paragraph 1 above is given solely on the basis of the Certificates listed in Exhibit "B", item 3, and speaks only as of the date indicated thereon rather than as of the date hereof. Such opinion is limited to the meaning ascribed to such certificates by each applicable State agency and applicable law.

      D. I express no opinion as to (i) the financial condition or solvency of Liberty, (ii) the ability (financial or otherwise) of Liberty or any other party to meet their respective obligations under the Transaction Documents, and (iii) the compliance of the Transaction Documents or the transactions contemplated thereby with, or as to the effect on any of the foregoing of, antifraud provisions of the federal and state securities laws, rules and regulations.

      E. This letter is solely for the benefit of Sellers, and no other persons or entities shall be entitled to rely upon this letter. Without my prior written consent, this letter may not be quoted in whole or in part or otherwise referred to in any document and may not be furnished or otherwise disclosed to or used by any other person or entity, except for (i) delivery of copies hereof to counsel for the addressees hereof, (ii) inclusion of copies hereof in a closing file, and (iii) after written notice to me, use hereof in any legal proceeding arising out of the transactions contemplated by the Transaction Documents filed against any addressee hereof.

      F. I render no opinion with respect to the accuracy or adequacy of any disclosure made by Liberty to you, including, without limitation, any representations, warranties or exhibits to the Agreement. I render no opinion with respect to compliance with any state securities or blue sky statutes or regulations.

      G. The opinions expressed in this letter are subject to and qualified and limited by: (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally including court decisions interpreting such Laws;
(ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); (iii) the power of the courts to award damages in lieu of equitable remedies; and (iv) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

Sincerely,

                                   EXHIBIT "A"

                              TRANSACTION DOCUMENTS

      In my capacity as counsel for Liberty, I have examined the originals, copies or forms, certified or otherwise identified to our satisfaction, of the following documents:

      1.    the Agreement; and

      2. the Assignment Agreement by and among Sellers, Purchaser, Liberty and the Company.

                                   EXHIBIT "B"

                             DUE DILIGENCE DOCUMENTS

      1. Articles of Incorporation of Liberty.

      2. Bylaws of Liberty.

      3. Certificate of Legal Existence for Liberty dated ____________, 2002, from the Secretary of The Commonwealth of Massachusetts and a Certificate of Compliance dated _____________, 2002, from the Division of Insurance of The Commonwealth of Massachusetts.

                                    EXHIBIT N
                           Form of Attornment Letters

                                 July ____, 2002

Liberty Mutual Insurance Company
Berkeley Management Corporation
175 Berkeley Street
Boston, Massachusetts 02117

      Re: Acquisition Agreement between GAINSCO Service Corp. and GAINSCO, Inc. ("Sellers"), Berkeley Management Corporation ("Purchaser") and Liberty Mutual Insurance Company ("Liberty") regarding the Acquisition of Control of GAINSCO County Mutual Insurance Company (the "Company") dated July ___, 2002 (the "Acquisition Agreement")

Dear Sirs:

      The undersigned are duly authorized representatives of OMNI Insurance Company ("OMNI") and Omni General Agency, Inc. ("OMNI MGA"), and they provide this letter with the understanding that it will be relied upon by Purchaser and Liberty in consummating the transactions contemplated in the Acquisition Agreement. OMNI and OMNI MGA acknowledge the receipt and sufficiency of good and valuable consideration in exchange for the covenants and agreements provided herein.

      OMNI and the Company are parties to a 100% Quota Share Reinsurance Agreement dated as of July 24, 1995, as amended (the "Reinsurance Agreement"). The Reinsurance Agreement reinsures all business produced by OMNI MGA, a wholly owned subsidiary of OMNI Insurance Company, pursuant to the terms of that certain Agency Agreement dated July 24, 1995 (the "General Agency Agreement"). The financial obligations of OMNI under the Reinsurance Agreement are secured by the terms of a certain Trust Agreement dated August 8, 1995, which was amended and restated as of May ___, 2002 (the "Trust Agreement"). The financial obligations of OMNI MGA are guaranteed by OMNI Insurance Company pursuant to a letter of guaranty dated July 13, 1995 (the "Guaranty"). The Reinsurance Agreement, the General Agency Agreement, the Guaranty and the Trust Agreement are referred to herein as the "Fronting Agreements."

      OMNI and OMNI MGA agree that the transactions contemplated in the Acquisition Agreement shall have no effect upon the financial security and guarantees provided by or on behalf of OMNI and/or OMNI MGA in connection with the Reinsurance Agreement and the General Agency Agreement. From the date of the consummation of the transactions contemplated in the Acquisition Agreement, the Company shall continue to have the same rights, remedies, interests, and obligations under the Fronting Agreements, and OMNI and OMNI MGA shall continue to honor and perform any and all terms, conditions, covenants and agreements contained in the Fronting Agreements. OMNI and OMNI MGA further acknowledge that the Fronting Agreements are and shall remain in full force and effect, valid and enforceable against the parties in accordance with their terms, notwithstanding the consummation of the transactions contemplated in the Acquisition Agreement, and without prejudice to, or causing any adverse effect upon, the rights of the Company under or with respect to its rights, remedies and interests under the Fronting Agreements. Furthermore, the change of the Company's name, the amendment of its charter and bylaws, as well as the assignment of the Management Contract pertaining to the Company, shall have no effect upon the Company's rights, remedies, interests and obligations under the Fronting Agreements.

      To OMNI's and OMNI MGA's knowledge, the Company is not in default of any provision of the Fronting Agreements and has committed no breach or repudiation with respect thereto. Notwithstanding Section VII.I. thereof, nor any other term to the contrary set forth therein, the General Agency Agreement has remained continuously in effect from July 24, 1995, as amended on April 1, 1996, through January 31, 2002, when it was terminated in accordance with its terms. All terms, conditions, covenants and agreements of the General Agency Agreement remained valid and enforceable against the parties thereto through January 31, 2002, and all such terms, conditions, covenants and agreements which were to survive the termination of such agreement (as required by the terms thereof) remain valid and enforceable against the parties thereto as of the date hereof. OMNI MGA agrees that, in no event, nor under any circumstances, shall it claim or assert that the General Agency Agreement terminated, was cancelled or expired prior to January 31, 2002.

      OMNI and OMNI MGA acknowledge that neither they nor any of their officers, directors, agents, employees or representatives have any rights or interests with respect to the management and control of the Company nor with respect to any voting interest pertaining to the affairs of the Company. Furthermore, the Company's applications for insurance utilized by OMNI and OMNI MGA or their agents or representatives include a proxy granting to the President or Vice President of the Company the right to vote on behalf of the policyholder at any meeting of the policyholders of the Company. Each policyholder solicited by OMNI, OMNI MGA, or their agents or representatives has signed such an application. Upon request by the Company or Purchaser, OMNI shall produce copies of all proxies granted by the policyholders solicited by OMNI, OMNI MGA or their agents or representatives.

      The statements made herein are made as of the date first set forth above for the benefit of Purchaser and Liberty. The statements may not be used or relied upon by any other person or entity.

                                     Sincerely,


                                     OMNI INSURANCE COMPANY

                                     By: __________________________________
                                     Name: ________________________________
                                     Title: _______________________________


                                     OMNI GENERAL AGENCY, INC.

                                     By: __________________________________
                                     Name: ________________________________
                                     Title: _______________________________


ACCEPTED:

GAINSCO COUNTY MUTUAL INSURANCE COMPANY

By: __________________________________
Name: ________________________________
Title: _______________________________

                                 July ____, 2002

Liberty Mutual Insurance Company
Berkeley Management Corporation
175 Berkeley Street
Boston, Massachusetts 02117

      Re: Acquisition Agreement between GAINSCO Service Corp. and GAINSCO, Inc. ("Sellers"), Berkeley Management Corporation ("Purchaser") and Liberty Mutual Insurance Company ("Liberty") regarding the Acquisition of Control of GAINSCO County Mutual Insurance Company (the "Company") dated July ___, 2002 (the "Acquisition Agreement")

Dear Sirs:

      The undersigned are duly authorized representatives of Metropolitan Property and Casualty Insurance Company ("Met P&C") and Met P&C Managing General Agency, Inc. ("Met MGA"), and they provide this letter with the understanding that it will be relied upon by Purchaser and Liberty in consummating the transactions contemplated in the Acquisition Agreement. Met P&C and Met MGA acknowledge the receipt and sufficiency of good and valuable consideration in exchange for the covenants and agreements provided herein.

      Met P&C and the Company are parties to a 100% Quota Share Reinsurance Agreement dated as of May 1, 1996, as amended (the "Reinsurance Agreement"). The Reinsurance Agreement reinsures all business produced by Met MGA, a wholly owned subsidiary of Met P&C, pursuant to the terms of that certain Managing General Agency Agreement dated May 1, 1996 (the "General Agency Agreement"). The financial obligations of Met P&C under the Reinsurance Agreement are secured by a certain Letter of Credit issued by Chase Manhattan Bank, N.A. dated April 25, 1996, as amended (the "Letter of Credit"). The obligations of Met MGA are guaranteed by Met P&C pursuant to that certain Guaranty and Indemnity Agreement dated April 24, 1996 (the "Guaranty"). The Reinsurance Agreement, the General Agency Agreement, the Guaranty and the Letter of Credit are referred to herein as the "Fronting Agreements."

      Met P&C and Met MGA agree that the transactions contemplated in the Acquisition Agreement shall have no effect upon the financial security and guarantees provided by or on behalf of Met P&C and/or Met MGA in connection with the Reinsurance Agreement and the General Agency Agreement. From the date of the consummation of the transactions contemplated in the Acquisition Agreement, the Company shall continue to have the same rights, remedies, interests, and obligations under the Fronting Agreements, and Met P&C and Met MGA shall continue to honor and perform any and all terms, conditions, covenants and agreements contained in the Fronting Agreements. Met P&C and Met MGA further acknowledge that the Fronting Agreements are and shall remain in full force and effect, valid and enforceable against the parties in accordance with their terms, notwithstanding the consummation of the transactions contemplated in the Acquisition Agreement, and without prejudice to, or causing any adverse effect upon, the rights of the Company under or with respect to its rights, remedies and interests under the Fronting Agreements. Furthermore, the change of the Company's name, the amendment of its charter and bylaws, as well as the assignment of the Management Contract pertaining to the Company, shall have no effect upon the Company's rights, remedies, interests and obligations under the Fronting Agreements.

      To Met P&C's and Met MGA's knowledge, the Company is not in default of any provision of the Fronting Agreements and has committed no breach or repudiation with respect thereto. Notwithstanding Section VII.I. thereof, nor any other term to the contrary set forth therein, the General Agency Agreement has remained continuously in effect from May 1, 1996 to the present, and the parties agree it shall continue in force until terminated in accordance with Section V, subsections A through E thereof. All terms, conditions, covenants and agreements of the General Agency Agreement remain valid and enforceable against the parties thereto. Met MGA agrees that, in no event, nor under any circumstances, shall it claim or assert that the General Agency Agreement has terminated, was cancelled or has expired prior to the date hereof. The Letter of Credit was validly extended for additional periods and now expires as of April 25, 2003.

      Met P&C and Met MGA acknowledge that neither they nor any of their officers, directors, agents, employees or representatives have any rights or interests with respect to the management and control of the Company nor with respect to any voting interest pertaining to the affairs of the Company. Furthermore, the Company's applications for insurance utilized by Met P&C and Met MGA or their agents or representatives include a proxy granting to the President or Vice President of the Company the right to vote on behalf of the policyholder at any meeting of the policyholders of the Company. At least ninety percent (90%) of all policyholders solicited by Met P&C, Met MGA, or their agents or representatives, which own or hold an in-force policy of the Company as of the date hereof, have signed such an application granting the proxy described above. Upon request by the Company or Purchaser, Met P&C shall produce copies of all proxies granted by the policyholders solicited by Met P&C, Met MGA or their agents or representatives.

      The statements made herein are made as of the date first set forth above for the benefit of Purchaser and Liberty. The statements may not be used or relied upon by any other person or entity.

                                     Sincerely,


                                     METROPOLITAN PROPERTY AND CASUALTY
                                     INSURANCE COMPANY

                                     By: __________________________________
                                     Name: ________________________________
                                     Title: _______________________________


                                     MET P&C MANAGING GENERAL AGENCY, INC.
                                     By: __________________________________
                                     Name: ________________________________
                                     Title: _______________________________


ACCEPTED:

GAINSCO COUNTY MUTUAL INSURANCE COMPANY

By: __________________________________
Name: ________________________________
Title: _______________________________

                                    EXHIBIT O
                            Form of Escrow Agreement

                                ESCROW AGREEMENT

      This Escrow Agreement (this "Agreement") is made as of the ___ day of ______, 2004 (the "Effective Date") by and among GAINSCO Service Corp., a Texas corporation ("Seller"), and GAINSCO, INC., a Texas corporation that is the parent company of Seller ("GAINSCO") (collectively, "Sellers"), Berkeley Management Corporation, a Texas corporation ("Purchaser") and _________________ (the "Escrow Agent").

      WHEREAS, Sellers, Purchaser, Liberty and GAINSCO County Mutual Insurance Company, a Texas county mutual insurance company (the "Company") entered into an Acquisition Agreement (the "Acquisition Agreement") effective as of _______, 2002, pursuant to which, among other things, (i) Purchaser is obligated to make certain Post Closing Payments to Seller; (ii) Sellers have agreed to indemnify the Purchaser Indemnified Parties with respect to certain matters, and (iii) Purchaser may, under certain circumstances and from time to time beginning after the second anniversary of the Closing Date, offset its obligation to make a Post Closing Payment against a Loss incurred by the Purchaser Indemnified Parties for which they are entitled to indemnification pursuant to the terms of the Acquisition Agreement by depositing all or a portion of a Post Closing Payment (in an amount equal to the amount of the Loss alleged to have been incurred by the Purchaser Indemnified Parties) that otherwise would be payable to Seller into an escrow account to be held by the Escrow Agent (the "Escrow Account"), all as more particularly set forth in the Acquisition Agreement; and

      WHEREAS, the parties hereto desire to establish the Escrow Account and to make certain provisions related thereto.

      NOW, THEREFORE, the undersigned hereby agree as follows:

                                    ARTICLE I
                              TERMS AND CONDITIONS

      1.1 ESTABLISHMENT OF ESCROW ACCOUNT. The parties hereto hereby establish the Escrow Account with the Escrow Agent. Any amounts that may be deposited into the Escrow Account by Purchaser from time to time, if any, are referred to herein as the "Escrowed Funds".

      1.2 TREATMENT OF ESCROWED FUNDS. The monies constituting the Escrowed Funds shall be deposited from time to time and maintained in a segregated, interest-bearing account pursuant to the terms of this Agreement.

      1.3 INTEREST. Any and all interest earned with respect to the Escrowed Funds while in the Escrow Account shall be the property of Purchaser, and shall be paid to Purchaser upon the final disposition of the Escrowed Funds. Nothing in this Section shall be construed to limit Purchaser's obligations to pay Sellers interest under Article VIII of the Acquisition Agreement.

      1.4 ESCROW PROCEDURE. The Escrow Agent is hereby authorized and directed to deliver the Escrowed Funds only (i) pursuant to the joint written instructions of GAINSCO and Purchaser, or their successors, or (ii) to any of the undersigned in accordance with the terms of a final order, judgment, or decree of any court of competent jurisdiction, or binding arbitration panel (if applicable), which may be filed, entered, or issued.

      1.5 TERMINATION. This Agreement shall terminate automatically upon the later to occur of (i) the date Purchaser's obligation to make Post Closing Payments pursuant to the Acquisition Agreement terminates and (ii) the date all the Escrowed Funds deposited into the Escrow Account, if any, are disbursed.

                                   ARTICLE II
                          PROVISIONS AS TO ESCROW AGENT

      2.1 LIMITATION OF ESCROW AGENT'S CAPACITY.

            A. This Agreement expressly and exclusively sets forth the duties of Escrow Agent with respect to any and all matters pertinent hereto, and no implied duties or obligations shall be read into this Agreement against Escrow Agent. This Agreement constitutes the entire agreement among the Escrow Agent and the other parties hereto in connection with the subject matter of this escrow, and no other agreement entered into among the parties, or any of them, shall be considered as adopted or binding, in whole or in part upon the Escrow Agent notwithstanding that any such other agreement may be deposited with the Escrow Agent or the Escrow Agent may have knowledge thereof.

            B. Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Agreement or any part thereof, or for the form of execution thereof, or for the identify or authority of any person executing or depositing such subject matter except as provided in Section 1.4 hereof. Escrow Agent shall in no way be responsible for notifying, nor shall it be its duty to notify, any party hereto or any other party interested in this Agreement of any payment required or maturity occurring under this Agreement or under the terms of any instrument deposited herewith.

      2.2 AUTHORITY TO ACT.

            A. Escrow Agent is hereby authorized and directed by the undersigned to deliver the Escrowed Funds only in accordance with the provisions of
      Article I of this Agreement.

            B. In the event that Escrow Agent shall, in good faith, be in doubt as to what action it should take hereunder, Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such doubt exists, and in any such event, Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and Escrow Agent shall be entitled to continue to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all disagreements shall have been resolved and all doubt resolved by agreement among all of the interested persons, and

      Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent shall obey the order, judgment, decree or levy of any court, whether with or without jurisdiction, or of any agency of the United States or any political subdivision thereof, or of any agency of the State of Texas or of any political subdivision thereof. The rights of Escrow Agent under this sub-paragraph are cumulative of all other rights which it may have by law or otherwise.

            C. In the event that any controversy should arise among the parties with respect to this Agreement, or should the Escrow Agent resign and the parties fail to select another Escrow Agent to act in its stead, the Escrow Agent shall have the right to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties.

      2.3 COMPENSATION/INDEMNIFICATION.

            A. Escrow Agent shall be entitled to compensation as set forth in Exhibit "A" attached hereto and incorporated herein (the "Fee") as well as reimbursement for its reasonable costs and expenses incurred in connection with the performance by it of service under this Agreement (including reasonable fees and expenses of Escrow Agent's counsel). The Fee shall be paid by Purchaser and Seller, split equally between them. All reimbursements for Escrow Agent's reasonable costs and expenses as set forth in the immediately preceding sentence shall be paid by Purchaser and Seller, split equally between them.

            B. The parties to this Agreement (other than Escrow Agent) hereby jointly and severally agree to indemnify and hold Escrow Agent harmless from all losses, costs, claims, demands, expenses, damages, and attorney's fees suffered or incurred by Escrow Agent as a result of anything which it may do or refrain from doing in connection with this Agreement or any litigation or cause of action arising from or in conjunction with this Agreement or involving the Escrowed Funds, except that this indemnification shall not apply to the willful misconduct or gross negligence of the Escrow Agent. This indemnity shall include, but not be limited to, all costs incurred in conjunction with any interpleader action brought by the Escrow Agent regarding this Agreement.

      2.4 MISCELLANEOUS.

            A. Escrow Agent may resign at any time by giving sixty (60) days prior written notice to the other parties hereto, whereupon the other parties hereto will immediately appoint a successor Escrow Agent.

            B. All representations, covenants, and indemnification obligations contained in this Article II shall survive the termination of this Agreement.

                                   ARTICLE III
                               GENERAL PROVISIONS

      3.1 NOTICE. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made, if delivered personally or transmitted by telex or telecopy (if also sent by certified mail or overnight delivery service), on the date so delivered or transmitted, if sent by Federal Express or other reputable national overnight carrier, on the next business day after the date so sent, or if mailed by registered or certified mail (postage prepaid, return receipt requested), on the fifth business day after the date so mailed, to the parties at the following addresses:

      (a)   If to Sellers, at:

                        GAINSCO Service Corp.
                        500 Commerce Street
                        Fort Worth, Texas 76102
                        Attn: Glenn W. Anderson
                        Facsimile: (817) 338-1454
                        Telephone: (817) 336-2500

      With a copy to:
                        GAINSCO, INC.
                        500 Commerce Street
                        Fort Worth, Texas 76102
                        Attn: Glenn W. Anderson
                        Facsimile: (817) 338-1454
                        Telephone: (817) 336-2500

      in either case, with a copy to:

                        Jackson Walker L.L.P.
                        901 Main Street, Suite 6000
                        Dallas, Texas 75202
                        Attn: Byron F. Egan
                        Facsimile: (214) 953-5822
                        Telephone: (214) 953-5727

      (b) If to Purchaser, at:

                        Berkeley Management Corporation
                        175 Berkeley Street
                        Boston, Massachusetts 02117
                        Attn: General Counsel
                        Facsimile: (617) 574-5830
                        Telephone: (617) 357-9500

      With a copy to:

                        Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                        300 W. 6th Street, Suite 2100
                        Austin, TX 78701
                        Attn: Barry Senterfitt
                        Facsimile: (512) 703-1112
                        Telephone: (512) 499-6216

      (b) If to Escrow Agent, at:

or to such other persons or at such other addresses as shall be furnished by any party by notice in the manner provided above to the others.

      3.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Texas without regard to its laws relating to choice of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in the courts of the State of Texas, County of Dallas, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Texas, Dallas Division, and each party hereto consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

      3.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      3.4 AMENDMENT. The terms of this Agreement may be altered, amended, modified or revoked only by an instrument in writing signed by all of the parties hereto.

      3.5 USE OF TERMS. Any terms used but not otherwise defined in this Agreement are used with the same meaning as in the Acquisition Agreement.

      3.6 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein. This Agreement is not intended to confer and shall not confer upon any Person not a party hereof (and their successors and assigns permitted hereby) any rights or remedies hereunder.

      3.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      EXECUTED as of the Effective Date.


                                        GAINSCO, INC.

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________


                                        GAINSCO SERVICE CORP.

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________


                                        BERKELEY MANAGEMENT CORPORATION

                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________


      Escrow Agent hereby accepts its appointment as Escrow Agent as described in the foregoing Agreement, subject to the terms and conditions set forth therein.


                                        By: __________________________________
                                        Name: ________________________________
                                        Title: _______________________________

                                  SCHEDULE 1.5
                            Pro Forma Balance Sheet


ASSETS

         Guaranty funds receivable or on deposit*                                                 33,708
         Premium tax receivable                                                                   41,271
                                                                                              ----------
                  Total Assets                                                                $   74,979


LIABILITIES                                                                                   $        0


SURPLUS AS REGARDS POLICYHOLDERS                                                              $   74,979

----------

* Calculated as the net present value of the guaranty funds receivable or on deposit (after deduction of any year 2002 amounts which are due to, or which could become payable to, Metropolitan, OMNI or GAIC or any of its affiliates) using a 10% discount rate and a 10 year life of the credits available.

Note: Balances are as of June 30, 2002

                                  SCHEDULE 2.9
                           Texas Department Statements



                                      None

                                  SCHEDULE 2.11
                      Absence of Certain Changes of Events


(a)      None

         None

(b) None, other than 4.2(t) in the normal course of runoff of the commercial insurance business and business written by the Third Party Fronting Arrangements

                                  SCHEDULE 2.12
                              Compliance with Laws


                                      None
                                      None
                                      None

                                 SCHEDULE 2.13
                                  Tax Matters

(a)  none

(b)  Federal --

     o Year 2000 Form 1120-PC - U.S. Property and Casualty Insurance Company Income Tax Return, along with related forms and schedules

     o Year 1999 Form 1120-PC - U.S. Property and Casualty Insurance Company Income Tax Return, along with related forms and schedules

     o Year 1998 Form 1120-PC - U.S. Property and Casualty Insurance Company Income Tax Return, along with related forms and schedules

     State - none

     Local - none

     Foreign - none

(c)  none

                                 SCHEDULE 2.14
                       Absence of Undisclosed Liabilities

                                      None

                                 SCHEDULE 2.17
             Trademarks, Software, Patents, Copyrights and Know-How

                                      None

                                 SCHEDULE 2.19
                         Compliance with Insurance Laws

Application in process for required county mutual Fidelity Bond payable to the Commissioner of Insurance of Texas on behalf of GAINSCO County Mutual Insurance Company

                                 SCHEDULE 2.20
                                   Litigation

In the normal course of its operations, the Company has been named as defendant in various legal actions seeking payments for claims denied by the Company and other monetary damages. In the opinion of the Company's management the ultimate liability, if any, resulting from the disposition of these claims will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                                 SCHEDULE 2.21
                                   Contracts

* o Investment Management Agreement for GAINSCO County Mutual Insurance Company, dated October 4, 1999, by and between Goff Moore Strategic Partners, L.P. and GAINSCO County Mutual Insurance Company
      Policy Letter dated March 7, 2002, issued pursuant to above agreement

* o Restated Pledge Agreement, dated February 27, 2002 by GAINSCO Service Corp. in favor of Bank One, N.A.

* o Restated Security Agreement, dated February 27, 2002 by GAINSCO Service Corp. in favor of Bank One, N.A.

* o Confirmation of Pledge by Maker, dated February 27, 2002 from GAINSCO County Mutual Insurance Company to Bank One, N.A.

   o Trust Agreement, by and between GAINSCO County Mutual Insurance Company, Omni Insurance Company and The Northern Trust Company, dated August 8, 1995

   o Indemnification Letter, for the benefit of GAINSCO County Mutual Insurance Company from Omni Insurance Company, dated July 13, 1995

   o Indemnification Letter, for the benefit of GAINSCO County Mutual Insurance Company from Omni Insurance Group, Inc., dated July 13, 1995

   o Managing General Agency Agreement, between Met P&C Managing General Agency, Inc. and GAINSCO County Mutual Insurance Company, dated effective May 1, 1996

   o Guaranty and Indemnity Agreement, between GAINSCO County Mutual Insurance Company and Metropolitan Property and Casualty Insurance Company, dated April 24, 1996

   o Indemnification Letter, for the benefit of GAINSCO County Mutual Insurance Company from Eastern Atlantic Insurance Company, dated August 4, 1995, as amended

   o Guaranty and Indemnity Agreement, between GAINSCO County Mutual Insurance Company and George A. Parmer (an individual), dated August 4, 1995, as amended

   o General Agency-Company Agreement, GAINSCO County Mutual Insurance Company and MGA Agency, Inc.

* o General Agency Agreements between GAINSCO County Mutual Insurance Company and general agents previously writing commercial business:

        4219  Financial Guarantee Underwriters, Inc.

        4223  The Parks Group, Inc.

        4242  Leicht & Assoc., Inc. dba Leicht General Agency

        4254  Metro General Agency, Inc.

        4259  RMI International, Inc.

        4281  Western Surplus Lines, Inc.

        4298  Diversified Insurance Management, Inc.

----------
* Indicates agreement will not survive Closing

                                 SCHEDULE 2.22
                            Insurance Contract Forms

See Attached Schedules:
 GAINSCO County Mutual Insurance Company -- Business Auto
 GAINSCO County Mutual Insurance Company -- Garage
 GAINSCO County Mutual Insurance Company -- Farm Inland Marine
 Metropolitan Property and Casualty Insurance Company Fronting Program --
  Personal Auto
 Omni Insurance Company Fronting Program -- Personal Auto

                       SCHEDULE OF FORMS AND ENDORSEMENTS

                                                        Schedule 2.22 Attachment

            GAINSCO County Mutual Insurance Company - Business Auto

POLICY NUMBER:                                                NAMED INSURED
SPECIMEN AUTO

-------------------------------------------------------------------------------------------------
Form/Endorsement No./Edition Date                             Form/Endorsement No./Edition Date
TBA(D) PART 2 (04/89)    BUSINESS AUTO COV DEC               UND74 (01/93)      NOTICE-AUTO THEFT PREV-TX
TE9976B (03/92)          FLEET SCHEDULE                      GBA0001 (04/01)    Declarations
CA190 - (X) (12/90)      SCHEDULE OF COVERED AUTOS           UND-73 (01/93)     Texas Important Notice
BA145 (08/00)            CHANGE IN AUTO ENDT                 GAJ0001 (01/93)    Policy Jacket
BA129 (01/93)            NOTICE - NAMED DRIVER EXCL          GAFMQCS (11/01)    Quality Control Sheet
GCM-PROXY (05/97)        NOTICE OF PROXY                     BA104-TX           Application
TE0001 (3/92)            BUSINESS AUTO COV FORM              BA105-TX (06/94)   Rating Worksheet
TE00398 (12/92)          AMENDATORY ENDORSEMENT
TE0040A (03/98)          AMENDATORY ENDORSEMENT - TX
TE0202A (03/92)          TX CANCELLATION PROVISION
TE0238A (03/92)          REINSTATEMENT OF INSURANCE
TE024A (03/92)           SUSPENSION OF INSURANCE
TE3018 (03/92)           DEDUCTIBLE LIAB INS
TE0401C (03/92)          PERSONAL INJURY PROT END
TE0406B (03/92)          MEXICO COV-LIMITED
TE04090 (05/94)          UNINSURED/UNDERINSURED INS
TE2001A (03/92)          ADDITIONAL INSURED-LESSOR
TE2005A (03/92)          DRIVE-AWAY CONTRACTORS
TE2008 (03/92)           FARM TRACTORS & FARM TRACTORS EQ
TE2009C (03/92)          LEASING OR RENTAL CONCERN-CONT
TE2011B (03/92)          LEASING OR RENTAL CONCERNS
TE2012A (03/92)          LEASING OR RENTAL CONCERNS-RENT
TE2013A (03/92)          LEASING OR RENTAL CONCERNS-SCHED
TE2014B (03/92)          LEASING OR RENTAL CONCERNS-EXCES
TE2015A (03/92)          MOBILE EQUIPMENT
TE2018 (03/92)           PROF SERVICES NOT COVERED
TE2027A (03/92)          REG PLATES NOT ISSUED FOR A SPEC
TE2046A (03/92)          CHANGES IN TRANSFER
TE2303 (03/92)           MULTI-PURPOE EQUIPMENT
TE2304 (03/92)           ROLLING STORES
TE2305 (03/92)           WRONG DELIVERY OF LIQUID PRODU
TE2309 (03/92)           TRUCKERS-INS FOR NON-TRUCKING
TE2313 (03/92)           TRAILER INTERCHANGE
TE2316A (03/92)          FORM F-MOTOR CARRIER
TE2320D (03/92)          TRUCKERS ENDORSEMENT
TE2325A (03/92)          AMUSEMENT DEVICES MOUNTED ON A
TE2326A (03/92)          LIQUIFIED PETROLEUM GAS LICENS
TE2330C (02/96)          TX FORM F-1
TE2402 (03/92)           PUBLIC TRANSPORTATION AUTOS
TE2409A (03/92)          PUBLIC AUTO-PASSENGER HAZARD EXC
TE99018 (03/92)          ADDITIONAL INSURED
TE9903B (03/92)          AUTO MEDICAL PAYMENTS
TE9904A (03/92)          GENERAL CHANGE ENDORSE
TE9908C (03/92)          SOUND RECEIVING
TE9910B (03/92)          DRIVE OTHER CAR COVERAGE
TE9916 (03/92)           HIRED AUTOS SPEC AS COV AUTOS YO
TE9917G (08/95)          INDIVIDUAL NAMED INSURED
TE9930 (03/92)           TAPES AND RECORDS COVERAGE
TE9933 (03/92)           EMPLOYEES AS INSUREDS
TE9936 (03/92)           SOCIAL SERVICE AGENCIES-VOLUNTEE
TE9940A (03/92)          EXCLUSION OR EXCESS C0VERAGE
TE9941B (03/92)          EXL OF NAMED INS
TE9948 (03/92)           POLLUTION LIABILITY
TE9954A (11/93)          COV AUTO DESIG SYMBOL
TE9960A (03/92)          SUPP DEATH BENEFIT
TE9977A (03/92)          POLICY CHANGE
TE9978A (03/92)          LOSS PAYABLE CLAUSE
TE9984A (03/92)          NAMED OPERATOR COV


                                    ORIGINAL

                       SCHEDULE OF FORMS AND ENDORSEMENTS

                                                        Schedule 2.22 Attachment


                GAINSCO County Mutual Insurance Company - Garage

POLICY NUMBER:                                                NAMED INSURED
SPECIMEN GARAGE
-------------------------------------------------------------------------------------------------
Form/Endorsement No./Edition Date                             Form/Endorsement No./Edition Date

TE0005 (03/92)      GARAGE COVERAGE FORM
BA149 (08/00)       CHANGE IN AUTO ENDT
CA156(1)b (03/92)   GAR COV FORM-AUTO DEALER-PART1
CA156(2) (11/87)    GAR COV FORM-AUTO DEALER-PART2
CA157(1)a (4/89)    GAR COV FORM-NON DLR-PART1
CA157(2) (11/87)    GAR COV FORM-NON DLR-PART2
GL2040              BROAD FORM PRODUCTS COVERAGE
GL2010              BROADENDED COVERAGE-GARAGES
GL2030              OWNERS OF GARAGE PREMISES
TE00398 (12/92)     AMENDATORY ENDORSEMENT
TE0040  (01/94)     AMENDATORY ENDORSEMENT-TX
TE0202A (03/92)     CANCELLATION PROVISION
TE0301B (03/92)     DEDUCTIBLE LIAB INS
TE0401C (03/92)     PERSONAL INJURY PROT END
TE0406B (03/92)     MEXICO COV-LIMITED
TE0409D (05/94)     UNINSURED/UNDERINSURED INS
TE2001A (03/92)     ADDITIONAL INSURED-LESSOR
TE2046A (03/92)     CHANGES IN TRANSFER
TE2316A (03/92)     FORM F-MOTOR CARRIER
TE2330C (02/96)     FORM F-COMMERCIAL MOTOR
TE2503  (03/92)     FALSE PRETENSE COV
TE2505B (03/92)     GAR LOC & OPER MED PAYMENTS
TE2507A (03/92)     LOCATIONS & OPERATIONS NOT COV
TE9901B (03/92)     ADDITIONAL INSURED
TE9903B (03/92)     AUTO MEDICAL PAYMENTS
TE9904A (03/92)     GENERAL CHANGE ENDORSE
TE9908C (03/92)     SOUND RECEIVING
TE9910B (03/92)     DRIVE OTHER CAR-BROADENED COV
TE9917G (08/95)     INDIVIDUAL NAMED INSURED
TE9923A (03/92)     RENTAL REIMBURSEMENT COV
TE9930  (03/92)     TAPES AND RECORDS COVERAGE
TE9937A (03/92)     GARAGEKEEPERS INSURANCE
TE9940A (03/92)     EXCLUSION OR EXCESS COVERAGE
TE9941B (03/92)     EXL OF NAMED INS
TE9943A (03/92)     INCR LIM-OTHER THAN DES DRIVER
TE9954A (11/93)     COV AUTO DESIG SYMBOL
TE9960A (03/92)     SUPP DEATH BENEFIT
TE9976B (03/92)     FLEET SCHEDULE
TE9977A (03/92)     POLICY CHANGE
TE9978A (03/92)     LOSS PAYABLE CLAUSE
TE9979A (03/92)     TEXAS PREMIUM DISCOUNT
TE9984A (03/92)     NAMED OPERATOR COV
TE9985A (03/92)     NAMED OPERATOR COV (NON-OWNED)

CG(D) (01/93)       Declarations
UND-73 (01/93)      Texas Important Notice
GAJ0001 (01/93)     Policy Jacket
GAFMQCS (11/01)     Quality Control Sheet





                                    ORIGINAL

                       SCHEDULE OF FORMS AND ENDORSEMENTS

                                                        Schedule 2.22 Attachment

         GAINSCO County Mutual Insurance Company -- Farm Inland Marine

POLICY NUMBER:                                        NAMED INSURED
SPECIMEN IM
--------------------------------------------------------------------------------

Form/Endorsement No./Edition Date                 Title
GIM0001 (01/98)                               POLICY JACKET
GIM-DEC (01/98)                               FARM INLAND MARINE DEC
MAG150 (01/98)                                CERT OF INSURANCE
IL1201 (11/85)                                POLICY CHANGES
MAG102 (01/98)                                INSPECTION CHECKLIST
CM0001 (06/95)                                INLAND MARINE CONDITIONS
IL0171 (09/92)                                TX CHANGES -- LOSS PAYMENT
IL0275 (06/95)                                TX CHANGES -- CANCEL NONRENEWAL
MAG1030 (01/98)                               MOBILE AGR MACHINERY COV
UND64 (05/92)                                 TEXAS IMPORTANT NOTICE
INVOICE                                       INVOICE
MAG103 (01/98)                                Rating Worksheet
MAG101 (01/98)                                Application


                       ADDITIONAL FORMS AND ENDORSEMENTS

                                    ORIGINAL

                                                        Schedule 2.22 Attachment

Metropolitan Property and Casualty Insurance Company Fronting Program -- Personal Auto

     Form Name                                                    Form Number
     ---------                                                    -----------
 1   Texas Personal Auto Policy                                     7019-042
 2   Texas Auto Insurance Application                               1282-042
 3   Auto Declarations                                              1036-042
 4   Insurance ID Card                                              1044-042
 5   Important Notice                                               1445-042
     (Information About Making a Complaint)
 6   Consumer Bill of Rights                                        1265-042
 7   Cancellation for Nonpayment of Premium                         1378-078
 8   Important Notice                                               1886-042
     (Availability of Discounts)
 9   Important Notice                                               1134-042
     (Nonrenewal for NAF or Claims)
10   Important Notice                                               1428-042
     (Limited Liability Coverage for Family Members)
11   Texas PIP Rejection Form                                       1822-042
12   Notice of Cancellation of Insurance                            1014-042
13   Additional Insured Lessor                                      2531-042
14   Extended Nonowned Coverage for Named Individual                2532-042
15   Designation of Covered Person Organization                     2533-042
16   Federal Employees Using Autos in Government Business           2534-042
17   Exclusion of Named Driver                                      2535-042
18   Coverage for Sound Receiving and Transmitting Equipment        2535-042
19   Rental Reimbursement Coverage                                  2537-042
20   Towing and Labor Cost Coverage                                 2538-042
21   Loss Payable Clause                                            2845-042
22   Suspension of Insurance                                        2539-042
23   Reinstatement of Insurance                                     2540-042
24   Mexico Coverage -- Limited                                     2541-042
25   Amendatory Endorsement (General)                               2850-042
26   Group Form -- No Longer Available for Group Discount           5221-000
27   Expressit Payment Plan                                         1098-000
28   Important Notice                                               9047-000
     (Request to Cancel)
29   Payroll Authorization                                          9106-000
30   Important Notice                                               9187-000
     (Requesting PFM Report)
31   Communications to Leinholder                                   1379-000
32   Consumer Privacy Notice                                        1039-000
33   Notice of Proxy                                                1447-042
34   Supplemental Death Benefit                                     2558-042
35   Service/Claim Directory                                         5045-x
36   Amendatory Endorsement                                         2850-042
     (Duties After an Accident)
37   Good Student Notification                                      1820-000

                                                        Schedule 2.22 Attachment

                             OMNI INSURANCE COMPANY
               REINSURING GAINSCO COUNTY MUTUAL INSURANCE COMPANY
                 BUSINESS PRODUCED BY OMNI GENERAL AGENCY, INC.

                       TEXAS PRIVATE PASSENGER AUTO FORMS

FORM                                                                            CORRESPONDING
NUMBER        DESCRIPTION                           COVERAGE                    TEXAS FORM NUMBER
UW-100TX      Texas Private Passenger               Auto Application
TX-1          Texas Personal Auto Policy            ALL

TX-2-1        Rental Reimbursement Coverage         Rental                       523C.

TX-3          Towing & Labor Costs Coverage         T&L                          524A.

TX-5          Loss Payable Clause                   Comp & Coll.                 530A.

TX-6          Named Non-Owner Coverage              BI, PD, UM/UIM               57B.

TX-7          Exclusion of Named Driver
              Exclusion and Partial Rejection
              of Coverage                           PIP and UM/UIM               515A.

TX-8          Additional Equipment                  Add. Eq.
              Coverage for Tapes, Records
              and Other Devices                                                  520.

TX-9          Coverage For Sound Receiving
              Transmitting Equipment                Add. Eq.                     521A.

TX-10         Federal Employees Using
              Autos in Government Business          All                          513.

TX-11         Additional Insured - Lessor           Comp & Coll.                 510A.

TX-12         Nonrenewal Notice                     All                          None

TX-13         Loss Payable Clause - When            Comp. & Coll.                None
              Deductible is Greater Than            Only
              $500.00

TX-14         Mexico Coverage - Limited             All                          551.

U-71TX        Supplemental Death Benefit            BI                           573a

U-72TX        Supplemental Collision Coverage       Comp. & Coll.                None

2nd Edition (03/23/95) addition of TX-13
3rd Edition (02/01/96) addition of TX-14
4th Edition (5/23/96) addition of TX-14 to the policy jacket
5th Edition (1/12/00) addition of U-71TX and U-72TX

                                 SCHEDULE 2.24
                        Property and Casualty Insurance

                                                                           Pending Claims
                                                                           Relating to
                                                                           GAINSCO
Policy Type                            Insurer                             County Mutual           Term
-----------                            -------                             --------------          ----
Insurance Company E&O                  St. Paul                            notice to E&O           9/24/01  -  9/24/02
                                                                           carrier in process      notice of nonrenewal received
                                                                           to claim 33032*         No plans to renew or replace
                                                                                                   due to runoff status

Directors & Officers Liability         Westchester Fire                          none              9/24/00  -  9/24/03

                                       Travelers (excess)                        none

Financial Institution Bond             National Union Fire Ins. Co.              none              11/10/99 - 10/10/02
Fidelity, Forgery or Alteration,
Securities, Basic Bond

Fiduciary Liability                    The St. Paul                              none              1/1/02  -  1/1/03
                                                                                                   notice of nonrenewal received

Employment Practices Liability         The Hartford                              none              9/24/01  - 9/24/02

Insurance Producer Bond                RLI Surety                                none              12/05/01 - 12/05/04

Managing General Agent's Bond          Fidelity & Deposit Co.                    none              10/25/01 - 10/25/02
State of TX DOI Bond

County Mutual Insurance Company        prior bond not found;                     none              to be in place asap
State of TX Crime Bond (statute)       application being completed

Package Policy                         Chubb/Federal Insurance Co                none              12/16/01 - 12/16/02

Texas Business Auto                    Chubb/Federal Insurance Co                none              12/16/01 - 12/16/02

Texas Business Auto                    Chubb/Federal Insurance Co                none              12/16/01 - 12/16/02
 Out of State (FL Operation)

Workers' Comp and Empl Liab            Chubb/Federal Insurance Co                none              12/01/01 - 12/01/02

Commercial Catastrophe Liability       Lumbermens Mutual Casualty                none              12/16/01 - 12/16/02
                                        - Kemper

*Note: Claims manager requested review of every open GAINSCO County Mutual claim file to determine potential E&O related issues. This is the result of that review. No separate E&O log is maintained.

                                  SCHEDULE 2.29
                             Reinsurance Agreements

                  Reinsurance Contract                                           Effective Date
                  --------------------                                           --------------
(with applicable Interests and Liabilities Agreement(s)
               and Termination Addendum)

Commercial Business
Quota Share Reinsurance Treaty Attaching January 1,                                  1/1/93
1993 between and among General Agents Insurance
Company of America, Inc., MGA Insurance Company,
Inc. and GAINSCO County Mutual Insurance Company,
as amended

Reserve (Loss Portfolio Transfer)                                                   12/31/00
Commercial Quota Share                                                              12/31/00

Excess Casualty                                                                      1/1/95
         Addendum No. 1                                                              1/1/96
         Addendum No. 2                                                              1/1/97
         Addendum No. 3                                                              1/1/98
         Addendum No. 4                                                              3/1/98
         Addendum No. 5                                                              1/1/99
         Addendum No. 6                                                              1/1/99
         Addendum No. 7                                                              10/1/99
Excess Casualty                                                                      1/1/00
         Addendum No. 1                                                              1/1/01
Excess Casualty                                                                      1/1/01
Excess Casualty (originally effective 1/1/00                                         1/1/02

First Excess Casualty Clash                                                          1/1/95
First Excess Casualty Clash                                                          1/1/96
First Excess Casualty Clash                                                          1/1/97
First Excess Casualty Clash                                                          1/1/98
         Addendum No. 1                                                              3/1/98
         Addendum No. 2                                                              4/1/98
First Excess Casualty Clash                                                          1/1/99
         Addendum No. 1                                                              1/1/99
         Addendum No. 2                                                              9/1/99
First Excess Casualty Clash                                                          1/1/00

Second Excess Casualty clash                                                         1/1/95
Second Excess Casualty Clash                                                         1/1/96
Second Excess Casualty Clash                                                         1/1/97
Second Excess Casualty Clash                                                         1/1/98

                                  SCHEDULE 2.29
                             Reinsurance Agreements

Page 2 of 2

         Addendum No. 1                                                              3/1/98
         Addendum No. 2                                                              4/1/98
Second Excess Casualty Clash                                                         1/1/99
         Addendum No. 1                                                              1/1/99
         Addendum No. 2                                                              9/1/99
Second Excess Casualty Clash                                                         10/1/99
         Addendum No. 1                                                              1/1/00
Second Excess Casualty Clash                                                         1/1/00

Excess Casualty Clash                                                                1/1/00
Excess Casualty Clash                                                                1/1/02

Fronting Programs

100% Quota Share Reinsurance Agreement between                                       7/24/95
GAINSCO County Mutual Insurance Company and
Omni Insurance Company, as amended

100% Quota Share Reinsurance Agreement between                                       5/1/96
GAINSCO County Mutual Insurance Company and
Metropolitan Property and Casualty Insurance
Company, as amended

                                  SCHEDULE 2.32
                                  Voting Rights


The Company proxy is included either in the application form itself or as a form accompanying the application (See Schedule 2.22). Policyholders grant their right to vote at any meeting of the policyholders of the Company under the proxy.

Of 305 policies in force under the GAINSCO Fronting Arrangement, as of July 26, 2002, at least 55% of these policies are signed by the policyholder and grant the proxy as indicated.

The Company has been informed by Metropolitan that Metropolitan currently does not have signed proxies for a majority of its policies in force and that not all of the applications for policies in force include a form of proxy.

The representations in Section 2.32 and this Schedule 2.32, as regards policies issued and in force and related proxies under the Third Party Fronting Arrangements, rely solely on oral or verbal representations from Metropolitan and OMNI. Neither Sellers nor the Company have made any independent investigation in this regard.

                                  SCHEDULE 2.34
                             Officers and Directors


Officers

Robert W. Stallings                     Chairman of the Board
Glenn W. Anderson                       President and CEO
Daniel J. Coots                         Sr. Vice President, Treasurer and CFO
Carolyn E. Ray                          Sr. Vice President and Secretary
Richard M. Buxton                       Sr. Vice President
Richard A. Laabs                        Sr. Vice President
Kimberley L. Burgess                    Vice President
Jack Wisdom                             Vice President
Betty J. Graham                         Second Vice President
Scott A. Marek                          Assistant Vice President
Jeffrey R. Smeltzer                     Assistant Vice President


Directors

Robert W. Stallings
Glenn W. Anderson
Daniel J. Coots
Sam Rosen
Harden H. Wiedemann
John H. Williams